                                                                    EXHIBIT 10.6
================================================================================











                                CREDIT AGREEMENT

                          Dated as of January 31, 2001

                                      among

                              CERIDIAN CORPORATION
                           (DBA THE ARBITRON COMPANY),
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                           as the Administrative Agent
                                       and
                            Letter of Credit Issuer,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager











================================================================================

                                TABLE OF CONTENTS

Section                                                                                    Page
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS..................................................1
        1.01   Defined Terms.................................................................1
        1.02   Other Interpretive Provisions................................................25
        1.03   Accounting Terms.............................................................26
        1.04   Rounding.....................................................................26
        1.05   References to Agreements and Laws............................................26

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS...........................................26
        2.01   Loans........................................................................26
        2.02   Borrowings, Conversions and Continuations of Loans...........................26
        2.03   Letters of Credit............................................................28
        2.04   Optional Prepayments.........................................................34
        2.05   Mandatory Prepayments........................................................35
        2.06   Reduction or Termination of Commitments......................................35
        2.07   Repayment of Loans...........................................................37
        2.08   Interest.....................................................................37
        2.09   Fees.........................................................................38
        2.10   Computation of Interest and Fees.............................................38
        2.11   Evidence of Debt.............................................................38
        2.12   Payments Generally...........................................................39
        2.13   Sharing of Payments..........................................................41
        2.14   Security and Guaranties......................................................41

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY.........................................42
        3.01   Taxes........................................................................42
        3.02   Illegality...................................................................43
        3.03   Inability to Determine Rates.................................................43
        3.04   Increased Cost and Reduced Return; Capital Adequacy..........................44
        3.05   Funding Losses...............................................................44
        3.06   Matters Applicable to all Requests for Compensation..........................45
        3.07   Survival.....................................................................45

ARTICLE IV. CONDITIONS PRECEDENT............................................................46
        4.01   Conditions to Effectiveness..................................................46
        4.02   Conditions to Initial Credit Extension.......................................49
        4.03   Conditions to all Credit Extensions..........................................51

ARTICLE V. REPRESENTATIONS AND WARRANTIES...................................................52
        5.01   Corporate Existence and Power................................................52
        5.02   Corporate Authorization; No Contravention....................................52
        5.03   Governmental Authorization...................................................53
        5.04   Binding Effect...............................................................53
        5.05   Litigation...................................................................53

                                       i.

        5.06   No Default...................................................................54
        5.07   ERISA Compliance.............................................................54
        5.08   Title to Properties..........................................................55
        5.09   Taxes........................................................................55
        5.10   Financial Condition..........................................................56
        5.11   Environmental Matters........................................................56
        5.12   Regulated Entities...........................................................57
        5.13   Collateral Documents.........................................................57
        5.14   No Burdensome Restrictions...................................................57
        5.15   Solvency.....................................................................57
        5.16   Labor Relations..............................................................58
        5.17   Intellectual Property; Proprietary Information...............................58
        5.18   Insurance....................................................................59
        5.19   Employment Agreements........................................................59
        5.20   Spin-Off Documents; Private Placement Documents..............................59
        5.21   Capitalization; Subsidiaries.................................................59
        5.22   Margin Regulations...........................................................60
        5.23   Brokers; Certain Expenses....................................................60
        5.24   Year End.....................................................................60
        5.25   Third Party Consents.........................................................60
        5.26   Existing Indebtedness........................................................61
        5.27   New Ceridian Obligations.....................................................61
        5.28   Swap Contracts...............................................................61
        5.29   Full Disclosure..............................................................61

ARTICLE VI. AFFIRMATIVE COVENANTS...........................................................61
        6.01   Financial Statements.........................................................61
        6.02   Certificates; Other Information..............................................62
        6.03   Notices......................................................................63
        6.04   Preservation of Corporate Existence, Etc.....................................65
        6.05   Maintenance of Property......................................................65
        6.06   Insurance....................................................................66
        6.07   Payment of Obligations.......................................................66
        6.08   Compliance with Laws.........................................................66
        6.09   ERISA Compliance.............................................................67
        6.10   Interest Rate Protection.....................................................67
        6.11   Inspection of Property and Books and Records.................................67
        6.12   Environmental Laws...........................................................67
        6.13   Use of Proceeds..............................................................67
        6.14   Additional Guarantors........................................................68
        6.15   Additional Subsidiaries......................................................68
        6.16   Additional Intellectual Property.............................................68
        6.17   Licenses.....................................................................69
        6.18   Further Assurances...........................................................69

ARTICLE VII. NEGATIVE COVENANTS.............................................................70
        7.01   Limitation on Liens..........................................................70

                                       ii.

        7.02   Mergers and Consolidations...................................................72
        7.03   Indebtedness.................................................................72
        7.04   Disposition of Assets........................................................73
        7.05   Contingent Obligations.......................................................75
        7.06   Loans and Investments........................................................76
        7.07   Dividends and Payments.......................................................77
        7.08   Use of Proceeds..............................................................77
        7.09   Hostile Acquisition..........................................................78
        7.10   Leverage Ratio...............................................................78
        7.11   Fixed Charge Coverage Ratio..................................................78
        7.12   Foreign Subsidiaries.........................................................79
        7.13   Change in Business...........................................................79
        7.14   Accounting Changes...........................................................79
        7.15   Certain Contracts............................................................79
        7.16   Transactions with Affiliates.................................................80
        7.17   Capital Expenditures.........................................................80
        7.18   Sales and Leasebacks.........................................................81
        7.19   Certain Tax Matters..........................................................81

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES................................................81
        8.01   Events of Default............................................................81
        8.02   Remedies Upon Event of Default...............................................84

ARTICLE IX. ADMINISTRATIVE AGENT............................................................85
        9.01   Appointment and Authorization of Administrative Agent........................85
        9.02   Delegation of Duties.........................................................85
        9.03   Liability of Administrative Agent............................................85
        9.04   Reliance by Administrative Agent.............................................86
        9.05   Notice of Default............................................................86
        9.06   Credit Decision; Disclosure of Information by Administrative Agent...........87
        9.07   Indemnification of Administrative Agent......................................87
        9.08   Administrative Agent in its Individual Capacity..............................88
        9.09   Successor Administrative Agent...............................................88
        9.10   Other Agents; Lead Managers..................................................88
        9.11   Collateral Matters...........................................................89

ARTICLE X. MISCELLANEOUS....................................................................89
        10.01  Amendments, Etc..............................................................89
        10.02  Notices and Other Communications; Facsimile Copies...........................91
        10.03  No Waiver; Cumulative Remedies...............................................92
        10.04  Attorney Costs, Expenses and Taxes...........................................92
        10.05  Indemnification by the Borrower..............................................92
        10.06  Payments Set Aside...........................................................93
        10.07  Successors and Assigns.......................................................96
        10.08  Confidentiality..............................................................97
        10.09  Set-off......................................................................97
        10.10  Interest Rate Limitation.....................................................97

                                      iii.


        10.11  Counterparts.................................................................97
        10.12  Integration..................................................................97
        10.13  Survival of Representations and Warranties...................................97
        10.14  Severability.................................................................98
        10.15  Foreign Lenders..............................................................98
        10.16  Removal and Replacement of Lenders...........................................99
        10.17  Governing Law................................................................99
        10.18  Waiver of Right to Trial by Jury............................................100

SCHEDULES

        1.01(e)   Existing Letters of Credit
        1.01(i)   Initial Permitted Indebtedness
        1.01(s)   Spin-Off Documents
        2.01      Commitments and Pro Rata Shares
        5.05      Litigation Affecting Loan Parties
        5.07      ERISA Compliance
        5.10      Contingent Obligations
        5.11      Environmental Matters
        5.17      Intellectual Property; Proprietary Information
        5.19      Employment Agreements
        5.21      Capitalization; Subsidiaries
        5.23      Brokers' Fees and Related Expenses
        5.25      Third Party Consents
        7.01      Permitted Liens
        7.02(b)   Permitted Transactions
        7.06(b)   Permitted Investments
        10.02     Eurodollar and Domestic Lending Offices, Addresses for Notices

                                      iv.

EXHIBITS

                  FORM OF

           A      Loan Notice
           B      Loan Note
           C      Compliance Certificate
           D      Assignment and Acceptance
           E      New Ceridian Guaranty
           F      Subsidiary Guaranty
           G      Borrower Security Agreement
           H      Subsidiary Security Agreement
           I      Supplemental IP Security Agreement
           J      Borrower Pledge Agreement
           K      Subsidiary Pledge Agreement
           L      Effectiveness Date Opinion of Counsel (Content Summary)
           M      Closing Date Opinion of Counsel (Content Summary)
           N      Additional Guarantor Assumption Agreement
           O      Additional Guarantor Opinion of Counsel


                                       v.

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT ("Agreement") is entered into as of January ___, 2001, among CERIDIAN CORPORATION, a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as the Administrative Agent and L/C Issuer, and FLEET NATIONAL BANK, as the Syndication Agent.

        The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

        1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

        "Account Control Agreement" means any account control agreement, deposit account control agreement, lockbox or other agreement with any securities intermediary or depository granting control with respect to any investment property or deposit account for purposes of Article 9 of the UCC or other applicable law.

        "Acquisition" means, as to the Borrower and each of its Subsidiaries, any transaction or series of related transactions for the purpose of or resulting directly or indirectly in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

        "Additional Guarantor Assumption Agreement" has the meaning specified in
Section 6.14(a).

        "Administrative Agent" means Bank of America in its capacity as the administrative agent under any of the Loan Documents, or any successor administrative agent, and, to the extent applicable, in its capacity as "Collateral Agent" under and as defined in the Intercreditor Agreement.

        "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

        "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or



                                       1.

indirectly, power (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Agent/Arranger Fee Letter" has the meaning specified in Section
2.09(b).

        "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Aggregate Distributable Income" means an amount equal to 50% of Consolidated Net Income (positive or negative) calculated on a cumulative basis, based on the year-end financial statements delivered to the Administrative Agent pursuant to Section 6.01(a); provided that any and all amounts paid pursuant to
Section 7.07(a)(iv) or pursuant to any equivalent provision in the Private Placement Documents shall reduce the amount of Aggregate Distributable Income on a dollar for dollar basis.

        "Aggregate Commitments" has the meaning set forth in the definition of "Commitment."

        "Agreement" means this Credit Agreement.

        "Applicable Rate" means the following percentages per annum, each based upon the applicable "Pricing Level":

                                        APPLICABLE RATE
         ---------------------------------------------------------------------------------
                                                             Eurodollar
                                                                Rate +
                                                            -------------
           Pricing                             Commitment    Letters of       Base Rate
            Level         Leverage Ratio           Fee         Credit             +
         --------------------------------------------------------------------------------
              1       Less than or equal to      0.375%       2.00%             0.500%
                              1.50:1
              2       Less than or equal to      0.400%       2.125%            0.750%
                        2.00:1 but greater
                           than 1.50:1
              3       Less than or equal to      0.425%       2.250%            0.875%
                        2.50:1 but greater
                           than 2.00:1
              4       Less than or equal to      0.475%       2.375%            1.000%
                        3.00:1 but greater
                           than 2.50:1
              5       Less than or equal to      0.500%       2.500%            1.125%
                        3.50:1 but greater
                           than 3.00:1
              6        Greater than 3.50:1       0.550%       2.750%            1.250%
         --------------------------------------------------------------------------------


                                       2.

Initially, and at all times during the first 180 days after the Closing Date, the applicable Pricing Level shall be Level 5 unless the Leverage Ratio, as evidenced in the pro forma Compliance Certificate delivered on the Closing Date or thereafter (based on the Compliance Certificates delivered under Section 6.02(a)), equates to Level 6, in which case the applicable Pricing Level shall be Level 6 thereafter for the balance of such 180-day period. Each change in the Applicable Rate based on a change of the Leverage Ratio shall be effective five Business Days after the date the most recent Compliance Certificate is received by the Administrative Agent until but excluding the date five Business Days after the next Compliance Certificate is received. In the event that the Borrower shall fail to deliver the Compliance Certificate within the time period provided by Section 6.02(a), then, without limitation of the Lenders' other rights and remedies hereunder, the Pricing Level shall be Level 6 from the date upon which such Compliance Certificate was due under Section 6.02(a) until the date upon which such Compliance Certificate is actually received by the Administrative Agent.

        "Arbitron Business" means collectively the businesses of: (a) providing media and marketing research services to broadcasters, advertising agencies, advertisers, on-line webcasters and cable television; (b) providing media audience and consumer retail behavior research services to cable systems, broadcasters, magazines, advertising agencies and newspapers; and (c) providing application software used to access and analyze media audience information and software applications to access and analyze consumer retail behavior and media usage.

        "Arbitron Subsidiaries" means, at all times prior to the Spin-Off Consummation Date, those Subsidiaries designated as Arbitron Subsidiaries on
Schedule 5.21 and, at all times after the Spin-Off Consummation Date, all Subsidiaries of the Borrower.

        "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

        "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit D.

        "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the non-duplicative allocated cost of internal legal services and all disbursements of internal counsel.

        "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

        "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal years ended December 31, 1998 and December 31, 1999 (in each case, giving effect to the Spin-Off Transaction) and the related consolidated statements of income and cash flows for the fiscal years of the Borrower ended December 31,



                                       3.

1997, December 31, 1998 and December 31, 1999, each in the final form attached to the Form 10.

        "Bank of America" means Bank of America, N.A.

        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

        "Borrower" has the meaning set forth in the introductory paragraph hereto.

        "Borrower Pledge Agreement" means a Pledge Agreement executed by the Borrower, in substantially the form of Exhibit J.

        "Borrower Security Agreement" means a Security Agreement executed by the Borrower, in substantially the form of Exhibit G.

        "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

        "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

        "Capital Lease" means, as applied to any Person, any lease of property by such Person as lessee that is classified as a capital lease under GAAP.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. Effective as of the time of such pledge, deposit or delivery, the Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent as depository.



                                       4.

        "Cash Equivalents" means:

        (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof, having maturities of not more than six months from the date of acquisition;

        (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Lender, or by any U.S. commercial or investment bank or broker having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by S&P and P-1 by Moody's;

        (c) commercial paper or promissory notes of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than three months; and

        (d) money market funds that comply with all material provisions of Rule 2a-7 issued by the SEC under the Investment Company Act of 1940.

        "Change of Control" means, with respect to the Borrower, an event or series of events by which:

        (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Borrower or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire (such rights, "option rights"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity interests of the Borrower on a partially diluted basis taking into account equity interests realizable upon the exercise of such person's or group's option rights; or

        (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

        "Closing Date" means the first date all the conditions precedent in
Section 4.02 are satisfied or waived in accordance with Section 4.02.

                                       5.

        "Co-Agent" means Fleet National Bank in its capacity as syndication agent hereunder.

        "Code" means the Internal Revenue Code of 1986.

        "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower or any Guarantor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders, whether under this Agreement or under any other Collateral Documents.

        "Collateral Agent" has the meaning specified in the Intercreditor Agreement.

        "Collateral Documents" means, collectively, (i) the Security Agreements,
(ii) the Pledge Agreements, (iii) all Account Control Agreements executed and delivered pursuant to any other Loan Document, (iv) all documents executed by the Borrower to accomplish Cash Collateralization or pledges of deposit accounts, and (v) all licenses, UCC financing statements, notices and other documents executed from time to time under or in connection with the foregoing.

        "Commitment" means, as to each Lender, its obligation (a) to make Loans to the Borrower pursuant to Section 2.01, and (b) to purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

        "Compensation Period" has the meaning specified in Section 2.12(d)(ii).

        "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

        "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, plus (d) the amount of all depreciation expense and amortization expense for such period, less (e) interest income for such period; provided, however, that Consolidated Net Income shall be computed for these purposes without giving effect to (i) extraordinary non-cash losses or non-cash gains, or (ii) non-cash losses or non-cash gains from discontinued operations, except that cash payments made in any current period in respect of non-cash charges incurred under clause (i) or (ii) in any previous period shall be deducted from Consolidated Net Income in such current period.

        "Consolidated Funded Indebtedness" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, all
(a) obligations for borrowed money, (b) obligations evidenced by bonds, debentures, notes and loan agreements, (c) obligations in respect of letters of credit, surety bonds, bankers' acceptances or similar instruments, (d) obligations to pay the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business pursuant to ordinary terms and paid within the specified time), (e) Attributable Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with Synthetic Lease Obligations and Capital Leases and (f) Guaranty



                                       6.

Obligations of the Borrower and its Subsidiaries in respect of obligations of any Person in the nature of (a) through (d) above.

        "Consolidated Interest Expense" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, but excluding any fees, charges and expenses of the Borrower and its Subsidiaries arising from the negotiation, execution, closing and consummation of the Spin-Off Documents and the "Facility Documents" (as such term is defined in the Intercreditor Agreement); and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

        "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

        "Consolidated Net Worth" means, as of any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity on the date of determination as determined in accordance with GAAP.

        "Consolidated Total Assets" means, as of any date of determination, the total consolidated assets of the Borrower and its Subsidiaries as determined in accordance with GAAP.

        "Contingent Obligation" means, as to the Borrower or any of its Subsidiaries, (a) any Guaranty Obligation of that Person; (b) any reimbursement obligation of that Person with respect to a standby letter of credit, surety bond, banker's acceptance, bank guaranty or similar instrument; (c) any obligation of that Person to purchase any materials, supplies or other property from, or to obtain the services of, another Person (other than the Borrower or one of its Subsidiaries) if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; and (d) all Indebtedness (other than that of the Borrower or any of its Subsidiaries) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the Borrower or any such Subsidiary.

        "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Credit Extension" means each of the following: (a) a Borrowing, and (b) an L/C Credit Extension.

        "Current Portion of Long Term Debt" means, as of any date of determination, in respect of the Borrower and its Subsidiaries on a consolidated basis, (a) current portion of long term debt



                                       7.

as determined on such date in accordance with GAAP, plus (b) an amount equal to the amount, if any, by which the Outstanding Amount on such date exceeds (i) the Aggregate Commitments on such date less (ii) the amount of any mandatory reduction in Aggregate Commitments scheduled to occur within the four fiscal quarter period commencing on such date pursuant to Section 2.06(b)(i); provided, however, during the 365 days prior to the scheduled Maturity Date (under clause
(a) of the definition of such term), "Current Portion of Long Term Debt" shall be calculated excluding the then-Outstanding Amount.

        "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

        "Disposition" or "Dispose" means the direct or indirect sale, assignment, conveyance, lease, transfer, license or other disposition (including any sale and leaseback transaction) of any property (other than cash or Cash Equivalents) by any Person, including any sale, assignment, transfer or other disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

        "Distribution" means the distribution by dividend of all stock of New Ceridian held by the Borrower to the Borrower's shareholders, pursuant to a tax-free transaction under Section 355 of the Code and undertaken pursuant to the Spin-Off Documents.

        "Dollar" and "$" means lawful money of the United States of America.

        "EBITDA" means, in respect of any Person, for any period as determined in accordance with GAAP, an amount equal to the sum of (a) net income, plus (b) interest expense, plus (c) the amount of taxes, based on or measured by income, used or included in the determination of such net income, plus (d) the amount of all depreciation expense and amortization expense for such period, less (e) interest income for such period; provided, however, that net income shall be computed for these purposes without giving effect to (i) extraordinary non-cash losses or non-cash gains, or (ii) non-cash losses or non-cash gains from discontinued operations, except that cash payments made in any current period in respect of non-cash charges incurred under clause (i) or (ii) in any previous period shall be deducted from consolidated net income in such current period.



                                       8.

        "Effectiveness Date" means the first day all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(c), waived by the Person entitled to receive the applicable payment).

        "Eligible Assignee" has the meaning specified in Section 10.07(h).

        "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the alleged or actual presence, placement, migration, spillage, leakage, disposal, discharge, emission or release of any Hazardous Material at, in, or from property, whether or not owned by the Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations, registration requirements and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and land use matters or health and safety matters involving Hazardous Materials.

        "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that is currently or at any relevant time in the past was under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.



                                       9.

        "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

          Eurodollar Rate  =             Eurodollar Base Rate
                              --------------------------------------------
                                 1.00 -- Eurodollar Reserve Percentage

        Where,

               "Eurodollar Base Rate" means, for such Interest Period:


        (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

        (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

        (c)     in the event the rates referenced in the preceding subsections
(a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/16th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

        "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period. The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.



                                      10.

        "Eurodollar Rate Loan" means a means a Loan that bears interest at a rate based on the Eurodollar Rate.

        "Event of Default" means any of the events or circumstances specified in
Article VIII.

        "Event of Loss" means with respect to any asset of any Person, any of the following: (i) any loss, destruction or damage of such asset; (ii) any sale or transfer of such asset in connection with any pending or threatened institution of any proceedings for the condemnation of or seizure of such asset or of any right of any eminent domain; or (iii) any actual condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such asset, or confiscation of such asset or requisition of the use of such asset.

        "Evergreen Letter of Credit" has the meaning specified in Section 2.03(b)(iii).

        "Excess Cash Flow" means, for any fiscal year, in respect of the Borrower and its Subsidiaries on a consolidated basis, the excess, if any, of Consolidated EBITDA, less the sum of (a) the aggregate amount of all principal payments made during such year pursuant to (i) Section 2.05 and (ii) the Private Placement Documents, plus (b) Consolidated Interest Expense for such year, plus
(c) capital expenditures and (without duplication) PPM Expenditures, to the extent such expenditures are actually made during such year and are otherwise permitted under Article VII, plus (d) cash taxes actually paid during such year; provided, however, that Excess Cash Flow shall be calculated without taking into account Consolidated EBITDA, Consolidated Interest Expense, capital expenditures or cash taxes accrued or paid prior to the Spin-Off Consummation Date.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Existing Credit Facility" means that certain Amended and Restated Credit Agreement dated as of July 31, 1997 among the Borrower, Bank of America, as agent, and a syndicate of lenders, and after giving effect to that certain "Waiver to Credit Agreement" entered into by such parties dated as of December 20, 2000.

        "Existing Letters of Credit" means the letters of credit set forth on
Schedule 1.01(e) and issued by the "Issuing Bank" under, and as defined in, the Existing Credit Facility.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America.



                                      11.

        "Foreign Lender" has the meaning specified in Section 10.15.

        "Foreign Subsidiary" means any Subsidiary of the Borrower incorporated or organized, and existing, under the laws of any jurisdiction other than the United States or any state thereof.

        "Form 10" means, until the Closing Date, that certain Form 10 filing prepared by New Ceridian and delivered to the SEC on or about December 6, 2000 in connection with the Spin-Off Transaction, as amended by that amendment filed with the SEC on or about December 22, 2000, and by that amendment filed with the SEC on or about January 22, 2001. From and after the Closing Date, the term "Form 10" also includes: (a) any amendments to the Form 10 filed with the SEC between the Effectiveness Date and the Closing Date to the extent permitted by
Section 4.02(a)(i)(H), and (b) any amendments filed with the SEC after the Closing Date to the extent necessary to accommodate changes to the Spin-Off Documents permitted by Section 7.15(c).

        "Form 10 Financial Statements" means the Audited Financial Statements plus all related unaudited financial statements of the Borrower filed with the Form 10.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guarantor" means each Arbitron Subsidiary party to a Guaranty and, at all times prior to the Spin-Off Consummation Date, New Ceridian.

        "Guaranties" means the Subsidiary Guaranties and the New Ceridian Guaranty.

        "Guaranty Obligation" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in



                                      12.

respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

        "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, hazardous chemicals, special waste, hazardous substance, hazardous material, regulated substance, or toxic substance, or petroleum or petroleum derived substance or waste.

        "Honor Date" has the meaning set forth in Section 2.03(c)(i).

        "Indebtedness" means, as to any Person at a particular time, all of the following:

                (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                (b) any fixed (non-contingent) obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

                (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the Swap Termination Value, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

                (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business pursuant to ordinary terms and paid within the specified time), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                (e)     Capital Leases and Synthetic Lease Obligations.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (that is not itself a corporation, limited liability company or limited


                                      13.

liability partnership) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Without limiting the generality of the foregoing, any indebtedness of the Borrower to any of the Borrower's Wholly-Owned Subsidiaries, or of any of the Borrower's Wholly-Owned Subsidiaries to other of the Borrower's Wholly-Owned Subsidiaries, shall not constitute Indebtedness hereunder.

        "Indemnified Liabilities" has the meaning set forth in Section 10.05.

        "Indemnitees" has the meaning set forth in Section 10.05.

        "Initial Permitted Indebtedness" means that Indebtedness set forth on
Schedule 1.01(i).

        "Intellectual Property" means all trademarks, trademark rights, trade names, trade name rights, service marks, patents, pending patent applications, copyrights, franchises, authorizations, inventions, Proprietary Information and goodwill now existing or hereafter arising, and all other intellectual property rights held or used by the Borrower and its Subsidiaries.

        "Intercreditor Agreement" means that Intercreditor Agreement, dated as of the Closing Date, entered into among the Collateral Agent, the Administrative Agent, the Private Placement Noteholders, and the "Swap Provider" (as defined therein) as counterparty to Specified Swap Contracts, in form and substance satisfactory to the Administrative Agent and the Lenders.

        "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

        "Interest Period" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                        (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                        (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and



                                      14.

                        (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

        "Investment" of a Person means (i) the outstanding principal amount of any loan, advance, extension of credit (other than loans, advances or extensions of credit arising in the Ordinary Course of Business), or (ii) the amount (measured by the amount of cash expended or the then-current fair market value of other assets, including stock of such Person, utilized as consideration) of any contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership or membership interests, notes, debentures or other securities of any other Person made by such Person, reduced by the amount of any distribution by such other Person constituting a return of capital, any payment of principal on such notes, debentures or other debt securities, or any proceeds from the sale of any equity or debt securities of such other Person.

        "IRS" means the United States Internal Revenue Service.

        "IRS Ruling Letter" means an affirmative private letter ruling by the IRS regarding the tax-free nature of the Spin-Off Transaction.

        "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

        "L/C Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

        "L/C Backstop Date" means the day that is seven days prior to the scheduled Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

        "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

        "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

        "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

        "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.



                                      15.

        "L/C Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $25,000,000. The L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "Lead Lender" means Bank of America or Fleet National Bank.

        "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

        "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        "Letters of Credit" means any standby letters of credit issued or deemed issued hereunder, and shall include the Existing Letters of Credit.

        "Leverage Ratio" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable, but excluding the interest of a lessor under an Operating Lease.

        "Loan" has the meaning specified in Section 2.01.

        "Loan Documents" means this Agreement, each Loan Note, the Collateral Documents, the Guaranties, each Additional Guarantor Assumption Agreement, the Intercreditor Agreement, each Request for Credit Extension, the Agent/Arranger Fee Letter, and each Compliance Certificate and other certificates delivered under any of the foregoing.

        "Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

        "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

        "Loan Parties" means, collectively, the Borrower and all Guarantors.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole and includes, at any time prior to the Spin-Off Consummation Date, New Ceridian and its Subsidiaries taken as a whole;



                                      16.

(b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or, at any time prior to the Spin-Off Consummation Date, the ability of New Ceridian to perform its obligations under any Spin-Off Document to which it is party; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Loan Party or Subsidiary of any Loan Document to which it is a party or, at any time prior to the Spin-Off Consummation Date, against New Ceridian of any Spin-Off Document to which it is a party, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

        "Material Software" means, at any time, any software program (including all releases, versions and modifications thereof) developed, acquired or used in connection with the Arbitron Business and as to which the Borrower and its Subsidiaries have received gross royalty or license payments from any and all third parties in an aggregate amount in excess of $1,000,000 during any of the five fiscal years preceding such time.

        "Material Subsidiary" means, at any time, any Arbitron Subsidiary: (a) the assets of which are either 5% or more of Consolidated Total Assets (or the equivalent thereof in another currency) or the gross revenues of which are 5% or more of consolidated gross revenue of the Borrower and its Subsidiaries, based on the most recent financial statements delivered to the Administrative Agent under Section 4.01(a), 4.02(a) or 6.01; or (b) designated by the Borrower as a Material Subsidiary pursuant to Section 6.15(b) and not de-designated pursuant to Section 6.15(c).

        "Maturity Date" means (a) the date that is five years after the Closing Date, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

        "Maximum Rate" has the meaning specified in Section 10.10.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

        "Net Cash Proceeds" has the meaning specified in Section 2.06(b)(ii).

        "New Ceridian" means New Ceridian Corporation, a Delaware corporation.

        "New Ceridian Assets" means, at all times prior to the Spin-Off Consummation Date, all assets of the Borrower and its Subsidiaries intended (consistent with the Form 10) to be transferred to New Ceridian pursuant to the Separation and not including any assets necessary to conduct the Arbitron Business.

        "New Ceridian Credit Agreement" means that certain Credit Agreement dated as of the Effectiveness Date, among New Ceridian, the lenders from time to time party thereto and Bank of America, N.A., as the administrative agent.



                                      17.

        "New Ceridian Guaranty" means a Guaranty executed by New Ceridian, in substantially the form of Exhibit E.

        "Nielsen" means Nielsen Media Research, Inc., a Delaware corporation.

        "Nielsen JV" means a joint venture that may be created upon the exercise of an option granted to Nielsen pursuant to the Nielsen JV Option Agreement.

        "Nielsen JV Option Agreement" means that Option Agreement between the Borrower and Nielsen dated as of May 31, 2000 and as in effect as of the Effectiveness Date.

        "Nonrenewal Notice Date" has the meaning specified in Section 2.03(b)(iii).

        "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder" office, central filing office, or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a lien securing obligations owing to a Governmental Authority.

        "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

        "Operating Lease" means, as applied to any Person, any lease of property which is not a Capital Lease.

        "Ordinary Course of Business" means, in respect of any transaction involving the Borrower or any Subsidiary, the ordinary course of such Person's business, as conducted by any such Person (or its predecessor) in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

        "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

        "Other Taxes" has the meaning specified in Section 3.01(b).

        "Outstanding Amount" means (i) with respect to Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, occurring on such date; and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C

                                      18.

Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        "Participant" has the meaning specified in Section 10.07(d).

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

        "Permitted Acquisition" means any Acquisition as to which all of the following conditions are satisfied: (a) total cash and non cash consideration (including any deferred payment) paid or required to be paid by the Borrower and its Subsidiaries in connection with such Acquisition does not exceed $30,000,000; (b) after giving effect to such Acquisition, total cash and non cash consideration (including any deferred payment) paid or required to be paid by the Borrower and its Subsidiaries in connection with all such Acquisitions in any fiscal year does not exceed $50,000,000; (c) after giving effect to such Acquisition, the Person, or business or division of such Person, so acquired shall be a division or Wholly-Owned Subsidiary of the Borrower or one of its Subsidiaries; and (d) immediately after giving effect to such Acquisition, there shall exist no Default or Event of Default.

        "Permitted Indebtedness" has the meaning specified in Section 7.03(a).

        "Permitted Liens" has the meaning specified in Section 7.01.

        "Permitted Nielsen JV" means any Person that is a Nielsen JV, provided the following conditions are at all times satisfied: (i) such Person is an entity duly formed and existing under the Laws of its jurisdiction of incorporation or organization; (ii) no less than 50% of the beneficial ownership of such person is owned by the Borrower and such Person is not a Subsidiary of Nielsen or of any Affiliate of Nielsen; (iii) the assets and property of such Person consisting of Intellectual Property or Proprietary Information contributed by the Borrower or any Subsidiary of the Borrower are subject to no Liens in favor of any other Person other than Permitted Liens; (iv) such Person is authorized to use and license the Borrower's PPM Technology to the extent, but only to the extent, consistent with the Nielsen JV Option Agreement; and (v) the Organization Documents, and all material contracts and licenses of such Person entered into, directly or indirectly, with the Borrower or any Subsidiary, and other material contracts to be entered into by such Person substantially contemporaneously with its organization are in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

        "Permitted Swap Contract" means any Swap Contract entered into by the Borrower or any Subsidiary for which each of the following conditions is satisfied: (a) such contract is (or was) entered into by such Person in the Ordinary Course of Business for the purpose of directly



                                      19.

mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person (including any Swap Contract entered into by the Borrower or any Subsidiary for the purpose of hedging interest rate risk arising in connection with the Obligations (a "Specified Swap Contract")), or with changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; and (b) such Swap Contract does not contain: (i) any provision (a "walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) with respect to any Swap Contract that it is not a Specified Swap Contract, any provision creating or permitting the declaration of an event of default, termination event, or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 8.01(a)).

        "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

        "Placement Agent" means Banc of America Securities LLC or such other Person designated as the placement agent under the terms of the Private Placement Documents.

        "Pledge Agreements" means the Borrower Pledge Agreement and the Subsidiary Pledge Agreements.

        "Pledged Collateral" has the meaning specified in the Pledge Agreements.

        "PPM Expenditures" means (a) at any time prior to the initial exercise of the option under the Nielsen JV Option Agreement to establish a Nielsen JV, all capital expenditures and capitalized expenditures (including in respect of software development and acquisition), made or incurred by the Borrower or its Subsidiaries in anticipation of a Nielsen JV or in furtherance of the development or Disposition of PPM Technology, and (b) at any time thereafter, the sum of the items specified in clause (a) plus all Investments made by the Borrower and its Subsidiaries in any and all Nielsen JV's.

        "PPM Technology" means (a) all patent, copyright and other intellectual property rights and technology of the Borrower and its Subsidiaries in the Borrower's "Portable People Meter" and "Critical Band Encoding Technique," as such terms are defined in the Nielsen JV Option Agreement, together with all improvements and additions thereto, and (b) all other audio encoding patents held by the Borrower and subject to the Nielsen JV Option Agreement.

        "Preliminary Opening Balance Sheet" has the meaning specified in Section 4.01(a)(viii).

        "Private Placement" means a private placement of senior secured notes of the Borrower in an aggregate principal amount of not less than $50,000,000 pursuant to the Private Placement Documents and entered into on or before the Effectiveness Date.

        "Private Placement Documents" means, collectively, the Note Purchase Agreement dated of near or even date herewith among the Borrower, John Hancock Life Insurance Company and the other Private Placement Noteholders party thereto, together with all "Note Documents" as defined in such Note Purchase Agreement.



                                      20.

        "Private Placement Noteholders" means the "Note Holders" under and as defined in the Private Placement Documents.

        "Proprietary Information" means, as to the Borrower and each of its Subsidiaries, such Person's trade secrets, including know-how, computer programs, and technical data, used in the development, production and sale of products and services.

        "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment, and set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

        "Register" has the meaning set forth in Section 10.07(c).

        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

        "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, an L/C Application.

        "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

        "Responsible Officer" means the president, chief executive officer, chief financial officer, treasurer or controller of a Loan Party, and also includes, in respect of the Borrower, the Executive Vice President of Finance and Planning of Arbitron. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

        "Revocable" means, in relation to any license of Intellectual Property, that such license may be revoked or terminated by the licensor at any time or upon a default or breach of condition by the licensee.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Scarborough Partnership" means that New York general partnership created pursuant to the Scarborough Partnership Agreement.

        "Scarborough Partnership Agreement" means that Partnership Agreement between VNU Advertising Expenditure Corp. and the Borrower, dated as of December 31, 1994, as amended and in effect as of the Effectiveness Date.

        "SEC" means the Securities and Exchange Commission.

                                      21.

        "Security Agreements" means the Borrower Security Agreement, the Subsidiary Security Agreements and the Supplemental IP Security Agreements.

        "Senior Credit Ratable Amount" means, at any time, with reference to any mandatory prepayment hereunder pursuant to Section 2.05, an amount equal to the quotient of: (a) the Aggregate Commitments at such time, divided by (b) the sum of (i) the Aggregate Commitments at such time, plus (ii) the principal amount outstanding at such time of all notes issued pursuant to the Private Placement; provided, however, that if there exists at such time no mandatory prepayment requirement pursuant to the Private Placement Documents in respect of such prepayment, or if any such mandatory prepayment has been waived, the "Senior Credit Ratable Amount" shall equal 1.0.

        "Senior Note Indenture" means that Indenture dated as of June 10, 1999 between Ceridian Corporation, as Issuer, and the Bank of New York, as Trustee, relating to 7.25% Senior Notes due 2004.

        "Separation" means the consummation of (a) the transfer by way of absolute assignment and contribution by the Borrower to New Ceridian of all assets and businesses of the Borrower, other than the Arbitron Business, and (b) the corresponding allocation of liabilities of the Borrower as between the Borrower and New Ceridian, through means of novation or cross-indemnities, pursuant to the Spin-Off Documents.

        "Separation Date" means the date upon which all material aspects of the Separation have been completed.

        "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the fair value of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Conveyances Act (as enacted in the State of New York); (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

        "Specified Swap Contract" has the meaning specified in the definition of "Permitted Swap Contract".

        "Spin-Off Consummation Date" means the date upon which all material aspects of the Spin-Off Transaction have been consummated.

        "Spin-Off Deadline" means the earlier of (a) March 30, 2001 or (b) the date occurring three Business Days after the Closing Date.



                                      22.

        "Spin-Off Documents" means the documents set forth in Schedule 1.01(s), each substantially in the form attached to the Form 10 or delivered to the Administrative Agent pursuant to Article IV.

        "Spin-Off Transaction" means, collectively, (i) the Separation and (ii) the Distribution.

        "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests, having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Subsidiary Guaranty" means a Guaranty executed by any Arbitron Subsidiary, in substantially the form of Exhibit F.

        "Subsidiary Pledge Agreement" means a Pledge Agreement executed by any Arbitron Subsidiary, in substantially the form of Exhibit K.

        "Subsidiary Security Agreement" means a Security Agreement executed by any Arbitron Subsidiary, in substantially the form of Exhibit H.

        "Supplemental Financial Statements" means the unaudited pro forma consolidated balance sheet of the Borrower and its Arbitron Subsidiaries on a stand-alone basis for the fiscal quarter ended March 31, 2000 (giving effect to the Spin-Off Transaction) and the related pro forma consolidated income statement for such fiscal quarter.

        "Supplemental IP Security Agreement" means any Supplemental Intellectual Property Security Agreement, in substantially the form of Exhibit I, executed pursuant to Section 6.16.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.



                                      23.

        "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

        "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        "Taxes" has the meaning specified in Section 3.01(a).

        "Test Period" means a period of four consecutive fiscal quarters.

        "Threshold Amount" means $5,000,000, except that in respect of Indebtedness under the Private Placement Documents or any Swap Termination Value in respect of Specified Swap Contracts, "Threshold Amount" means $0.

        "Transaction Liens" means, collectively, all Liens from time to time existing in favor of the Collateral Agent for the benefit of the Administrative Agent and the Lenders, the Private Placement Noteholders, and any Lender counterparty to a Specified Swap Contract, to the extent subject to the Intercreditor Agreement.

        "Type" means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

        "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of definitions related to such provisions.

        "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

        "Voting Percentage" means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (a) the Outstanding Amount of such Lender's Loans, plus (b) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, then constitutes of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Loans, or participations in L/C Obligations required to be funded by it hereunder, such



                                      24.

Lender's Voting Percentage shall be deemed to be -0-, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Loans, and L/C Advances, as the case may be.

        "Wholly-Owned Subsidiary" means any Subsidiary in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries of the Borrower, or both.

        1.02    OTHER INTERPRETIVE PROVISIONS.

        (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b)     (i)     The words "herein" and "hereunder" and words of similar
import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

                (iii) The term "including" is by way of example and not limitation.

                (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

        (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

        (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        1.03    ACCOUNTING TERMS.

        (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

        (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate





                                      25.

in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   ARTICLE II.
                     THE COMMITMENTS AND CREDIT EXTENSIONS

        2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and
(ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        2.02    BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

        (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and
(ii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be



                                      26.

confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify
(i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

        (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 2:00 p.m., New York time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Credit Extension, Section 4.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

        (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

        (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the



                                      27.

absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

        (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight Interest Periods in effect with respect to Loans.

        2.03    LETTERS OF CREDIT.

        (a)     The Letter of Credit Commitment.

                (i)     Subject to the terms and conditions set forth herein,
        (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Backstop Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the L/C Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit outstanding as of the Closing Date shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                        (A)     any order, judgment or decree of any
                Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer



                                      28.

                in good faith deems material to it;

                        (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                        (C) the expiry date of such requested Letter of Credit would occur after the L/C Backstop Date, unless all the Lenders have approved such expiry date;

                        (D) the issuance of such Letter of Credit would violate one or more generally applicable policies of the L/C Issuer; or

                        (E) such Letter of Credit is in a face amount less than $100,000, or is to be denominated in a currency other than Dollars.

                (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

        (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

                (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer (I) the Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the L/C Issuer may require.

                (ii) Promptly after receipt of any L/C Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or



                                      29.

        amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                (iii) If the Borrower so requests in any applicable L/C Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the L/C Backstop Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date
        (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

                (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

        (c)     Drawings and Reimbursements; Funding of Participations.

                (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be



                                      30.

        disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section
        2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 2:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
        (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.



                                      31.

                (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

        (d)     Repayment of Participations.

                (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
        Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or






                                      32.

        any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

        The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

        (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document except to the extent of the L/C Issuer's gross negligence or willful misconduct. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may



                                      33.

accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g) Letter of Credit Cash Collateral. Upon the request of the Administrative Agent (which shall be made at the direction of the L/C Issuer or the Required Lenders), (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Backstop Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount) until (x) in the case of clause (i) above, such L/C Borrowing together with all related interest and fees is repaid pursuant to a Borrowing or otherwise, or (y) in the case clause (ii) above, such Letter of Credit expires without being drawn.

        (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

        (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the L/C Backstop Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit equal to the percent specified in the Agent/Arranger Fee Letter on the maximum amount available to be drawn thereunder, due and payable on the issuance of such Letter of Credit. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

        (k) Conflict with L/C Application. In the event of any conflict between the terms hereof and the terms of any L/C Application, the terms hereof shall control.

        2.04 OPTIONAL PREPAYMENTS. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (a) three Business Days prior to any date of



                                      34.

prepayment of Eurodollar Rate Loans, and (b) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and
(iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

        2.05    MANDATORY PREPAYMENTS.

        (a) Outstanding Amount in Excess. If for any reason the Outstanding Amount of all Loans and L/C Obligations exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and Cash Collateralize L/C Obligations in an amount equal to such excess.

        (b) General. Any prepayments pursuant to this Section 2.05 shall be applied: (i) first to any Base Rate Loans then outstanding; (ii) second to Eurodollar Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, provided there exists no Event of Default, the Borrower may, at its option, place any amounts which it would otherwise be required to use to prepay Eurodollar Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Administrative Agent for the benefit of the Lenders pursuant to documentation satisfactory to the Administrative Agent until the end of such Interest Period at which time such pledged amounts (plus accrued interest thereon) will be applied to prepay such Eurodollar Rate Loans; and
(iii) third to amounts held to Cash Collateralize any Letters of Credit. The Borrower shall pay, together with each prepayment under this Section 2.05, accrued interest on the amount of any Eurodollar Rate Loans prepaid, and any amounts required pursuant to Section 3.05.

        2.06    REDUCTION OR TERMINATION OF COMMITMENTS.

        (a) Optional Commitment Reduction. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. (New York
Time), three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall pay any amounts required by Section 3.05. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this subsection, the Commitments may not be increased.



                                      35.

        (b)     Mandatory Commitment Reductions.

                (i) Scheduled Reductions. The Aggregate Commitments shall reduce automatically on an aggregate basis in the amount of $25,000,000 upon each of the first, second, third and fourth year anniversary dates following the Closing Date.

                (ii) Asset Dispositions. If the Borrower or any Arbitron Subsidiary shall at any time or from time to time make or agree to make a Disposition, other than a Disposition specified in Section 7.04(b) (but subject to clause (d) of Section 7.04(b)(ii)), or shall suffer an Event of Loss (except to the extent the insurance or other third party recovery proceeds received in connection therewith are within 25 days of receipt applied to the purchase price of replacement assets substantially similar to those experiencing the Event of Loss), other than any Disposition or Event of Loss occurring prior to the Separation Date to the extent relating to New Ceridian Assets, then (A) the Borrower shall promptly notify the Agent of such proposed Disposition or such Event of Loss (including the amount of the estimated net cash or Cash Equivalents proceeds, calculated exclusive of (x) reasonable out-of-pocket expenses, (y) taxes actually paid and (z) the amount of any Indebtedness secured solely or principally by such asset and actually repaid ("Net Cash Proceeds") to be received by the Borrower or such Subsidiary in respect thereof) (a "Disposition Notice") and (B) upon the earlier of (1) the date specified for such purpose by the Borrower in the Disposition Notice or (2) 30 days after receipt of such Net Cash Proceeds by the Borrower or Subsidiary, the Aggregate Commitments shall be permanently reduced by an amount equal to the Senior Credit Ratable Amount times the amount of such Net Cash Proceeds; provided, however, that no reduction of Commitments shall be required under this subsection in connection with any Disposition that, alone or together with all related Dispositions to the same Person or Affiliate of such Person, involves Net Cash Proceeds of less than $1,000,000.

                (iii)   Equity or Debt Issuance.

                        (A) If the Borrower shall issue new common or preferred equity, or any debt securities, the Borrower shall promptly notify the Administrative Agent of the estimated proceeds of such issuance net of reasonable out-of-pocket expenses incurred by the Borrower ("Net Issuance Proceeds") to be received by the Borrower in respect thereof (an "Issuance Notice"). Upon the earlier of (1) the date specified for such purpose in such Issuance Notice or (2) 30 days after the date of receipt of such Net Issuance Proceeds actually received, the Aggregate Commitments shall be permanently reduced by an amount equal to the Senior Credit Ratable Amount times the amount of such Net Issuance Proceeds actually received.

                        (B) No Commitment reduction shall be required under this subsection (iii) in connection with (1) the issuance of equity securities pursuant to Section 7.07(a)(i), (2) the Acquisition by the Borrower or any Subsidiary of cash or Cash Equivalents in any Permitted Acquisition, provided that the cash or Cash Equivalents so acquired is merely incidental to such Permitted Acquisition; or (3) the issuance of debt securities pursuant to the Private Placement.



                                      36.

                (iv) Excess Cash Flow. Commencing with the fiscal year ending in December 2001, and continuing thereafter for so long as the Aggregate Commitments as of the last day of any fiscal year shall exceed $50,000,000, the Aggregate Commitments shall be automatically reduced on the fifth Business Day after the date of delivery to the Administrative Agent of the financial statements required under Section 6.01(a) by an amount equal to the Senior Credit Ratable Amount times 50% of the amount of Excess Cash Flow (if positive) for such fiscal year, provided that the Aggregate Commitments, after taking into account such reduction, are not required to be reduced under this Section 2.06(b)(iv) to an amount that is less than $50,000,000.

                (v) Prepayment under Private Placement. If in respect of the Private Placement the Borrower shall make or participate in any prepayment of notes, note purchase or repurchase, redemption, or mandatory or optional call of notes, or shall have any notes tendered to it pursuant to any voluntary or mandatory put provision, prior to the scheduled maturity date specified in the Private Placement Documents, other than in respect of matters specified in Section 2.06(b)(ii) or
        (iii) (collectively, a "Private Placement Prepayment"), the Borrower shall promptly notify the Administrative Agent of such fact and the Aggregate Commitments shall be permanently reduced by an amount equal to the amount that would cause the ratio of the Commitment reduction required under this subsection to the sum of such amount plus the Private Placement Prepayment to equal the Senior Credit Ratable Amount, such reduction to occur on the day such Private Placement Prepayment is made.

        (c) General. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment and utilization fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Optional Commitment reductions pursuant to subsection (a) shall be applied to mandatory Commitment reductions pursuant to subsection
(b)(i) in reverse chronological order.

        2.07 REPAYMENT OF LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

        2.08    INTEREST.

        (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the Outstanding Amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

        (b) While any Event of Default exists or after acceleration, the Borrower shall pay interest on the Outstanding Amount of all Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.



                                      37.

        (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        2.09 FEES. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

        (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Effectiveness Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effectiveness Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

        (b) Arrangement and Agency Fees. The Borrower shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated September 7, 2000 (the "Agent/Arranger Fee Letter"), among the Borrower, the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

        (c) Lenders' Upfront Fee. On the Effectiveness Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in an amount set forth in the Agent/Arranger Fee Letter. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

        2.10 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

        2.11    EVIDENCE OF DEBT.



                                      38.

        (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Loan Note, in addition to such accounts or records. Each Lender may attach schedules to its Loan Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

        (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

        2.12    PAYMENTS GENERALLY.

        (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

        (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

        (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied
(i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender,
(ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due



                                      39.

hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

        (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

        A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

        (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

        (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make



                                      40.

any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

        (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        2.13 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans of any Type made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans of such Type made by them and/or such subparticipations in the participations in L/C Obligations, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Type of Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

        2.14 SECURITY AND GUARANTIES. (a) (a) The Obligations shall be secured at all times in accordance with the terms hereof and the Collateral Documents.

        (b) The Obligations of the Borrower under this Agreement, each of the Loan Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranties.



                                      41.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01    TAXES.

        (a) Subject to Section 3.01(e), any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

        (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

        (d) Subject to Section 3.01(e), the Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be



                                      42.

made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

        (e) The Borrower shall not be required to pay any additional amount in respect of United States federal income tax pursuant to Section 3.01(a) to any Lender for the account of any Lending Office of such Lender:

                (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 10.15 in respect of such Lending Office; or

                (ii) If any Lender shall have delivered to the Borrower the forms referred to in Section 10.15, and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States federal income tax in respect of payments by the Borrower hereunder for the account of the Lending Office of such Lender for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such forms.

        3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to



                                      43.

make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

        3.04    INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

        (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time within 30 days after written demand of such Lender (such demand to be accompanied by a certificate pursuant to Section 3.06(a)), with a copy of such demand to be sent to the Administrative Agent, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

        (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time within 30 days after written demand of such Lender (such demand to be accompanied by a certificate pursuant to Section 3.06(a)), with a copy of such demand to be sent to the Administrative Agent, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

        (c) If the Borrower is required to pay any amount to any Lender or the Administrative Agent pursuant to subsection (a) or (b) of this Section 3.04, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office to another existing location of such Lender so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

        3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:



                                      44.

        (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

        (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

        (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16; or

        (d) any assignment by any Lead Lender of a Eurodollar Rate Loan on a day on or before 180 days after the Closing date and other than the last day of the Interest Period therefor;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

        For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

        3.06    MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

        (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

        (b) Upon any Lender's making a claim for compensation under Section 3.01, 3.02 or 3.04, the Borrower may remove or replace such Lender in accordance with Section 10.16.

        (c) The Borrower shall not be obligated to pay any amounts under Sections 3.01(d), 3.04(a) or 3.04(b) which arose prior to the date that is 180 days preceding the date of the demand required by each such Section or that is attributable to periods prior to the date that is 180 days preceding the date of such demand.

        3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.



                                      45.

ARTICLE IV.
                              CONDITIONS PRECEDENT

        4.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent; provided that at the election of the Administrative Agent any of the items required to be delivered pursuant to subsection (a)(iv), (a)(vi), (e) or (f) may be waived for purposes of this Section 4.01 provided they shall be deemed added to Section
4.02 and delivered or accomplished by no later than the Closing Date:

        (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (iv) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Effectiveness Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party that is a party thereto, each dated the Effectiveness Date (or, in the case of certificates of governmental officials, a recent date before the Effectiveness Date) and each in form and substance satisfactory to the Administrative Agent and the Lenders:

                (i) executed counterparts of this Agreement and the Guaranties, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                (ii) Loan Notes executed by the Borrower in favor of each Lender requesting such a Loan Note, each in a principal amount equal to such Lender's Commitment;

                (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                (iv) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction (A) in which it is incorporated, or has any headquarter function, or (B) in which it is required to be qualified to engage in business if the absence of such qualification could have a Material Adverse Effect; including certified copies of each Loan Party's Organization Documents, certificates of good standing and/or qualification to engage in business and tax good standing certificates in such jurisdictions;

                (v) a certificate signed by a Responsible Officer of the Borrower certifying (A) that all representations and warranties contained in Article V are true and correct on and as of the Effectiveness Date and no Default or Event of Default exists on and as of such date; (B) that there has been no event or circumstance since the date of the most recent of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect; and (C) that the Borrower's and New Ceridian's senior management are highly confident that the Spin-Off Consummation Date will occur by no



                                      46.

        later than the Spin-Off Deadline under the terms specified in the Spin-Off Documents delivered under subsection (a)(vii) below.

                (vi) one or more opinions of counsel to each Loan Party with respect to those matters set forth listed at Exhibit L;

                (vii) a certificate signed by a Responsible Officer of the Borrower certifying the attachment of (A) true and complete draft or final copies of all material Spin-Off Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; (B) true and complete copy of the Form 10 as submitted by the Borrower to the SEC in connection with the Spin-Off Transaction (together with and including all exhibits and attachments thereto), which shall be in form and substance satisfactory to the Administrative Agent and the Lenders; (C) true and complete copy of the Private Placement Documents, which shall satisfy the following conditions: (I) having a maturity date occurring not sooner than January 31, 2008, (II) having representations and warranties, covenants and events of default not more restrictive than those contained in the Loan Documents; (III) having no prepayment or amortization of the principal amount of such notes until maturity, or prepayments in form and substance satisfactory to the Lenders; (IV) having no collateral other than the Collateral, and
        (V) having no guarantor other than the Guarantors; (D) a true and complete copy of the Scarborough Partnership Agreement; (E) a true and complete copy of the Nielsen JV Option Agreement; and (F) a solvency opinion provided by the Houlihan Lokey firm in respect of the Borrower and New Ceridian, respectively, addressed to the Administrative Agent, dated as of the Effectiveness Date, and any and all certificates and other documents provided by the Borrower to the Houlihan Lokey firm in respect of such opinion;

                (viii) such other financial information and documentation as the Administrative Agent or any Lender may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, including (A) five-year financial projections for the Borrower and its Arbitron Subsidiaries on a stand-alone basis, (B) a preliminary pro forma opening balance sheet of the Borrower and its Subsidiaries as of the Separation Date ("Preliminary Opening Balance Sheet"), prepared by the Borrower, and (C) a consolidated balance sheet of the Borrower and its Arbitron Subsidiaries on a stand-alone basis, as of December 31, 2000, as prepared by the Borrower consistent with GAAP, reflecting the consummation of the Spin-Off Transaction as of such date, but without giving effect to the refinancing of the Borrower's Existing Credit Facility and other Indebtedness pursuant to this Agreement, the New Ceridian Credit Agreement and the Private Placement, and in substantially similar form as the column captioned "Historical-Arbitron" in the balance sheet labeled as "Arbitron Unaudited Pro Forma Condensed Combined Balance Sheet Data" set forth in the Form 10;

                (ix)    evidence of the Borrower's receipt of the IRS Ruling
        Letter;

                (x) evidence of a waiver or consent with respect to defaults otherwise arising under the Existing Credit Facility from the consummation of the Spin-Off Transaction



                                      47.

        and the financings contemplated thereby by the "Agent" and "Lenders" as defined in and party to the Existing Credit Facility; and

                (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require.

        (b) The corporate, legal, capital, tax, contractual, and management structure and attributes of the Borrower and its Subsidiaries and of the Spin-Off Transaction shall be satisfactory to the Administrative Agent and the Lenders.

        (c) Any fees required to be paid on or before the Effectiveness Date shall have been paid, and unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Effectiveness Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

        (d)     The Effectiveness Date shall occur no later than February 5,
2001.

        (e) The Collateral Documents shall be executed by each Loan Party other than New Ceridian, in appropriate form for recording, where necessary, together with:

                (i) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Collateral Agent for the benefit of the Administrative Agent and the Lenders, or other evidence reasonably satisfactory to the Administrative Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings (including filings at the U.S. Copyright Office, the U.S. Patent and Trademark Office or other applicable Governmental Authority in respect of Intellectual Property and Proprietary Information) necessary and advisable to perfect or protect the Liens of the Collateral Agent for the benefit of the Lenders in accordance with applicable law, with such exceptions as the Administrative Agent and the Lenders may permit in their discretion;

                (ii) true and complete copies of copyright filings of the Borrower and its Subsidiaries at the U.S. Copyright Office in respect of computer databases registered during the years 1999 and 2000 and of Material Software, as more fully required pursuant to the Security Agreements;

                (iii) written advice relating to such Lien and judgment searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                (iv) all certificates and instruments representing the Pledged Collateral, stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent or any Lender may specify; provided that in no event shall more than 65% of the capital stock of any Foreign Subsidiary be required to be so pledged;



                                      48.

                (v) Account Control Agreements, executed by all parties thereto, relating to (A) any deposit accounts maintained by the Borrower in relation to the Arbitron Business with Bank of America or any of its Affiliates, and (B) any securities accounts maintained by the Borrower in relation to the Arbitron Business;

                (vi) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Collateral Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Collateral Agent or any Lender; and

                (vii) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

        (f) Insurance Policies. The Borrower shall provide evidence in form and substance satisfactory to Administrative Agent and any Lender that the Administrative Agent has been named as loss payee/mortgagee and as additional insured, for the benefit of the Lenders, as their interests may appear, as required in accordance with Section 6.06 and the Collateral Documents, together with a certificate of insurance as to all insurance coverage on the properties of the Borrower and its Subsidiaries.

        4.02 CONDITIONS TO INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

        (a) Unless waived by all the Lenders, the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date and each in form and substance satisfactory to the Administrative Agent and the Lenders:

                (i) a certificate signed by a Responsible Officer of the Borrower certifying (A) that all representations and warranties of the Borrower contained in Article V are true and correct on and as of the Closing Date, (B) that there exists as of such date no Default or Event of Default, (C) that there has been no event or circumstance since the date of the most recent Audited Financial Statements which has or could reasonably be expected to have a Material Adverse Effect, (D) that the Separation Date has occurred pursuant to the Spin-Off Documents, which are in full force and effect and in substantially the form delivered in connection with the Effectiveness Date (or otherwise in form and substance satisfactory to the Administrative Agent and the Lenders), (E) that the Borrower's and New Ceridian's senior management are highly confident that the Spin-Off Consummation Date will occur by no later than the Spin-Off Deadline; (F) that the Borrower has obtained stockholder approval to effect a reverse stock split of the Borrower's shares of common stock at a ratio not to exceed 1-for-5, which shall occur



                                      49.

        promptly but in any event not more than 60 days after the Spin-Off Consummation Date; (G) that the Board of Directors of the Borrower has authorized and approved the final terms of the Spin-Off Transaction (including declaration of a dividend of shares of New Ceridian's common stock to Borrower's shareholders); (H) that the SEC has approved the form of the Form 10, as it may have been amended since the Effectiveness Date to reflect (I) revisions made to conform the Spin-Off Documents filed with the Form 10 to those delivered to the Administrative Agent pursuant to Section 4.01(a)(vii), (II) the inclusion of the opinions described in Section 4.02(a)(iv), (III) any required date revisions not inconsistent with the terms hereof, (IV) ministerial revisions necessary to address administrative issues or facial ambiguities, and (V) other amendments satisfactory to the Required Lenders , (I) that all conditions precedent pursuant to the Private Placement have been satisfied and that the Private Placement has been, or is contemporaneously with the initial funding hereunder being, fully funded; and (J) such other matters relating to the Spin-Off Transaction as the Administrative Agent may request;

                (ii) a pro forma Compliance Certificate of the Borrower and its Subsidiaries, signed by a Responsible Officer of the Borrower;

                (iii) a certificate signed by a Responsible Officer of the Borrower certifying the attachment of (A) a true and complete copy of the final pro forma opening balance sheet of the Borrower and its Subsidiaries as of the Separation Date, by the Borrower, which shall contain in the opinion of the Administrative Agent and the Lenders no material adverse discrepancies from the Preliminary Opening Balance Sheet, (B) a true and complete copy of the Supplemental Financial Statements, and (C) an audited balance sheet of the Borrower and its Arbitron Subsidiaries as of December 31, 2000, which balance sheet shall contain in the opinion of the Administrative Agent and the Lenders no material adverse discrepancies from the balance sheet delivered by the Borrower under Section 4.01(a)(viii)(C), accompanied by the opinion of KPMG Peat Marwick LLP or another nationally-recognized independent public accounting firm, which report shall state that such balance sheet presents fairly in all material respects the financial position of the Borrower and the Arbitron Subsidiaries on a stand-alone basis as of such date and such opinion shall not be qualified or limited for any reason;

                (iv) a certificate signed by a Responsible Officer of the Borrower certifying the Borrower's receipt, and attaching a true and complete copy, of (A) a solvency opinion provided by the Houlihan Lokey firm in respect of the Borrower and New Ceridian, respectively, addressed to the Administrative Agent, dated as of the Closing Date, and including any and all certificates and other documents provided by the Borrower to the Houlihan Lokey firm in respect of such opinion; (B) a fairness, financial viability and "fair value" opinion addressed to the Borrower (or its Board of Directors) and relating to the Spin-Off Transaction, provided by the Borrower's financial advisors, Bear Stearns & Co., and including any and all certificates and other documents provided by the Borrower to Bear Stearns & Co. in respect of such opinion;

                (v) evidence: (A) of payment (prior to or upon the initial funding) of all funded Indebtedness of the Borrower existing immediately prior to the Closing Date and termination of all credit commitments, including the Existing Credit Facility, together



                                      50.

        with evidence of the release of all Liens securing obligations in connection therewith, but excluding the Initial Permitted Indebtedness, and (B) of the allocation, which shall be satisfactory to the Administrative Agent and the Lenders, of all contingent and other liabilities of the Borrower as between the Borrower and New Ceridian, with such third party acknowledgments or consents relating thereto as the Administrative Agent may request;

                (vi) one or more opinions of counsel to the Borrower regarding the matters specified in Exhibit M; and

                (vii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require.

        (b)     The Closing Date shall occur no later than March 30, 2001.

        (c) The corporate, legal, capital, tax, contractual, and management structure and attributes of the Borrower and its Subsidiaries and of the Spin-Off Transaction shall conform to those deemed satisfactory by the Administrative Agent and the Lenders as a condition to the Effectiveness Date, or shall otherwise be satisfactory to the Administrative Agent and the Lenders.

        4.03 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Loans as the same Type) is subject to the following conditions precedent:

        (a)     The representations and warranties of the Borrower contained in
Article V, and the representations and warranties of any Loan Party in any Loan Document, shall be true and correct and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

        (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

        (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

        (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

        Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Loans as the same Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.



                                      51.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

        5.01    CORPORATE EXISTENCE AND POWER.

        (a)     Each of the Borrower and each Material Subsidiary:

                (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (ii) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified, licensed or in good standing would not adversely affect the business or operations of the Borrower or such Subsidiary in any significant manner; and

                (iv) is in compliance with all material Laws applicable to it.

        (b)     Each Subsidiary of the Borrower which is not a Material
Subsidiary:

                (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business;

                (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                (iv) is in compliance with all material Laws applicable to it;

except where any failure to comply with the requirements of this subsection (b) would not, individually or in the aggregate, result in a Material Adverse Effect.

        (c) As of the Closing Date, the Borrower does not have any material place of business other than in the State of New York and the State of Maryland.

        5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document and each Spin-Off Document, and the consummation of the Spin-Off Transaction, have been duly authorized by all necessary corporate action by or on behalf of such Loan Party, and do not and will not:

        (a)     contravene the terms of such Loan Party's Organization
Documents;

        (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation (other than the Senior Note Indenture) to which such Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its property is subject; or

        (c)     violate any Law applicable to such Loan Party.

        5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents) is necessary or required in connection (a) with the execution, delivery or performance by, or enforcement against, the Borrower or any other Loan Party of this Agreement or any other Loan Document or (b) the execution, delivery or performance by or enforcement against the Borrower or any other Person party thereto of the Spin-Off Documents, or (c) the consummation of the Spin-Off Transaction, except in each case as have been obtained on or before the Closing Date.

        5.04    BINDING EFFECT.

        (a) This Agreement and each other Loan Document to which the Borrower or any of its Subsidiaries is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Borrower and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        (b) From and after the Closing Date, each Spin-Off Document constitutes the legal, valid and binding obligation of each Person party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. As of the Closing Date, all conditions precedent to the effectiveness of the Spin-Off Documents have been satisfied.

        5.05 LITIGATION. Attached hereto as Schedule 5.05 is a list of all material litigation in which the Borrower or any Subsidiary of the Borrower is a plaintiff or a defendant as of the Effectiveness Date. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or its Subsidiaries or their respective properties which:

        (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; or



                                      53.

        (b) challenge in any respect the legality or validity of any material aspect of the Spin-Off Transaction; or

        (c) except as provided in Schedule 5.05, would reasonably be expected to have a Material Adverse Effect (and assuming for this purpose the reasonable likelihood of an adverse decision). No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or the consummation of any material aspect of the Spin-Off Transaction, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. Since the Effectiveness Date, there has been no change in the status of any of the matters set forth in Schedule 5.05 that would reasonably be expected to result in a Material Adverse Effect. All amounts potentially payable by the Borrower or any Arbitron Subsidiary (including upon judgment or settlement) in connection with any matter set forth in Schedule 5.05 not relating to the Arbitron Business are subject from and after the Separation Date to a binding indemnification obligation by New Ceridian in favor of the Borrower or such Arbitron Subsidiary.

        5.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or any other Loan
Party or from the grant or perfection of the Transaction Liens on the Collateral. As of the Effectiveness Date and the Closing Date, neither the Borrower nor any of its Subsidiaries, (a) is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or (b) is in default under or with respect to any Spin-Off Document. As of the Effectiveness Date, there exists no "Default" or "Event of Default," and as of the Closing Date, there exists no "Event of Default," under and as defined in (i) the Existing Credit Facility, (ii) the Senior Note Indenture, or (iii) the Private Placement Documents.

        5.07    ERISA COMPLIANCE. Except as referenced or provided for in either
Schedule 5.05 or Schedule 5.07 attached hereto:

        (a) To the best knowledge of the Borrower, no facts or circumstances exist which would reasonably be expected to have a Material Adverse Effect in connection with the failure of any Plan, or the failure of the Borrower, an ERISA Affiliate or any Person with regard to the Plan, to comply with the applicable provisions of ERISA, the Code and other Federal or state law. The Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would, if determined adversely to the Borrower or any Plan, reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.



                                      54.

        (c) To the best knowledge of the Borrower (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Borrower nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Borrower nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

        5.08 TITLE TO PROPERTIES. As of the Effectiveness Date and the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens. As of the Closing Date, the Borrower has retained and has title to or a valid and enforceable leasehold or licensee's interest in all assets necessary to and appropriate for conducting the Arbitron Business, and such assets are subject to no Liens, claims or interest of third parties other than Permitted Liens, and the interests of lessors and licensors not otherwise prohibited under any Loan Document or Private Placement Document.

        5.09    TAXES.

        (a) The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

        (b) None of the representations and warranties made by the Borrower, New Ceridian or any of their Subsidiaries to the IRS in connection with the Spin-Off Transaction (including with respect to the tax-free nature of the Spin-Off Transaction and in connection with the Borrower's request for the IRS Ruling Letter) as of the date such representations and warranties are made or deemed made, and none of the statements contained in any report, exhibit, statement or certificate furnished by or on behalf of the Borrower, New Ceridian or any of their Subsidiaries to the IRS in connection with the Spin-Off Transaction as of the date such statements are made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not misleading.

        (c) As of the Effectiveness Date, the Closing Date and Spin-Off Consummation Date, there is no "plan or series of related transactions" of the type described in Section 355(e) of the Code.



                                      55.

        5.10    FINANCIAL CONDITION.

        (a)     The Form 10 Financial Statements and the Supplemental Financial
Statements:

                (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year-end audit adjustments and the absence of footnotes in the case of quarterly financial statements,

                (ii) are complete, accurate and fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof, and results of operation for the period covered thereby, in each case based upon the assumed consummation of the Spin-Off Transaction on such date, and

                (iii) comply with all applicable Laws relating to spin-off transactions.

        (b) Except as disclosed in filings by the Borrower with the Securities and Exchange Commission on Form 10-Q for the quarter ended June 30, 2000, or the Form 10, since December 31, 1999 there has been no Material Adverse Effect.

        (c) As of the Effectiveness Date and the Closing Date, the Borrower and its consolidated Subsidiaries have not incurred any material Contingent Obligations except for those specified in Schedule 5.10, which Schedule also specifies which Contingent Obligations pertain to the Arbitron Business, and those specified in Section 7.05(a), Section 7.05(d)(i) or Section 7.05(f). Except as expressly otherwise stated in Schedule 5.10, New Ceridian is subject, from and after the Separation Date, to a binding obligation to fully indemnify the Borrower in respect of all Contingent Obligations specified in such Schedule
5.10 not relating to the Arbitron Business. The projections delivered pursuant to Section 4.01(a)(viii) have been reasonably prepared, in good faith, based upon reasonable assumptions, and are consistent with the prepayment requirements set forth in this Agreement and in the Note Purchase Agreement.

        (d) The Preliminary Opening Balance Sheet delivered by the Borrower to the Administrative Agent pursuant to Section 4.01(a)(viii) and the pro forma opening balance sheet delivered by the Borrower to the Administrative Agent pursuant to Section 4.02(a)(iii): (i) were prepared on a basis consistent with GAAP as applied to the Borrower's financial statements, (ii) have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Borrower and New Ceridian as to the expected future performance of the Borrower, (iii) accurately reflect all material adjustments required to be made to give effect to the Spin-Off Transaction, and (iv) present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its Arbitron Subsidiaries as of the date thereof, assuming consummation of the Spin-Off Transaction.

        5.11    ENVIRONMENTAL MATTERS.

        (a) The ongoing operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability that would reasonably be expected to have a Material Adverse Effect.



                                      56.

        (b) As of the Effectiveness Date and the Closing Date, except as specifically disclosed on Schedule 5.11, neither the Borrower nor any of its Subsidiaries, nor any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

        (c) Except as specifically disclosed on Schedule 5.11, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property, or arising from operations of the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Borrower and its Subsidiaries that in the aggregate for any such condition, circumstance or property would reasonably be expected to have a Material Adverse Effect.

        (d) Except as expressly otherwise stated in Schedule 5.11, New Ceridian is subject from and after the Separation Date, to a binding obligation to fully indemnify the Borrower in respect of all matters referenced in such
Schedule 5.11 not relating to the Arbitron Business.

        5.12 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Subsidiary of the Borrower, is (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, except that certain Persons who may be deemed to control the Borrower are registered investment companies within the meaning of the Investment Company Act of 1940.

        5.13 COLLATERAL DOCUMENTS. The Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest, subject to the terms of the Intercreditor Agreement, in all right, title and interest of the Loan Parties in the Collateral described therein; and UCC-1 financing statements have been filed in the offices in all of the jurisdictions listed in the schedules to the Security Agreements.

        5.14 NO BURDENSOME RESTRICTIONS. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any Law, which could reasonably be expected to have a Material Adverse Effect. As of the Effectiveness Date and the Closing Date, no Subsidiary (other than New Ceridian and Subsidiaries that are not Arbitron Subsidiaries) is party to or bound by any Contractual Obligation restricting the ability of such Subsidiary to pay dividends or make loans to the Borrower.

        5.15 SOLVENCY. The Borrower and each of its Material Subsidiaries are Solvent. Both immediately before and after the Separation Date and the Spin-Off Consummation Date, New Ceridian is Solvent. All statements contained in any certificate delivered to the Administrative Agent pursuant to Section 4.01(a)(viii) and Section 4.02(a)(iv) are true and accurate in all material respects and not materially misleading, and do not contain any material omissions of fact.



                                      57.

        5.16 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority which, in any case, could reasonably be expected to have a Material Adverse Effect.

        5.17 INTELLECTUAL PROPERTY; PROPRIETARY INFORMATION Except as specifically set forth on Schedule 5.17:

        (a) The Borrower owns (directly or through the Arbitron Subsidiaries) all of the Intellectual Property and Proprietary Information that is material to the Arbitron Business (including that in relation to the "Portable People Meter" and "Critical Band Encoding Technique"), free of any right, claim or interest of any Person, except for Permitted Liens.

        (b) To the best knowledge of the Borrower, no Intellectual Property or Proprietary Information now employed by the Borrower or its Subsidiaries and relating to the Arbitron Business infringes upon any rights held by any other Person.

        (c) As of the Closing Date and Spin-Off Consummation Date, except as specifically disclosed on Schedule 5.05 attached hereto, no claim or litigation regarding any Intellectual Property or Proprietary Information relating to the Arbitron Business is pending against the Borrower or its Subsidiaries or, to the Borrower's knowledge, threatened against any of such Persons.

        (d) As of the Closing Date and Spin-Off Consummation Date, neither Borrower nor any of its Subsidiaries uses pursuant to a license agreement with any third party (except for ordinary shrinkwrap licenses for software products that the Borrower and its Subsidiaries use in the Ordinary Course of Business and licenses specified on Schedule 5.17) any patents, trademarks, service marks, trade names, copyrights, trade secrets or franchises material to the conduct of the Arbitron Business.

        (e) As of the Closing Date and Spin-Off Consummation Date, in relation to the Arbitron Business, each of the Borrower's and its Subsidiaries' respective employees who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed Intellectual Property or Proprietary Information, or who has knowledge of or access to information about Intellectual Property or Proprietary Information, has entered into one or more effective assignment of rights agreements in favor of the Borrower or its Subsidiaries, as applicable, no material exceptions have been taken by any such employee to the terms of any such agreements, and neither the Borrower nor any of its Subsidiaries is aware that any of its respective employees is in violation thereof.

        (f) As of the Closing Date and Spin-Off Consummation Date, neither the Borrower nor its Subsidiaries believes it is or will be necessary in relation to the Arbitron Business to utilize any inventions of any of their respective employees (or people they currently intend to hire or retain) that were invented prior to such employment, except those inventions formally

                                      58.

assigned or transferred to the Borrower or the Arbitron Subsidiaries, as applicable, by such employees.

        (g) As of the Effectiveness Date, neither Borrower nor any Arbitron Subsidiary owns, licenses or sub-licenses any Material Software in connection with the Arbitron Business.

        5.18 INSURANCE. As of the Closing Date and Spin-Off Consummation Date, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

        5.19 EMPLOYMENT AGREEMENTS. Except as set forth on Schedule 5.19, as of the Effectiveness Date, Closing Date and Spin-Off Consummation Date, in relation to the Arbitron Business neither the Borrower nor any of its Subsidiaries is (a) party to or bound by any employment contract or agreement, agency, independent contractor or sales representative agreement involving annual compensation at a base rate equal to or exceeding $200,000, golden parachute agreement, or change of control agreement; or (b) obligated to make any payments on account of any severance, golden-parachute, or change of control agreement.

        5.20    SPIN-OFF DOCUMENTS; PRIVATE PLACEMENT DOCUMENTS.

        (a) The representations and warranties of the Borrower contained in the Spin-Off Documents and in any other document filed or delivered to the SEC in connection with the Spin-Off Transaction are true and correct in all material respects as of the Effectiveness Date and the Closing Date and as of any other date specified in such documents. There are no material documents or agreements to be entered into by the Borrower or the Arbitron Subsidiaries in connection with the Spin-Off Transaction, other than the Spin-Off Documents.


        (b) The representations and warranties of the Borrower contained in the Private Placement Documents, and in any other documents delivered to the Placement Agent in connection therewith, are true and correct in all material respects as of the Effectiveness Date and the Closing Date and as of any other date specified in such documents.

        5.21    CAPITALIZATION; SUBSIDIARIES.

        (a) As of the Effectiveness Date, the Closing Date, and the Spin-Off Consummation Date, Schedule 5.21 sets forth: (i) a true, correct and reasonably detailed description of all Subsidiaries, and specifying which Subsidiaries are
(a) Arbitron Subsidiaries and (b) Material Subsidiaries; and (ii) all authorized shares of capital stock of the Borrower and all the Arbitron Subsidiaries, and the number of shares of each class of capital stock of such Subsidiaries that are issued and outstanding. All of the issued and outstanding shares of capital stock of the Borrower and the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such capital stock) and of any preemptive or other similar rights to subscribe for or to purchase any such capital stock.

                                      59.

        (b) Except as set forth on Schedule 5.21 (which Schedule sets forth a true, correct and complete description of, with respect to each security, title, name of the holder or Person, as applicable, the number of shares of capital stock underlying such security, exercise price, expiration date and percentage of shares of such capital stock on a fully diluted basis), as of the Effectiveness Date and Closing Date, there are: (i) no outstanding rights to acquire equity in any Subsidiary; (ii) no voting trusts of other agreements or undertakings with respect to the voting of the capital stock of any Subsidiary;
(iii) no obligations or rights (whether fixed or contingent) on the part of any Subsidiary, any of its directors or officers, or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the capital stock of such Persons; and (iv) no agreements to which any Subsidiary, any of its directors or officers, or any other Person is a party granting any other Person any rights of first offer or first refusal, registration rights or "drag-along" "tag-along" or similar rights with respect to any transfer of any capital stock or equity rights of any Subsidiary.

        (c) As of the Effectiveness Date, the Closing Date and the Spin-Off Consummation Date, all shares of capital stock and equity rights of the Borrower or any Subsidiary that have been issued have been issued and offered in compliance with all applicable federal and state securities laws. Except as set forth on Schedule 5.21 no additional shares of capital stock of any Arbitron Subsidiary will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding securities of any Subsidiary on account of the issuance of any securities.

        5.22 MARGIN REGULATIONS. Neither the Borrower, New Ceridian, nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Federal Reserve Board). No part of the proceeds of the Loans is being or will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

        5.23 BROKERS; CERTAIN EXPENSES. No Loan Party or Affiliate has paid or is obligated to pay any fee or commission to any broker, finder, investment bank or other intermediary, in connection with this Agreement or any of the Spin-Off Documents or the transactions contemplated hereby or thereby, other than as set forth on Schedule 5.23. No Loan Party or Affiliate is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any recapitalization, issuance of debt or equity securities or other capital or financing transactions involving the Loan Parties that would operate to restrict or prevent the occurrence of the Closing Date or the Spin-Off Consummation Date.

        5.24 YEAR END. As of the Effectiveness Date, Borrower's and New Ceridian's fiscal year ends on December 31 of each year.

        5.25 THIRD PARTY CONSENTS. Other than as set forth in Schedule 5.25, and except as have been obtained before the Closing Date, no approval, consent, exemption, authorization, amendment or waiver, or other action by, or notice to, or filing with, any Person is necessary or required in connection with (a) the execution, delivery or performance by or enforcement against the Borrower or New Ceridian of the Spin-Off Documents, (b) the consummation of the Spin-Off Transaction or (c) the conduct of the Arbitron Business from and after the Closing Date and the Spin-Off Consummation Date.

                                      60.

        5.26 EXISTING INDEBTEDNESS. As of the Closing Date, neither the Borrower nor any of the Arbitron Subsidiaries is indebted on account of any Indebtedness, except Initial Permitted Indebtedness. The allocation of Indebtedness and other obligations existing as of the Closing Date, as between the Borrower and New Ceridian, has been undertaken in a fair and reasonable fashion.

        5.27 NEW CERIDIAN OBLIGATIONS. From and after the Closing Date, New Ceridian is legally obligated, under the Spin-Off Documents, to indemnify the Borrower and hold the Borrower harmless from all material obligations of the Borrower and its Arbitron Subsidiaries other than those incurred pursuant to or in furtherance of the Arbitron Business, and New Ceridian has neither repudiated nor breached in any material respect such obligation.

        5.28 SWAP CONTRACTS. As of the Closing Date, neither the Borrower nor any Subsidiary is party to any Swap Contracts other than Permitted Swap Contracts.

        5.29 FULL DISCLOSURE. None of the representations or warranties made by the Borrower, New Ceridian or any of their respective Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents as of the date such statements are made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Form 10 (including all Exhibits thereto) does not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

        6.01 FINANCIAL STATEMENTS. The Borrower shall deliver to the Administrative Agent and each Lender in form and detail satisfactory to the Administrative Agent and the Required Lenders:

        (a) as soon as available, but not later than 90 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2000, a copy of the audited consolidated financial statements of the Borrower as of the end of such fiscal year, setting forth in each case in comparative form the figures for the previous year (based on the Audited Financial Statements, if applicable), and accompanied by the opinion of KPMG Peat Marwick LLP or another nationally-recognized independent public accounting firm, which opinion shall state that such consolidated financial statements present fairly in all material respects the financial position of the Borrower and its Subsidiaries as of the dates indicated (on a stand-alone basis reflecting the consummation of the Spin-Off Transaction, in the case of the December 31, 2000 statements) and the results of



                                      61.

their operations and their cash flows for the periods indicated in conformity with GAAP; such opinion shall not be qualified or limited for any reason, including because of a restricted or limited examination by such accountant of any material portion of the Borrower's or any Subsidiary's records;

        (b) (i) as soon as available, but not later than 45 days after the end of the first three fiscal quarters of each fiscal year of the Borrower, (A) a copy of the Borrower's quarterly report on Form 10-Q filed with the SEC with respect to such fiscal quarter, (B) an operating report summarizing the Borrower's consolidated year-to-date profit and loss, revenue, operating profit, invested capital, and cash flow information; and (ii) if the Borrower at such time is not required to file such Form 10-Q with the SEC under the Exchange Act, as soon as available, but in any event within 60 days after the end of each fiscal quarter, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, and the corresponding portion of the previous fiscal year (based on the Audited Financial Statements or the Supplemental Financial Statements, if applicable), together with the items described in clause (i)(B) of this subsection; all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

        (c) promptly upon receipt thereof, copies of all reports submitted to the Borrower or any of its Subsidiaries by its independent certified public accountants in connection with each annual, interim or special audit examination of the Borrower or any of its Subsidiaries made by such accountants, including the "management letter" submitted by such accountants to the Borrower or any of its Subsidiaries in connection with their annual audit; and

        (d) as soon as available and in any event not less than 30 days prior to the start of each fiscal year, a consolidated financial forecast for the Borrower and its Subsidiaries for the following fiscal year, including forecasted consolidated balance sheets, consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries, which forecast shall (i) state the assumptions used in the preparation thereof, (ii) contain such other information as reasonably requested by any Lender and (iii) be in form reasonably satisfactory to the Administrative Agent and the Required Lenders.

        6.02 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Administrative Agent and each Lender:

        (a) as soon as available, but in any event not later than 15 days after the delivery of the financial statements referred to in Section 6.01(a) and (b) above, a Compliance Certificate, signed by a Responsible Officer;

        (b) copies of each registration statement (or prospectus contained therein) of the Borrower other than with respect to employee benefit plans, each periodic report regarding the Borrower required pursuant to Section 13 of the Exchange Act, each annual report, each proxy



                                      62.

statement and any amendments to any of the above filed or reported by the Borrower with or to any securities exchange or the SEC, copies of each communication from the Borrower or any Subsidiary to the Borrower's shareholders generally, promptly upon the filing or making thereof and copies of such other filings, reports and communications with the Borrower's shareholders as the Administrative Agent may from time to time request;

        (c) upon release, copies of all financially material press releases by the Borrower or any Material Subsidiary;

        (d) promptly after the creation or Acquisition of any Material Subsidiary, the name of such Subsidiary, a description of its business, the price paid for the stock or assets of such Subsidiary, its net worth and the value of its assets;

        (e) promptly after the execution and filing thereof, copies of all patent, trademark and copyright filing certificates of the Borrower and any Subsidiary as required more fully under the Security Agreements; and

        (f) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

        Reports required to be delivered pursuant to Sections 6.01 or 6.02(b) shall be deemed to have been delivered on the date on which Borrower posts such reports on the Borrower's website on the Internet at the website address listed on Schedule 10.02 hereof or when such report is posted on the Securities and Exchange Commission's website at www.sec.gov.; provided that (x) Borrower shall deliver paper copies of such reports to the Administrative Agent and any Lender who requests the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender, (y) the Borrower shall notify by facsimile the Administrative Agent and each Lender of the posting of any such reports, and (z) in every instance the Borrower shall provide paper copies of the Compliance Certificates required by
Section 6.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

        6.03 NOTICES. The Borrower shall promptly notify the Administrative Agent and each Lender upon a Responsible Officer of the Borrower obtaining knowledge:

        (a) of the occurrence of any Default or Event of Default and, until the Spin-Off Consummation Date, the occurrence of any "Default" or "Event of Default" under and as defined in the New Ceridian Credit Agreement;

        (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension by an Governmental Authority that may exist or come to exist at any time in which



                                      63.

the Borrower or any of its Subsidiaries is a party which would reasonably be expected to result in a Material Adverse Effect (and assuming for this purpose the reasonable likelihood of an adverse decision);

        (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary which would reasonably be expected to: (i) have a Material Adverse Effect (and taking into account the reasonable likelihood of an adverse decision), (ii) if adversely resolved against such Person, result in the imposition of an injunction or other stay of the performance of this Agreement or any Loan Document or the consummation of the Spin-Off Transaction, or (iii) involve an aggregate liability of $1,000,000 (or its equivalent in another currency) or more;

        (d) of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions affecting the Borrower or any of its Subsidiaries or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could reasonably be anticipated to cause the property of the Borrower or any of its Subsidiaries or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, if, individually or in the aggregate, the events or conditions described or the amount claimed in clauses (i), (ii) and (iii) would reasonably be expected to result in a Material Adverse Effect;

        (e) of the occurrence of any ERISA Event affecting the Borrower or any ERISA Affiliate, and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event;

        (f) of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Lenders pursuant to Section 6.01(a);

        (g) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any of its Subsidiaries;

        (h) of the creation, purchase, or acquisition of any Subsidiary (including its jurisdiction of incorporation);

        (i) of: (i) any Subsidiary being or becoming a Material Subsidiary, and (ii) of any Material Subsidiary ceasing to be a Material Subsidiary;

        (j) of the occurrence of the Separation Date and the Spin-Off Consummation Date;

        (k) of (i) the exercise or termination of any option under the Nielsen JV Option Agreement, (ii) the formation of any Nielsen JV, (iii) any decision by the Borrower not to commercially deploy the PPM Technology and (iv) the occurrence of any material breach or default under the terms of the Nielsen JV Option Agreement or the Scarborough Partnership Agreement;



                                      64.

        (l) of any material breach or default under, or any material waiver or consent granted pursuant to, any Spin-Off Document;

        (m) of the occurrence of any Event of Loss or Disposition with respect to any assets of the Borrower or any Material Subsidiary (other than New Ceridian) where the fair value of the assets exceed on an aggregate basis, for each such occurrence, $250,000; and

        (n) of the occurrence of any "Default" or "Event of Default" (or comparable term) under, and as defined in, the Private Placement Documents.

        Each notice pursuant to this Section 6.03 shall be accompanied by a certificate by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action, if any, the Borrower proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

        6.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to:

        (a) except as permitted in Section 7.02, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

        (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Sections 7.02 and 7.04;

        (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

        (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect, provided, however, that the Borrower shall not be deemed to be in default under this Section 6.04 if a Subsidiary (other than a Material Subsidiary) fails to comply herewith so long as such failure is not material.

        On or before the Spin-Off Consummation Date, the Borrower shall file with appropriate Governmental Authorities all necessary filings in order to change its name to "Arbitron Inc."

        6.05 MAINTENANCE OF PROPERTY. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, make all necessary repairs thereto and renewals and replacements thereof, except as permitted by Section 7.04, and to keep such property free of any Hazardous Materials. The Borrower shall use at least the standard of care typical in the industry in the operation of its facilities.



                                      65.

        6.06 INSURANCE. The Borrower shall maintain, and shall cause each of its Material Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. All such policies, to the extent consisting of CGL or property or casualty policies, shall name the Administrative Agent as loss payee/mortgagee and as additional insured, for the benefit of the Lenders, as their interests may appear. Upon request of the Administrative Agent or any Lender, the Borrower shall furnish the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Borrower (and, if requested by the Administrative Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Material Subsidiaries in accordance with this Section 6.06 (and which, in the case of a certificate of a broker, were placed through such broker).

        6.07 PAYMENT OF OBLIGATIONS. (a) The Borrower shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

                (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness;

provided, however, that the Borrower and its Subsidiaries shall not be deemed to be in default under this Section 6.07(a) if failure to comply herewith would not result in a Material Adverse Effect.

        (b) The Borrower shall use its commercially reasonable efforts to cause, on or prior to the Spin-Off Consummation Date or as soon as practicable thereafter, the Borrower and all Arbitron Subsidiaries to be released as guarantors of or obligors for any liability described in Schedule 5.10 and allocated to New Ceridian pursuant to the Distribution Agreement between the Borrower and New Ceridian dated on or before the Separation Date.

        6.08 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all material Laws applicable to it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.


                                      66.

        6.09 ERISA COMPLIANCE. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Pension Plan in compliance with ERISA, the Code and other applicable Laws; (b) cause each Pension Plan that is qualified under Section 401(a) of the Code to maintain such qualification; and
(c) make all required contributions to any Pension Plan subject to Section 412 of the Code.

        6.10 INTEREST RATE PROTECTION. Within 90 days of the Closing Date, the Borrower shall enter into and shall maintain in effect one or more Specified Swap Contracts providing protection against fluctuations in interest rates with respect to at least 50% of the difference between the Outstanding Amount from time to time and the outstanding principal amount from time to time of notes issued pursuant to the Private Placement; on such terms and with such financial institutions as shall be satisfactory to the Administrative Agent and the Required Lenders.

        6.11 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Borrower shall maintain and shall cause each of its Material Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiaries. The Borrower shall permit, and shall cause each of its Material Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when a Default exists, (i) the Administrative Agent or any Lender may do any of the foregoing with respect to the Borrower or any Subsidiary at any time during normal business hours and without advance notice and (ii) such inspection, examination and meetings shall be at the Borrower's expense.

        6.12    ENVIRONMENTAL LAWS.

        (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

        (b) Upon the written request of the Administrative Agent or any Lender, the Borrower shall submit to the Administrative Agent with sufficient copies for each Lender, at the Borrower's sole cost and expense, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(d).

        6.13 USE OF PROCEEDS. The Borrower may use the proceeds of the Loans and the Letters of Credit (a) to provide all or a portion of the funds necessary to repay in full all of the Indebtedness of the Borrower that is outstanding as of the Closing Date, to the extent otherwise permitted or required hereunder, and to replace any letters of credit outstanding under the Existing Credit Facility, (b) to the extent otherwise permitted or required hereunder, to


                                      67.

repurchase or redeem securities of the Borrower, and (c) for working capital and other general corporate purposes (including Permitted Acquisitions).

        6.14 ADDITIONAL GUARANTORS. If any Arbitron Subsidiary, other than a Foreign Subsidiary, shall at any time become a Material Subsidiary, or if the Borrower or any Subsidiary otherwise shall incorporate, create or acquire any Material Subsidiary, other than a Foreign Subsidiary, the Borrower shall cause such Material Subsidiary to furnish promptly, but in no event more than 30 days thereafter, each of the following to the Administrative Agent, in sufficient quantities for each Lender:

        (a) if such Subsidiary is the first such Subsidiary, a duly executed Subsidiary Guaranty, and for each such succeeding Subsidiary, a duly executed notice and agreement in substantially the form of Exhibit N (an "Additional Guarantor Assumption Agreement");

        (b) a duly executed Subsidiary Security Agreement, in substantially the form of Exhibit H, together with such other Collateral Documents as the Administrative Agent or any Lender may request; and

        (c) (i) copies of the resolutions of the board of directors (or equivalent governing body) of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Subsidiary Guaranty or Additional Guarantor Assumption Agreement, this Agreement, and the other Loan Documents, including all Collateral Documents to which it is a party), certified as of the effective date of such Additional Guarantor Assumption Agreement by the Secretary or an Assistant Secretary (or other appropriate officer) of such Subsidiary; (ii) a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver and perform, as applicable, its Additional Guarantor Assumption Agreement, this Agreement and all other Loan Documents and Collateral Documents to be delivered hereunder; (iii) copies of the articles or certificate of incorporation and bylaws (or other applicable Organization Documents) of such Subsidiary as in effect on the effective date of such Additional Guarantor Assumption Agreement, certified by the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary as of such date; and (iv) an opinion of counsel to such Subsidiary and addressed to the Administrative Agent and the Lenders, in form satisfactory to the Administrative Agent and addressing the matters set forth in Exhibit O.

        6.15    ADDITIONAL SUBSIDIARIES.

        (a) If the Borrower directly or indirectly incorporates, creates or acquires any additional Arbitron Subsidiary, then within 10 days thereafter, the Borrower shall (i) (A) pledge the capital stock of such additional Subsidiary to the Collateral Agent pursuant to the Borrower Pledge Agreement, if such stock is directly owned by the Borrower, or (B) if such stock is owned by a Subsidiary, cause such Subsidiary to pledge the capital stock of such additional Subsidiary to the Administrative Agent pursuant to a Subsidiary Pledge Agreement, (ii) execute and deliver, or cause such Subsidiary to have executed and delivered, to the Collateral Agent stock transfer powers executed in blank with signatures guaranteed as the Collateral Agent shall request, such Subsidiary Security Agreements and UCC-1 financing statements (as furnished by the Collateral Agent) for filing in each jurisdiction in which such filing is necessary to establish and perfect the


                                      68.

first priority security interest of the Collateral Agent (subject to the terms of the Intercreditor Agreement) in the Collateral with respect to the Borrower or such Subsidiary, and (iii) deliver such other items as reasonably requested by the Administrative Agent in connection with the foregoing, including resolutions, incumbency and officers' certificates, opinions of counsel, search reports and other certificates and documents; provided, however, that if any additional Subsidiary so incorporated, created or acquired is a Foreign Subsidiary, in no event shall more than 65% of the capital stock of any such Foreign Subsidiary be required to be so pledged.

        (b) If the combined EBITDA of all Arbitron Subsidiaries that are not Material Subsidiaries is greater than or equal to 10% of Consolidated EBITDA, based on the Borrower's quarterly financial statements for the most recent calendar quarter delivered to the Administrative Agent pursuant to Section 6.01, the Borrower shall designate one or more such Subsidiaries as a Material Subsidiary, such that after giving effect to all such designations the combined EBITDA of all remaining Arbitron Subsidiaries that are not Material Subsidiaries is less than 10% of Consolidated EBITDA. Within 10 days of the date of any such designation, the Borrower and any Subsidiary designated as a Material Subsidiary shall take all actions required under Section 6.14.

        (c) Following the delivery of Borrower's quarterly financial statements pursuant to Section 6.01, the Borrower may de-designate any Subsidiary previously designated as a Material Subsidiary under subsection (b) of this Section so that such Subsidiary shall no longer be treated as a Material Subsidiary, effective as of the date on which such de-designation is made, provided that: (i) such Subsidiary is not independently a Material Subsidiary under subsection (a) of the definition thereof and (ii) after giving effect to such de-designation the combined EBITDA of all Subsidiaries that are not Material Subsidiaries (including the EBITDA of the Subsidiary that has been de-designated) shall be less than 10% of Consolidated EBITDA. Notwithstanding any such de-designation, all Collateral Documents and Subsidiary Guaranties executed by each such Subsidiary pursuant to Section 6.14 shall continue in full force and effect according to their respective terms, and subject to the terms of the Intercreditor Agreement.

        6.16 ADDITIONAL INTELLECTUAL PROPERTY. The Borrower and each Arbitron Subsidiary shall execute such Supplemental IP Security Agreements and shall undertake such other filings, recordations, registrations and actions from time to time with respect to Intellectual Property created, purchased or otherwise acquired by the Borrower or such Subsidiary after the Effectiveness Date, as more fully set forth in the Borrower Security Agreement and Subsidiary Security Agreement or as reasonably requested by the Administrative Agent or any Lender.

        6.17 LICENSES. The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all material licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of their properties.

        6.18    FURTHER ASSURANCES.

        (a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue


                                      69.

statement of a material fact and do not and will not omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

        (b) Promptly upon request by the Administrative Agent or the Required Lenders, the Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge and deliver any and all such further acts, certificates, security agreements, assignments, estoppel certificates, financing statements, and continuations or amendments thereof, termination statements, notices of assignment, transfers, assurances and other instruments as the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

        The Borrower hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

        7.01 LIMITATION ON LIENS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property (including Intellectual Property, Proprietary Information and accounts and notes receivable, with or without recourse), whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

        (a)     any Lien created under any Loan Document;

        (b)     (i) Liens existing on the Closing Date and listed on Schedule
7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(a)(iii); and (ii) at any time prior to the Spin-Off Consummation Date, Liens on New Ceridian Assets that would, if such assets were at such time owned or held by New Ceridian, constitute "Permitted Liens" under and as defined in the New Ceridian Credit Agreement;

        (c) Liens for taxes, fees, assessments or other governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded under the Code;


                                      70.

        (d) Liens arising in the Ordinary Course of Business in connection with obligations (other than obligations for borrowed money) that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to Liens under bid, performance and other surety bonds, supersedeas and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software, services, or real estate and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur; and Liens upon funds collected temporarily from others pending payment or remittance on their behalf; provided that the aggregate value of all collateral pledged by the Borrower together with its Subsidiaries to secure Liens arising under this subsection and subsection (e) of this Section do not exceed on an aggregate, consolidated basis at any time outstanding the amount of $2,500,000;

        (e) Liens (other than any Lien imposed by ERISA) required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation; provided that the aggregate value of all collateral pledged by the Borrower together with its Subsidiaries to secure Liens arising under this subsection and subsection (d) of this Section do not exceed on an aggregate, consolidated basis at any time outstanding the amount of $2,500,000;

        (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

        (g) purchase money security interests on any property acquired or held by the Borrower or its Subsidiaries in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property to the extent permitted under
Section 7.03; provided, however, that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and
(iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

        (h) Liens securing the property of any Person that is acquired by the Borrower or any of its Subsidiaries after the Effectiveness Date; provided that such Liens existed prior to the date of such acquisition and were not created in contemplation thereof or for purposes of circumventing this Agreement;

        (i) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Contracts, provided that the aggregate value of such collateral so pledged by the Borrower and all such Subsidiaries in favor of all counterparties thereunder does not at any time exceed $1,000,000;

        (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access


                                      71.

by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution; and

        (k) Liens existing pursuant to the Private Placement Documents or pursuant to collateral documents securing any Specified Swap Contract, and in each case, subject to the Intercreditor Agreement.

        7.02    MERGERS AND CONSOLIDATIONS.

        (a) The Borrower shall not, and shall not permit any of its Arbitron Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except as provided in subsection (b) of this Section.

        (b)     Section 7.02(a) shall not prohibit:

                (i)     Permitted Acquisitions;

                (ii) the merger or consolidation of any Subsidiary (except New Ceridian) into the Borrower, or with or into any other Subsidiary, provided that if any such transaction is between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary is the continuing or surviving corporation;

                (iii) dispositions of assets pursuant to a dissolution or liquidation otherwise permitted under this Agreement of a Subsidiary;

                (iv) the sale or other disposition of all or substantially all of the assets of a Subsidiary of the Borrower to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; or

                (v) the mergers, consolidations or transfers of assets listed on Schedule 7.02(b) attached hereto.

        7.03    INDEBTEDNESS.

        (a) Borrower and Subsidiaries. The Borrower shall not, and shall not permit any Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following (collectively referred to herein as "Permitted Indebtedness"):

                (i)     the Obligations;

                (ii) Indebtedness arising from taxes, fees, assessments or other governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07;


                                      72.

                (iii) (A) Initial Permitted Indebtedness of the Borrower or any Subsidiary existing on the Closing Date or extensions, renewals and refinancings of such Indebtedness, provided that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase; and (B) at all times prior to the Spin-Off Consummation Date, Indebtedness constituting "Initial Permitted Indebtedness" under and as defined in the New Ceridian Credit Agreement;

                (iv) accounts payable of Borrower or its Subsidiaries to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

                (v)     obligations in respect of Permitted Swap Contracts;

                (vi) Indebtedness of Borrower or any Subsidiary of the Borrower secured by Permitted Liens of the type referred to in Section 7.01(g), in a principal amount (including imputed principal for Capital Leases) not to exceed $5,000,000, in the aggregate for the Borrower and all Subsidiaries of the Borrower, at any time outstanding;

                (vii) Indebtedness not secured by any Lien, in an outstanding principal amount not to exceed, together with the principal amount of Indebtedness outstanding at such time under clause (vi), $10,000,000 at any time in the aggregate for the Borrower and all Subsidiaries;

                (viii) unsecured Indebtedness not to exceed $14,000,000 incurred prior to December 31, 2001 in favor of the seller of certain assets relating to a Person known as "Coventry", as partial consideration for the Borrower's acquisition of such assets; provided the sum of all payments (including principal, interest, fees and other amounts) required to be made thereunder over the scheduled term thereof does not exceed $16,000,000;

                (ix) Indebtedness arising in connection with the Private Placement Documents;

                (x) prior to the Closing Date, Indebtedness required to be repaid on or before the Closing Date pursuant to Section 4.02(a)(v); and

                (xi) Indebtedness of Wholly-Owned Subsidiaries incurred pursuant to transactions permitted under Section 7.06(f).

        (b) Subsidiaries. The Borrower shall not permit any of its Subsidiaries to incur, assume or suffer to exist any Indebtedness if the aggregate principal amount of all Indebtedness of any such Subsidiary at any time would exceed 10% of such Subsidiary's net worth.

        7.04    DISPOSITION OF ASSETS.

        (a) The Borrower shall not, and shall not permit any of its Subsidiaries, to Dispose of any assets (including Intellectual Property, Proprietary Information, accounts and rights to


                                      73.

payment), whether now owned or hereafter acquired, or enter into any agreement to make any Disposition of such assets, except as permitted under subsection
(b).

        (b)     Section 7.04(a) shall not apply to or restrict:

                (i) (A) the Spin-Off Transaction; or (B) at any time prior to the Spin-Off Consummation Date, Dispositions of New Ceridian Assets that would be permitted under the New Ceridian Credit Agreement if such assets were at such time assets of New Ceridian;

                (ii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly, but in no event more than 30 days, applied to the purchase price of such replacement equipment; provided, however, that: (A) the replacement equipment has comparable value and is of the same type, and used for the same purpose, as the equipment sold; (B) the Person selling equipment under this subsection is the same Person that purchases any replacement equipment; (C) any such sale is conducted at arm's length and under commercially reasonable terms; and (D) to the extent there exists more than $1,000,000 of Net Cash Proceeds from all such equipment sold which have not yet been invested in replacement equipment, such amount shall be promptly applied under Section 2.05(a);

                (iii) the transfer of assets by the Borrower (A) to any of its Material Subsidiaries if such transfer is a sale for fair market value and the consideration received by the Borrower is cash; or (B) to any Wholly-Owned Subsidiary;

                (iv) Revocable licenses in the Ordinary Course of Business of Intellectual Property of the Borrower or its Subsidiaries to third parties (other than a Nielsen JV) upon commercially reasonable terms and that do not, singly or in the aggregate, result in a Material Adverse Effect;

                (v) (A) assignments and sales to a Permitted Nielsen JV of software used or usable for the compilation of data solely derived from PPM Technology, and to the extent, but only to the extent, consistent with the Nielsen JV Option Agreement; and (B) Revocable, non-exclusive licenses of software and other Intellectual Property to a Permitted Nielsen JV in the Ordinary Course of Business upon commercially reasonable terms that do not, singly or in the aggregate, result in a Material Adverse Effect;

                (vi) the license by the Borrower of its PPM Technology, solely for the purpose of audience measurement, to a Permitted Nielsen JV to the extent, but only to the extent, consistent with the Nielsen JV Option Agreement, and otherwise in form and substance satisfactory to the Administrative Agent and the Required Lenders;

                (vii) the non-transferable, exclusive U.S. license by the Borrower of its "Critical Band Encoding Technology" to Nielsen and the license to a Permitted Nielsen JV of encoding patents, to the extent, but only to the extent, consistent with the Nielsen JV Option Agreement, and otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders;


                                      74.

                (viii) the Disposition of assets or stock of Ceridian Info Tech (India) Private Limited and CSW Research Limited; provided that no Intellectual Property or Proprietary Information is Disposed of as part of any such Disposition, other than Intellectual Property and Proprietary Information that is not materially related to the Arbitron Business; and further provided that the total aggregate value of all assets and stock transferred pursuant to this clause does not exceed $3,500,000;

                (ix) the transfer by any Subsidiary of the Borrower of assets (upon voluntary liquidation or otherwise) to the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Material Subsidiary; or

                (x) transfers by the Borrower or its Subsidiaries totaling on a consolidated, aggregate basis for all such transfers in any fiscal year an amount not in excess of $1,000,000; provided that (A) each such transfer is otherwise permitted pursuant to the Loan Documents, (B) the consideration paid to the Company or its Subsidiaries in connection with each such transfer is exclusively in the form of cash or Cash Equivalents, (C) unused transfers permitted by this subsection (b)(x) shall not accrue to the following year, and (D) after giving effect to each such transfer there shall exist no Default or Event of Default.

        7.05 CONTINGENT OBLIGATIONS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations, except:

        (a) Contingent Obligations set forth in Schedule 5.10, or incurred pursuant to any Loan Document or any Specified Swap Contract;

        (b) Contingent Obligations arising in connection with supersedeas or appeal bonds in respect of litigation to which the Borrower or any of its Subsidiaries is a party or a real party in interest, in an amount for all such obligations on an aggregate consolidated basis not to exceed $1,000,000 at any time outstanding; provided that after giving effect to each such obligation there shall exist no Default or Event of Default;

        (c) endorsements for collection or deposit in the Ordinary Course of Business;

        (d) until the Spin-Off Consummation Date, (i) Contingent Obligations incurred in connection with the guaranty, of near or even date herewith, made by the Borrower in favor of Bank of America, N.A. (in its capacity as administrative agent under the New Ceridian Credit Agreement) to guarantee the obligations of New Ceridian under the New Ceridian Credit Agreement; and (ii) Contingent Obligations not incurred pursuant to or in furtherance of the Arbitron Business;

        (e) Contingent Obligations incurred pursuant to the Private Placement Documents;

        (f) Contingent Obligations consisting of Guaranty Obligations of (i) the Borrower in respect of Indebtedness of any Wholly-Owned Subsidiary or (ii) any Subsidiary in respect of Indebtedness of the Borrower or any Wholly-Owned Subsidiary; and


                                      75.

        (g) other Contingent Obligations of the Borrower and its Subsidiaries in an aggregate amount not in excess of $1,000,000 at any time outstanding.

        7.06 LOANS AND INVESTMENTS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, purchase, acquire, hold or maintain the capital stock, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to, make any Guaranty Obligation with respect to or make any additional investments in any Person, other than:

        (a) Investments listed on Schedule 7.06(b) and held by the Borrower or any Subsidiary as of the Closing Date;

        (b) Investments in the form of Cash Equivalents or investment grade marketable securities;

        (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services or franchising activities in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

        (d)     Investments resulting in Permitted Acquisitions;

        (e) advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount for all such advances by the Borrower and its Subsidiaries not to exceed in the aggregate $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous purposes arising in the Ordinary Course of Business;

        (f) extensions of credit by the Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries or the Borrower, in each case in the Ordinary Course of Business;

        (g)     Contingent Obligations permitted by Section 7.05;

        (h)     Investments permitted by Section 7.02;

        (i) Investments resulting from Dispositions permitted under Section 7.04(b)(iii), (vi), (vii) or (ix);

        (j) Investments consisting of PPM Expenditures in an amount not to exceed $5,000,000 for all such Investments in respect of all Nielsen JV's on an aggregate basis in any fiscal year;

        (k) Investments existing or entered into prior to the Separation Date to the extent constituting New Ceridian Assets; or

        (l) additional Investments otherwise permitted hereunder in Persons that are not, and will not be after giving effect to each such Investment, a Subsidiary, in an amount not to exceed


                                      76.

$3,500,000 in the aggregate for all such Investments in any fiscal year; provided that this subsection shall not permit Investments in either the Scarborough Partnership or any Nielsen JV.

        7.07    DIVIDENDS AND PAYMENTS.

        (a) The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem, or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that the Borrower may:

                (i) declare and make (A) the Distribution, or (B) dividend payments or other distributions payable solely in shares of its common stock (and, solely in respect of fractional shares, cash of a de minimis amount);

                (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares out of proceeds received from the substantially concurrent issue of new shares of its common stock, after taking into account (A) any prepayment made under Section 2.05 as a result of any reduction in the Aggregate Commitments under Section 2.06(b)(iii) in relation to such issuance and
        (B) any prepayment made or required to be made under the Private Placement Documents in relation to such issuance;

                (iii) make payments in the Ordinary Course of Business in connection with its Pension Plan or in connection with the employment, termination or compensation of its employees, officers or directors; and

                (iv) from and after that date on which the Borrower's 2002 year end financial statements are received by the Administrative Agent pursuant to Section 6.01, declare or pay cash dividends to its stockholders out of (and in an aggregate amount not exceeding) Aggregate Distributable Income; provided, however, that immediately after giving effect to any such proposed declaration or payment there exists no Default or Event of Default.

        (b) The Borrower shall not suffer or permit any Subsidiary of the Borrower (other than New Ceridian) to grant or otherwise agree to or suffer to exist any consensual restrictions on the ability of such Subsidiary to pay dividends and make other distributions to the Borrower, or to pay any Indebtedness owed to the Borrower or transfer properties and assets to the Borrower.

        (c) After the Spin-Off Consummation Date, the Subsidiaries may declare and make dividend payments in the Ordinary Course of Business to the Borrower and to Wholly-Owned Subsidiaries (and, in the case of a dividend payment by a non-Wholly-Owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests).

        7.08 USE OF PROCEEDS. The Borrower shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan proceeds, or the Letter of Credit, directly or indirectly, in violation of Regulation T, U or X of the Federal Reserve Board.


                                      77.

        7.09 HOSTILE ACQUISITION. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Acquisition unless: (a) the Acquisition complies with applicable Laws, (b) the board of directors or equivalent governing body of the Person to be so acquired provides written consent or approval of such Acquisition prior to its commencement; and (c) such Acquisition is otherwise permitted hereunder.

        7.10 LEVERAGE RATIO. The Borrower shall not permit its Leverage Ratio for any fiscal quarter, beginning with the fiscal quarter ended December 31, 2000, calculated as of the last date of such quarter, to exceed, for the Test Period ending on such date (including in respect of Test Period fiscal quarters ending prior to the Effectiveness Date, and using for this purpose the Form 10 Financial Statements and the Supplemental Financial Statements), the following amounts:

          ------------------------------------------------------------
               FISCAL QUARTER ENDING:        MAXIMUM LEVERAGE RATIO
          ------------------------------------------------------------
             December 31, 2000 through            3.75 to 1.00
                 September 30, 2001
          ------------------------------------------------------------
             December 31, 2001 through
                 September 30, 2002               3.25 to 1.00
          ------------------------------------------------------------
             December 31, 2002 through
                 September 30, 2003               3.00 to 1.00
          ------------------------------------------------------------
             December 31, 2003 through
                 September 30, 2004               2.75 to 1.00
          ------------------------------------------------------------
              December 31, 2004 and
                    thereafter                    2.50 to 1.00
          ------------------------------------------------------------

        7.11 FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit as of the last day of any fiscal quarter, beginning with the fiscal quarter ended December 31, 2000: (a) the sum of (i) the Borrower's Consolidated EBITDA for the Test Period ending on such day, less (ii) taxes actually paid in cash or Cash Equivalents for the Test Period ending on such day, less (iii) capital expenditures plus (without duplication) PPM Expenditures for the Test Period ending on such day, (b) divided by the sum of (i) Consolidated Interest Expense for the Test Period ending on such day plus (ii) Current Portion of Long-Term Debt as of such day; for the Borrower and its Subsidiaries on a consolidated basis (including in respect of Test Period fiscal quarters ending prior to the Effectiveness Date, and using for this purpose the Form 10 Financial Statements and the Supplemental Financial Statements), to be less than the following amounts:


                                      78.

          ------------------------------------------------------------
               FISCAL QUARTER ENDING              MINIMUM RATIO
          ------------------------------------------------------------
             December 31, 2000 through            2.00 to 1.00
                 September 30, 2001
          ------------------------------------------------------------
             December 31, 2001 through            2.25 to 1.00
                 September 30, 2002
          ------------------------------------------------------------
             December 31, 2002 through            2.50 to 1.00
                 September 30, 2003
          ------------------------------------------------------------
             December 31, 2003 through            3.00 to 1.00
                 September 30, 2004
          ------------------------------------------------------------
              December 31, 2004 and               3.50 to 1.00
                   thereafter
          ------------------------------------------------------------

        7.12 FOREIGN SUBSIDIARIES. The Borrower shall not, and shall not suffer or permit any Subsidiary to, (a) make any Disposition of, or make any Investment of, any of its property, business or assets (including Intellectual Property, Proprietary Information, accounts and rights to payment), whether now owned or hereafter acquired, to or in any Foreign Subsidiary, except Dispositions or Investments that, individually or in the aggregate, (i) are otherwise permitted hereunder and (ii) would not reasonably be expected to have a Material Adverse Effect on the business, results of operation or financial condition of the Borrower together with those of its Subsidiaries that are not Foreign Subsidiaries, taken as a whole, or (b) make any Investment in, or any Disposition to, Ceridian Info Tech (India) Private Limited in an aggregate amount, for all such Investments and Dispositions in respect of the Borrower and all Subsidiaries together from and after the Effectiveness Date, in excess of $200,000.

        7.13 CHANGE IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the Closing Date; (ii) extend any material amount of Indebtedness to or make any material equity Investment in any Person which engages in one or more lines of business all of which are substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the Effectiveness Date; or (iii) enter into any joint venture which engages in a material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the Effectiveness Date.

        7.14 ACCOUNTING CHANGES. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Borrower or of any of its consolidated Subsidiaries.

        7.15    CERTAIN CONTRACTS.

        (a) The Borrower shall not permit any of its Arbitron Subsidiaries (other than New Ceridian) to enter into any Contractual Obligation restricting the ability of such Subsidiary to pay dividends or make loans to the Borrower or Arbitron Subsidiaries of the Borrower.

        (b) The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any amendment, restatement, extension, supplement or other modification of the


                                      79.

Private Placement Documents (i) if the effect of any such action would be to render any of the conditions set forth in Section 4.01(a)(vii)(c) inaccurate or unsatisfied in any respect, or (ii) that would increase the rate of interest or any "Make Whole Amount" payable under the Private Placement Documents.

        (c) Unless consented to by the Required Lenders, the Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any amendment, revision, supplement or modification to any of the Spin-Off Documents after the Closing Date, other than (i) ministerial changes necessary to address administrative issues, or (ii) changes necessary to address facial ambiguities.

        7.16    TRANSACTIONS WITH AFFILIATES.

        (a) The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any material transaction of any kind with any Affiliate of the Borrower (other than a Subsidiary), or with New Ceridian and any of its Subsidiaries, other than arm's-length transactions with such Persons that are otherwise permitted hereunder.

        (b) The Borrower shall not suffer or permit any Nielsen JV or the Scarborough Partnership to Dispose of, or grant any Lien upon, Intellectual Property or Proprietary Information licensed to either such Person by the Borrower, provided, however, that the Scarborough Partnership may grant licenses of such Intellectual Property (i) to the Borrower, and (ii) to third Persons in the Ordinary Course of Business upon commercially reasonable terms; and provided further that a Permitted Nielsen JV may grant licenses in such Intellectual Property (A) to the Borrower, (B) to Nielsen to the extent, but only to the extent, consistent with the Nielsen JV Option Agreement, and otherwise in form and substance satisfactory to the Administrative Agent and the Required Lenders and (C) which are non-exclusive, non-transferable and Revocable to other Persons on commercially reasonable terms in the Ordinary Course of Business and consistent with the Nielsen JV Option Agreement.

        (c) Except as consented to in writing by the Administrative Agent and the Required Lenders, the Borrower shall not make or permit any amendment, modification, extension, renewal, restatement or assignment of the Nielsen JV Option Agreement or the Scarborough Partnership Agreement that would, directly or indirectly, (i) increase the amount of cash contributions or payments required to be made by the Borrower or any of its Subsidiaries to Nielsen, any Nielsen JV, or the Scarborough Partnership (ii) require the license or other Disposition of Intellectual Property of the Borrower or its Subsidiaries other than the property previously contemplated or alter the license or other transfer arrangements such that they involve longer terms, or less consideration than previously contemplated, or (iii) include products, applications or markets other than as previously contemplated, (iv) cause any such Nielsen JV to no longer satisfy the requirements of a Permitted Nielsen JV, or (v) foreseeably be detrimental to the Borrower or its Subsidiaries or to the interests of the Lenders.

        7.17 CAPITAL EXPENDITURES. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any expenditures for fixed or capital assets of the Borrower or its Subsidiaries, including obligations under Capital Leases, in excess of $5,000,000 in the aggregate for all such Persons, on a consolidated basis, in any fiscal year (not including


                                      80.

equipment and real estate subject to a sale-leaseback transaction consented to by the Required Lenders, and completed no later than 90 days after the date on which such property is sold by the Borrower or Subsidiary pursuant to such sale-leaseback transaction); provided, however, that this Section shall not restrict the incurrence of capital expenditures in respect of New Ceridian Assets prior to the Spin-Off Consummation Date, provided that any lease or other obligation (other than obligations in respect of trade payables entered into in the Ordinary Course of Business on customary payment terms) of the Borrower or any Arbitron Subsidiary related to such New Ceridian Asset shall be released or terminated on or before the Spin-Off Consummation Date.

        7.18 SALES AND LEASEBACKS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (b) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such lease.

        7.19 CERTAIN TAX MATTERS. The Borrower shall not, (a) during the two year period following the Closing Date, cease to be engaged in the active trade or business relied upon for purposes of satisfying the requirements of Section 355(b) of the Code and obtaining, and staying in conformity with, the IRS Ruling Letter; or (b) during the applicable period provided by Section 355(e)(2)(b) of the Code with respect to the Distribution, enter into any transaction or make any change to its equity structure (including stock issuance, pursuant to the exercise of options, option grants or otherwise, capital contributions or acquisitions, but not including the Distribution) that may cause the Distribution to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly capital stock of the Borrower representing a "50 percent or greater interest" within the meaning of Section 355(e) of the Code; provided that, in each case, the Borrower may take such actions if (i) the Borrower obtains an private letter ruling from the IRS to the effect that such actions should not result in the Distribution being taxable to New Ceridian or its shareholders, or (ii) the Borrower delivers to the Administrative Agent an opinion of independent counsel addressed to the Administrative Agent to the same effect, provided, that such opinion is reasonably acceptable in form and substance to the Administrative Agent.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

        8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

        (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment, utilization or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or


                                      81.

        (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant, or agreement contained in Section 6.03(a), (b), (c), (d), or
(f), Section 6.09, Section 6.13 or in Article VII; or the Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.01 or
Section 6.02 or in Section 6.03 (other than subsections (a), (b), (c), (d) or
(f) thereof) and such failure continues unremedied for a period of 10 days; or

        (c) Other Defaults. The Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default continues unremedied for a period of 20 days; or

        (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

        (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or
(B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (I) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (II) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

        (f) Insolvency Proceedings, Etc. Any Loan Party, any of its Subsidiaries, the Scarborough Partnership or the Nielsen JV institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is


                                      82.

entered in any such proceeding; provided, however, that it shall not be an Event of Default under this subsection (f) if any Subsidiary of the Borrower to which this subsection applies does not have annual revenues in excess of 1% of the consolidated revenues of the Borrower or net worth which constitutes more than 5% of the Consolidated Net Worth of the Borrower in the fiscal year immediately preceding the date this subsection first becomes applicable to such Subsidiary; or

        (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; provided, however, that it shall not be an Event of Default under this subsection (g) if any Subsidiary of the Borrower to which this subsection applies does not have annual revenues in excess of 1% of the consolidated revenues of the Borrower or net worth which constitutes more than 5% of the Consolidated Net Worth of the Borrower in the fiscal year immediately preceding the date this subsection first becomes applicable to such Subsidiary; or

        (h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment, order or decree for the payment of money in an aggregate amount exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any non-monetary final judgment, order or decree that has, or would reasonably be expected to have, a Material Adverse Effect and, in either case,
(a) enforcement proceedings are commenced by any creditor upon such judgment, order or decree, or (b) there shall be any period of 10 consecutive days during which such judgment, order or decree continues unsatisfied and during which a stay of enforcement of such judgment, order, or decree by reason of a pending appeal or otherwise, shall not be in effect; or

        (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect; or

        (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

        (k) Invalidity of Spin-Off Documents. Any Spin-Off Document, at any time after its execution and delivery and for any reason other than the satisfaction in full of all the obligations therein, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any party thereto denies that it has


                                      83.

any or further liability or obligation under any Spin-Off Document, or purports to revoke, terminate or rescind any Spin-Off Document; or

        (l)     Change of Control. There occurs any Change of Control;

        (m)     Collateral. (i) Any provision of any Collateral Document

        shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Subsidiary party thereto, or the Borrower or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder, or

                (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby, or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens; or

        (n) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Guarantor; or

        (o) Spin-Off Consummation. The Spin-Off Consummation Date does not occur on or before the Spin-Off Deadline.

        8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

        (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

        (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

        (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

        (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become


                                      84.

due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

        9.01    APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

        (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

        9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        9.03    LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its


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own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

        9.04    RELIANCE BY ADMINISTRATIVE AGENT.

        (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

        (b) For purposes of determining compliance with the conditions specified in Section 4.01 and Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

        9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The


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Administrative Agent will notify the Lenders of its receipt of any such notice.
The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

        9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), based on such Lender's Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as the case may be, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share (based on such Lender's Pro Rata Share) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the


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preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

        9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

        9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        9.10 OTHER AGENTS; LEAD MANAGERS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-


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agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

        9.11    COLLATERAL MATTERS.

        (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

        (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any Disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary in a transaction permitted under this Agreement; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section 10.01(f). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's rights under this Section 9.11.

        Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

                                   ARTICLE X.
                                  MISCELLANEOUS

        10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly


                                      89.
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affected thereby and by the Borrower, and acknowledged by the Administrative
Agent, do any of the following:

        (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

        (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

        (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

        (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

        (e) change the Pro Rata Share or Voting Percentage of any Lender other than as set forth in Section 3.06(b) or 10.16;

        (f) amend this Section, or any provision herein providing for consent or other action by all the Lenders;

        (g) amend Section 2.06(b), or amend Section 4.01 or 4.02 or waive any condition precedent specified therein (subject to the proviso in the introductory clause to Section 4.01); or

        (h) discharge any Guarantor, or release all or substantially all of the Collateral except as otherwise may be provided herein or in the Collateral Documents;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any L/C Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and
(iii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans, or participations in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share or the Commitment amount of such Lender may not be increased without the consent of such Lender.


                                      90.
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        10.02   NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

        (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent, or the L/C Issuer to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by first class mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, or the L/C Issuer pursuant to Article II shall be in writing and shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

        (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

        (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

        (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.


                                      91.
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        10.03   NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the
Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations. At the election of any Indemnitee, the Borrower shall defend such Indemnitee using legal counsel satisfactory to such Indemnitee in such Person's sole discretion, at the sole cost and expense of the Borrower; provided, however, that the Borrower shall only be obligated to hire one counsel to represent all of the Lenders unless any Lender advises the Borrower that its legal counsel has advised it that its interest is materially different from that of the other Lenders and it would not be adequately represented without its own separate counsel, in which case the borrower shall hire separate counsel for such Lender, satisfactory to such Lender. All amounts owing under this Section 10.04 shall be paid within 30 days after demand.

        10.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Credit


                                      92.

Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

        10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        10.07   SUCCESSORS AND ASSIGNS.

        (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b) Subject to the prior consent of the Administrative Agent, the L/C Issuer and, provided there exists no Default or Event of Default, the Borrower (such Borrower consent not to be unreasonably withheld), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations at the time owing to it); provided that (i) except in the case of an assignment of the


                                      93.
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entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless the Administrative Agent otherwise consents, (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and
(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,000. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01,
10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Loan Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

        (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any



                                      94.

provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (A) postpone any date upon which any payment of money is scheduled to be paid to such Participant (B) reduce the principal, interest, fees or other amounts payable to such Participant, or (C) release the Guarantor from the Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

        (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
10.15 as though it were a Lender.

        (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Loan Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

        (h)     As used herein, the following terms have the following meanings:

        "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, in the case of any assignment of a Loan, and the L/C Issuer, and unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

                                      95.

        "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 20 days' notice to the Borrower and the Lenders, resign as L/C Issuer. The Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

        10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower;
(g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates; or (j) to any Person from time to time party (directly, or through any agent or trustee) to the Intercreditor Agreement. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.



                                      96.

        10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

        10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the


                                      97.

Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.15 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.



                                      98.

        10.16   REMOVAL AND REPLACEMENT OF LENDERS.

        (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as it may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement. The Borrower may not under any circumstances remove or replace the Lender that is the L/C Issuer without causing such Lender simultaneously to be replaced as L/C Issuer and, causing such Lender to be released from all liability in respect of then-outstanding Letters of Credit; all pursuant to documentation in form and substance satisfactory to such Lender.

        (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05. The Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

        10.17   GOVERNING LAW.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE



                                      99.

COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        10.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


                                      100.

                                                                SCHEDULE 1.01(e)

                           EXISTING LETTERS OF CREDIT


--------------------- ------------------ ------------------------- -------------- ---------------
   LETTER OF CREDIT      BENEFICIARY        U.S. DOLLAR AMOUNT       ISSUE DATE      EXPIRATION
       NO.                                        (AS OF                                DATE
                                             EFFECTIVENESS DATE)
--------------------- ------------------ ------------------------- -------------- ---------------
      7504494           222 Riverside          $151,283.33           11/28/00        12/01/01
                       Plaza Corp c/o
     (Arbitron)           NY State
                          Teachers'
                         Retirement
                           System
--------------------- ------------------ ------------------------- -------------- ---------------



                               1.

                                                                SCHEDULE 1.01(i)

                         INITIAL PERMITTED INDEBTEDNESS



1.      Repayment obligations pursuant to the Letters of Credit described in
        Schedule 1.01(e).

2.      There are no existing capital leases.

3. Final payment in the amount of three million dollars ($3,000,000) to Tapscan Inc. due on May 4, 2001 under the Asset Purchase Agreement dated May 4, 1998.




                               1.

                                                                SCHEDULE 1.01(s)

                               SPIN-OFF DOCUMENTS

1.      The Form 10

2.      Amended and Restated Certificate of Incorporation of the Borrower

3.      Amended and Restated Bylaws of the Borrower

4. Distribution Agreement dated on or before the Separation Date between the Borrower and New Ceridian (see Schedules below)


   Schedule        Description of Schedule
   --------        -----------------------

   1.1(o)          Conveyancing and Assumption Instruments

   1.1(g)          Debt Realignment Plan

   1.1(ff)         List of Divested Business Entities Relating to Arbitron Business

   1.1(gg)         December 31, 1999 Media Information Balance Sheet

   1.1 (ii)(iii)   Government Contracts Exclusively Relating to Media Information Business

   1.1 (ii)(iv)    Lease Agreements Relating to Media Information Business

   1.1(ll)         List of Certain Liabilities to remain with the Corporation after Spin-Off

   1.1(ll) A       List of Certain Liabilities to be Assumed by New Ceridian

   2.8(a)          Guarantees where Corporation (Arbitron Inc.) is to be removed as a Guarantor

   2.8(b)          Guarantees where New Ceridian is to be removed as a guarantor of a Media
                   Information Liability

   7.3(b)          Allocation of deductibles with respect to Shared Insurance Policies

   7.3(e)          Allocation of deductible for Workers' Compensation, General Liability and
                   Automotive Liability Claims

   8.5             Allocation of Expenses


5. Personnel Agreement dated on or before the Separation Date between Arbitron and New Ceridian


                               1.

6. Tax Matters Agreement dated on or before the Separation Date between Arbitron and New Ceridian

7. Transition Services Agreement dated on or before the Separation Date between Arbitron and New Ceridian

8.      Information Statement dated December 6, 2000 attached as Annex A to the
        Form 10

9. Bill of Sale and Assumption Agreement, dated on or before the Separation Date, between the Borrower and the Parent.

10. Real Estate Sublease Agreement, dated on or before the Separation Date, between the Borrower, as sub-lessor, and the Parent, as sub-lessee, related to the facilities located at 142 W. 57th Street, New York, New York.



                               2.

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES


                  LENDER                           COMMITMENT                  PRO RATA SHARE
------------------------------------------- -------------------------- -------------------------------

Bank of America, N.A.                              $40,000,000                 17.777777778%

Fleet National Bank                                $40,000,000                 17.777777778%

The Chase Manhattan Bank                           $30,000,000                 13.333333333%

U.S. Bank National Association                     $30,000,000                 13.333333333%

The Bank of New York                               $20,000,000                  8.888888889%

BNP Paribas                                        $20,000,000                  8.888888889%

Bear Stearns Corporate Lending Inc.                $15,000,000                  6.666666667%

Citizens Bank of Massachusetts                     $15,000,000                  6.666666667%

The Royal Bank of Scotland plc                     $15,000,000                  6.666666667%
------------------------------------------- -------------------------- -------------------------------

Total                                             $225,000,000                      100%
-----                                             ------------                      ----
------------------------------------------- -------------------------- -------------------------------



                               1.

                                                                   SCHEDULE 5.05

                        LITIGATION AFFECTING LOAN PARTIES

        The following information is provided regarding various matters in litigation involving the Borrower and the Subsidiaries of the Borrower. The information provided includes matters where the plaintiff has alleged damages in an amount that exceeds $5,000,000 or where such damages are currently unknown, but could potentially exceed $5,000,000, and excludes threatened litigation where the threatening party or parties specified no Dollar threshold. Inclusion of any matter on the lists provided below shall not be deemed a conclusion on the part of the Borrower or its Subsidiaries that an adverse determination in connection with such matter is likely or expected, or that such a determination would necessarily result in a Material Adverse Effect. Terms not otherwise defined in this Schedule are used herein as defined in the Agreement.

1. Flying J, Inc. v. Comdata Network, Inc. and Trendar Corporation, et. al. In July 1996, Comdata was sued in the U.S. District Court for the Northern District of Utah by Flying J, an operator of a large chain of truck stops and formerly a significant Comdata customer. The complaint alleges violations of various antitrust laws, tortious interference with contract and unfair competition. Specifically, Flying J alleges that Comdata's market position in the transportation industry caused Flying J's agreement(s) with another truck stop chain to deploy point-of-sale authorization devices and truck driver service kiosks to unravel. Comdata filed a motion to dismiss, stay or transfer this case to the U.S. District Court for the Eastern District of Tennessee where Comdata had previously filed suit against Flying J in April 1996, seeking a temporary restraining order and, later, a permanent injunction to prevent Flying J from misappropriating certain confidential and proprietary information of Comdata, including misuse of Comdata's Comchek card numbers. Although the temporary restraining order was granted by the Tennessee court and remained in place through mid-December 1996, the Tennessee court declined to issue a permanent injunction and the Tennessee case, accordingly, was dismissed. The plaintiff filed an amended complaint in the Utah case in mid-January 1997. In January 1999, plaintiffs filed a second and third amended complaint seeking to add claims for interference with contractual relations with NCR and NTS, Inc. Plaintiffs' expert report has been filed under seal. A motion is pending to have the court reconsider its denial of plaintiffs' motion the Borrower as a party. Similar motions have been denied twice previously. Meanwhile, plaintiffs have sued the Borrower separately, repeating the same allegations made against Comdata. The complaint was accompanied with a motion to stay following the Borrower's answer. Ceridian has answered and is pursuing dispositive motions to dismiss. Ceridian believes that the separate suit filed against it is subject to various affirmative defenses, including, without limitation, lack of standing, laches, unclean hands, no damages as a result of conduct of the Borrower and statute of limitation defenses, and in addition the Borrower does not believe that suit reaches the damages thresholds specified above. The suit is disclosed only to provide a complete description of the current circumstances. The lawsuit against Comdata is currently scheduled for a four-week trial beginning in June 2001.


2. Fortune Funding LLC, et al. v. Ceridian Corporation. On July 28, 2000 the owner of the Borrower's former headquarters building sued the Borrower in the United States District Court for the District of Minnesota. The complaint alleges breach of contract, violation of Minn. Stat.

                               1.

561.17, common law waste, intentional and negligent misrepresentation, and violation of the consumer fraud act.

3. The Huntington National Bank v. ABR Benefits Services, Inc. The Huntington National Bank sued ABR Benefits Services in Circuit Court, Pinellas County, Florida. Plaintiff terminated their contract with ABR and claims breach of contract and wrongful retention of hardware and software. ABR's professional liability carrier is paying costs. The matter is currently in the discovery phase.


                               2.

                                                                   SCHEDULE 5.07

                                ERISA COMPLIANCE

Not Applicable.



                               1.

                                                                   SCHEDULE 5.10

                             CONTINGENT OBLIGATIONS

1.      Reimbursement obligations relating to letters of credit set forth in
Schedule 1.01(e).

2. Contingent Obligations arising in connection with the Borrower's guarantee of the obligations of New Ceridian under the New Ceridian Credit Agreement.

3. The Borrower's obligations to pay certain obligations as expressly set forth in the Spin-Off Documents.

4. Existing Contingent Obligations relating to a $1,200,000 letter of credit required by Liberty Sites, Ltd., the landlord of the Montreal, Canada facilities, and Contingent Obligations related to a guaranty of the account party's obligations in respect thereto, given to the issuing bank (CIBC) by the Borrower as of the Effectiveness Date, and by New Ceridian on the Closing Date.

5. Existing Contingent Obligations of $100,000 relating to the obligations of Resumix (a divested subsidiary) under a switchboard lease/purchase.

6. Existing Contingent Obligations of $18,900,000 under surety bonds primarily relating to various licensing or permitting requirements of Comdata (and its subsidiaries) for fuel tax, ATM, check cashing and related matters.

7. Existing Contingent Obligations of $900,000 under performance guarantees of Empros (a divested business operation) in Mexico, as to which the Borrower has a "back-up" indemnity from Siemens, the acquiror of Empros.

8. Existing Guarantees by the Borrower as of the Effectiveness Date, as described in Schedule 1.01(i), by New Ceridian as of the Closing Date, in substantially the form of Exhibit E, and by the Borrower's domestic Material Subsidiaries, in substantially the form of Exhibit F.

9. Contingent Obligations relating to a $2,000,000 Letter of Credit (the amount subject to rescission) issued under the Existing Credit Facility and to be reissued under the New Ceridian Credit Agreement.

10. Contingent Obligations arising in connection with the Borrower's guarantee to landlords in respect of 5 sales office locations leased by CCL (no sum certain), which guarantees were executed on March 10, 1998.

11. Contingent Obligations arising in connection with the Borrower's guarantee in the amount of $1,103,170 to IBM Canada, LTd of obligations of CCL, which guarantee was executed on December 7, 1998 and expires on January 1, 2003.

12. Contingent Obligations arising in connection with the Borrower's guarantee in the amount of $3,000,000 to CIBC of obligations of Pernicom, which guarantee was executed on August 27, 1999.


                               1.

13. Contingent Obligations arising in connection with the Borrower's customer guarantee for no sum certain to Asda of obligations of Centre-File, which guarantee was executed on September 5, 1997.

14. Contingent Obligations arising in connection with the Borrower's overdraft guarantee for no sum certain to National Westminster of obligations of Centre-File, which guarantee was executed on August 18, 1997.

15. Contingent Obligations arising in connection with the Borrower's landlord guarantee in the amount of $34,000 to Kingsway Group PLC of obligations of CCP, which guarantee was executed on July 1, 2000 and expires on December 24, 2002.

16. Contingent Obligations arising in connection with the Borrower's customer guarantee for no sum certain to Exxon Card Services of obligations of LAES/Comdata, which guarantee was executed on September 24, 1997 and expires on September 24, 2002.

17. Contingent Obligations arising in connection with the Borrower's customer guarantee for no sum certain to Exxon Card Services of obligations of SVS/Comdata, which guarantee was executed on March 1, 1999 and expires on March 1, 2004.

18. Contingent Obligations arising in connection with the Borrower's guarantee for no sum certain to IBM of obligations of Comdata, which guarantee was executed on June 30, 1998.

19. Contingent Obligations arising in connection with the Borrower's landlord guarantee for no sum certain to Norwestern Mutual Insurance of obligations of Comdata.

20. Contingent Obligations arising in connection with the Borrower's guarantee in the amount of $0 to AmSouth (1st American) of obligations of Comdata, which guarantee was executed on September 4, 1998.

21. Contingent Obligations arising in connection with the Borrower's guarantee in the amount of $0 to Chase Manhattan Bank of obligations of PowerPay.com, which guarantee was executed on October 1, 1999.

22. Contingent Obligations arising in connection with the Borrower's guarantee in the amount of $575,000 to Amplicon of obligations of Usertech, which guarantee was executed on November 3, 2000 and expires on November 1, 2003.



                               2.

                                                                   SCHEDULE 5.11

                              ENVIRONMENTAL MATTERS

        The following information is provided regarding various matters relating to Environmental Laws, Environmental Claims and Hazardous Materials involving the Borrower and its Subsidiaries. Inclusion of any matter on the lists provided below shall not be deemed a conclusion on the part of the Borrower that such matter would or could reasonably be expected to result in a Material Adverse Effect. Terms not otherwise defined in this Schedule are used herein as defined in the Agreement.

1. Printed Circuits Operations, St. Louis Park, Minnesota. Groundwater contamination was discovered at the printed circuits facility formerly operated by the Borrower's Computer Products division in St. Louis Park. Despite the sale of the printed circuits business and the transfer of the St. Louis Park real estate to CD Systems in connection with the spin-off of CD Systems, the Borrower remains responsible for environmental matters related to this site. A consent order was signed with the Minnesota Pollution Control Agency ("MPCA") which obligates the Borrower to perform MPCA-approved remedial actions. The MPCA has accepted the Borrower's proposed remedial alternative involving the treatment and discharge of contaminated groundwater, and has issued a record of decision setting the recommended cleanup levels for the groundwater. A response action plan was submitted and approved and remediation facilities have been in operation since July 1990. Groundwater clean up has progressed to the point where the site is expected to start the closure and delisting process within the next 1-2 years. CD Systems is pursuing a sale of this property. The remaining cost of implementing remedial actions was most recently estimated by management to be under $500,000.

2. Imprimis/Seagate Environmental Matters. The Borrower has agreed to indemnify Seagate against a portion of environmental liabilities relating the Imprimis facilities and sites where Imprimis may have disposed of hazardous materials, to the extent such liabilities relate to occurrences that predate the sale of Imprimis to Seagate, and to the extent such liabilities exceed the amount of applicable reserves on the closing balance sheet of Imprimis. Because those reserves have been exhausted, the Borrower is responsible for up to $8.2 million of the next $9.2 million of such liabilities, and for 50 percent of such liabilities beyond that amount, with a maximum indemnification obligation of $15.7 million. The Borrower has paid approximately $8.2 million to Seagate pursuant to this indemnity through mid-2000. The Borrower has established reserves for the full amount of its remaining liability with respect to this indemnification undertaking.

3. Chemical Marketing Corporation of America. In April and May 1999, MPCA has requested information, under the Minnesota Environmental Response and Liability Act regarding the possible release of hazardous substances or pollutants of contaminants at the Chemical Marketing Company of America Site, previously located at 180 Humboldt Avenue North, Hennepin County, Minneapolis. The Borrower's initial review of its documents shows that it had shipped hazardous waste from its former VTC subsidiary's location at 2800 E. Old Shakopee Road, Bloomington, MN back in the early 1980's. The Borrower has responded to the requests and is in discussion with MPCA and other PRPs regarding site clean up. Total clean up


                               1.

costs are estimated by management to be between $660,000 to $1,400,000. The Borrower has adequate reserves available to cover anticipated clean up costs.

4. Spring Grove, Minnesota. After detecting low levels of contamination in two municipal wells in Spring Grove, the MPCA requested information from the Borrower and Northern Engraving Corporation ("NEC") regarding a facility in Spring Grove operated by the Borrower from 1965 to 1971 and since that time by NEC. The Borrower and NEC subsequently entered into a consent order with the MPCA pursuant to which the Borrower and NEC are implementing certain remedial actions and have reimbursed the MPCA for 75% of its past costs in connection with this matter. Estimated future costs for the Borrower under the consent order may be as much as $500,000 over a period of as much as thirty years.

5. Freeway Sanitary Landfill, Burnsville, Minnesota. In April 1994, the Borrower received a request for information from the MPCA regarding the Borrower's connection with this landfill. Apparently groundwater contamination has been discovered in connection with this facility. The Borrower's investigation to date suggests that some waste materials generated by the Borrower were disposed of at this landfill during the relevant time period (1969-1990) in accordance with applicable law. In 1996, the State of Minnesota, under the Minnesota Landfill Cleanup Law, assumed responsibility for all further response actions at the site. The Landfill Cleanup Law requires the Borrower to preserve its rights to insurance coverage for cleanup costs at the site.

6. Oak Grove Landfill, Anoka County, Minnesota. This landfill in Anoka County, Minnesota, closed in 1984, was the subject of an investigation by the EPA and MPCA for several years. The Borrower's involvement with the site, allegedly as a result of utilizing a transporter who disposed of waste at the landfill, was relatively small. Nevertheless, the Borrower joined an Oak Grove PRP group, which has negotiated a consent decree with the EPA. The Borrower contributed approximately $250,000 to the PRP group and does not expect to make any significant future payments with respect to this site. In 1996, the State of Minnesota, under the Minnesota Landfill Cleanup Law, assumed responsibility for all further response actions at the site. The Landfill Cleanup Law requires the Borrower to preserve its rights to insurance coverage for cleanup costs at the site. The State of Minnesota has recently brought a lawsuit against the insurance companies and has subpoenaed all applicable records from PRP.

7. Isanti County, Minnesota. In the 1991 settlement of a civil action filed in the U.S. District Court for Minnesota, the Borrower and nine other parties agreed to reimburse the EPA and the MPCA for costs incurred in the surface cleanup of five waste disposal sites in Isanti County, and to create a remediation fund to conduct remedial activities at the sites for a period of 12 years, at which time the State of Minnesota would take over the sites. The Borrower has paid its share of these amounts. The settlement agreement also provides that unless new information is discovered during the 12 year period that indicates the seven settling PRPs have in the past been responsible for any additional contamination at these sites, the settling PRPs would obtain a full release from the State at the conclusion of the 12 year period.

8. Ecolotech, Minneapolis and St. Paul, Minnesota. Prior to 1987, the Borrower shipped wastes to Ecolotech, which operated facilities in Minneapolis and St. Paul. Soil and groundwater contamination where discovered at the sites and a consent order was entered into by the generators (including the Borrower) with the MPCA in 1987. Remedial efforts specified for the



                               2.

sites have been completed. The Borrower is awaiting termination of the consent order by the MPCA.

9. Hopkins Landfill, Hopkins, Minnesota. In March 1994, the Borrower received a letter from the City of Hopkins identifying the Borrower as having used the Hopkins Landfill for disposal of waste and seeking reimbursement of methane remediation costs. The City then placed a "hold" on its reimbursement request until the state legislature passed the Landfill Cleanup Law. In July 1996, the Borrower received a request from MPCA for information regarding the Borrower's connection with this landfill. The records search to date has not uncovered any disposal records for the Hopkins Landfill. The State of Minnesota, under the Minnesota Landfill Cleanup Law, has assumed responsibility for all further response actions at the site. The Landfill Cleanup Law requires the Borrower to preserve its rights to insurance coverage for cleanup costs at the site.

10. Other. The Borrower has identified certain of its facilities that contain asbestos containing materials ("ACM"). As to such facilities, it is the Borrower's policy and practice, in accordance with applicable Environmental Laws, to manage ACM in place or remove it when necessary. The Borrower is also aware of underground storage tanks located in its Comdata subsidiary facilities in Brentwood, Tennessee and Newberry, South Carolina which are being utilized in accordance with applicable Environmental Laws.



                               3.

                                                                   SCHEDULE 5.17

                 INTELLECTUAL PROPERTY; PROPRIETARY INFORMATION

(a)

                (i) TVScan software and trademark license dated May 1, 1998 from Tapscan Inc. to Arbitron for its exclusive use in the radio, agency and advertising industries worldwide and the television and cable industries outside the U.S. TVScan processes and provides custom analysis reports of television viewing data.

                (ii)    Software used for internal business: See 4(d) below.

                (iii) License agreement between Arbitron and Claritas Inc. for PRIZM/Clusters (population) data.

                (iv) License agreement between Arbitron and Market Statistics for demographic and economic data.

                (v) Software license agreement dated July 17, 2000 between Ceridian and Lariat Software, Inc. for software to be used in Borrower's services or processes.

                (vi) Software license agreement between CSW Research Ltd., and outside third parties. The licensed software is used in connection with survey research, including questionnaire design, automated telephone dialing, and data analysis. All agreements listed are for a one year term and are auto renewing for a like term.

        (b)     None.

        (c)     See Schedule 5.05, Item 3.

        (d)     See the list below.


ACT
Add Strip
Adobe Acrobat 4
ADOBE ACROBAT FULL
Adobe After Effects 4
Adobe Illustrator 6
Adobe Illustrator 7
Adobe PageMaker 6.5
Adobe Photoshop 5.5, 6 and 5LE
Adobe Type Manager Deluxe and Lite 4.6
Alladin StuffIt Deluxe 5.5
Allaire Cold Fusion 4
Apple OS 8.6 and 9.0.4
ARCSERVE


                               1.

ASPChart Charting Component
ATAMAN TELNET
ATLAS GIS
AUDIX VOICEPOWER
BackupEXEC
BARSPOOL
C++/DEC
CAS FOR WINDOWS
CDR
CLIENTS & PROFITS
Clients & Profits 4.0

CODE1+
COLD FUSION
COMPARERITE
Corel Draw 6
CRYSTAL INFO
CUTEFTP
DATAJET
DB BRZ
DBASE IV
DEFINITY G1
Deltagraph 4.5
DESIGNER
DEVELOPER
DOC1/DEC
DOC1/NT
DTC MANAGER
EDIFY
EXCEED6
Extensis Portfolio 5
Extensis Suitcase 8 and 9
EZCASE
EZFLOW
Fetch 3.03
FileMaker Pro 3, 4 and 5
FOREHELP
FREELANCE GRAPHICS
GEMBASE
GEOCODER
GHOST
GOLDMINE
HELPDESK
HP UNIX
HYPERION
IMAGE PRO


                               2.

IMAGEBASIC
IMAGEKEY
JAVA/DEC
Kai's Power Tools 3
KAWA
LAN WORKGROUP
LAN WORKPLACE
LAWSON INSIGHT
LEAD TOOLS
LEXMARK TOOLKIT
LISTCONV
LOTUS 1-2-3 V4.0
LOTUS 1-2-3 V5.0
LWP PRO 95/NT
MacLink Plus 9.7.1 through 11
Macromedia Dreamweaver 3 and 4
Macromedia Fireworks 3
Macromedia Flash 4 and 5
Macromedia Fontographer 4.1.5
Macromedia Freehand 8.01 and 9
MAILSTREAM
MCAFEE VIRUS SCAN
MEDIAMAX
MICRO FOCUS COBOL
MICRO FOCUS COBOL\DEC
MICROSOFT ACCESS
MICROSOFT EXCEL
MICROSOFT FOXPRO
MICROSOFT FRONTPAGE
Microsoft Internet Explorer 5
MICROSOFT OFFICE 2000
Microsoft Office 98 for Mac
MICROSOFT OFFICE PRO
MICROSOFT OFFICE97
MICROSOFT OFFICE97
Microsoft Outlook Exchange 8.2.1
Microsoft Outlook Express 5
MICROSOFT PROJECT
MICROSOFT PUBLISHER
MICROSOFT VB
MICROSOFT VFOXPRO
MICROSOFT VISSTUDIO
MICROSOFT WIN 2000
Microsoft Windows Media Player
MICROSOFT WORD
MICRPSOFT POWERPNT


                               3.

MITEK ICR/OCR
MS IIS
MS INTERNET EXPLORER
Netscape Communicator 4.7 and 6
NETWARE
NFS Maestro
Norton AntiVirus 5 and 6
Norton Utilities 4 and 5
ODBC FOR OS/2
ODBC FOR WINDOWS
ORACLE/NT
ORACLE/DEC
OS/2 LAN REQUESTER
OS/2 LAN SERVER
PAGEMAKER
PARADOX
PcAnywhere
PHOTOSHOP
PIXTOOLS/EZ
PIXTOOLS/IMAGE PROC
PKZIP/PKUNZIP
Pocket Ethernet Adapter III
PowerBuilder Desktop
PowerBuilder Professional
PowerPoint
PPI Modem Utilities
Project
PROMIX
ProtoView
PROXY
PVCS DEC
PVCS TRAKKER
PVCS Version Manager
PVCS\PC Columbia
PVCS\PC New York
QA Plus
QA Plus
QBAL
Quark Express 3.32
Quick Xpense
Quicken ExpensAble
QuickLink II Fax
QuickLink II Windows and DOS
Quancept CATI
Quanquest
Quantum


                               4.

Quanvert
Quanvert DBA
Quicktime
Quinput
Quinput DOS
REELBACKUP
REELIBRARIAN
REFLECTIONS FOR HP
ReFox
Removable Cartridge Disk Utilities
Roadmap to Developer Products and Services
ROBO HELP
ROBOT
ROLM CBXII
ROLM PHONEMAIL
RTPatch for InstallShield Professional
SALES TAX
Sanyo Boot Floppy
SAS
SAVEU2
SCO Unix Driver for AHA
SCSI Interface Kit
SCSI Network Manager
SCSI Pro!
SDK's, DDK's, and Operating Systems
SEAGATE CRYSTAL REPT
Serv-U FTP Server
Sheridan Developer's Toolkit
SideBar Try-n-Buy
Sidekick
SMARTGATE
SmartSuite 97
SmartSuite ATM Program Disk
SMAX
Solutions Development Kit
Sound Blaster 16 Software
Special Enhancements R410
Spread
SPSS
SQLNET
SQLNET FOR OS/2
SQLPLUS
SQZ!
Stacker
Stacker
Stacker


                               5.

Stacker
Stealth 64
Stealth 64 DRAM
Stealth 64 Video
Stealth II S220
Stealth II S220 Game Sampler CD
Stealth VRAM
Stonefield Database Toolkit
Superdisk for EtherCard
SYLVAN MAPS
SYNCSORT
SYSTEM COMMANDER
T4900 Reference Manual
Tab Pro
TCP/IP
TCP/IP DOS
TCP/IP OS2
Tech Net
TELEMATE
TELETHENA
Test
TEXTPAD
ThinkPad Bundle
Tools and Systems
TOTAL ACCESS STATS
Track for Windows
TrackMate
TRU64 UNIX DEC
TRUE DB GRID PRO 5.0
True DBGrid Pro
True DBGrid Pro VC++
UNIFACE
VBAssist
Vibra 16
Video for Windows Runtime
View for Windows
Viper V330
Viper VLB
VISIO
VISIO NETWORK EQ 2000
Visio Professional
Visio2000 Professional
Vistacom
VISUAL BASIC
Visual Basic Professional
Visual C++


                               6.

Visual C++ Power Tools
Visual C++ Subscription
Visual Components
Visual FoxPro
Visual FoxPro Professional Edition
Visual FoxPro Professional Training Series
Visual FoxPro Windows Professional
Visual FoxPro Windows Standard
Visual J++ Technology Preview 2
Visual Studio 97 Service Pack 3
Visual Studio Enterprise Edition
Visual Studio MSDN Library
Visual Studio Professional Edition
Visual Studio Professional Edition Licenses
Visual Test
VSFlexGrid Pro
VS-OCX
WEBBASE
Windows
WINDOWS 3.51
WINDOWS 95
Windows 95
Windows 95, Win32 SDK
Windows 95, Win32 SDK and Windows NT
Windows 95, Win32 SDK, Backoffice 1.5 SDK
Windows 98
Windows for Workgroups/DOS
WINDOWS NT 4.0 Clients
WINDOWS NT 4.0 Servers
WINDOWS NT 4.0 W/S
Windows NT Server
Windows NT Server
Windows NT Workstation
Windows NT Workstation, Win32 SDK, Windows
NT
 DDK
Windows Sound System
Winfax Lite
Winfax Pro
Winfax Pro Patch
WinLib Wizard
WinList for Windows
Winstone 94
Winzip
Wordperfect
Workgroup Add-On for Windows



                               7.

XTree Gold
XTree Gold
zip Install
zip tools 100




        (e)     None.

        (f)     None.

        (g)     Material Software owned and used by Arbitron:

                (i) Maximi$er/MediaProfessional (owned by Arbitron); performs research and sales analysis using respondent-level radio audience estimate data.

                (ii) Tapscan (owned by Arbitron); processes respondent-level and summary-level radio audience estimate data.

                (iii) Qualitap (owned by Arbitron); processes qualitative data.

                (iv) TV Qualitap (owned by Arbitron and licensed to Tapscan Inc. for its exclusive use in the television and cable industries in the U.S.); processes qualitative data.

                (v) TVScan software (owned by Tapscan Inc. and licensed to Arbitron for its exclusive use in the radio, agency and advertising industries worldwide and the television and cable industries outside the U.S.)


Note: Copyright registration applications were filed on Form TX in the U.S. Copyright Office for Maximi$er (a/k/a MediaProfessional), Tapscan, TVScan and Qualitap on December 18, 2000. Copyright registration applications were filed on December 28, 2000 for Borrower's internal software used to produce its ratings data..

                               8.

                                                                   SCHEDULE 5.19

                              EMPLOYMENT AGREEMENTS

        There is currently an employment agreement with Stephen B. Morris. Borrower's policy for its Arbitron division prior to the Spin-Off Consummation Date is that members of the Arbitron Executive Staff are generally eligible to receive up to one year's salary as severance in the event of termination of employment for reasons other than for cause. It is expected that change of control agreements will be entered into with members of the Executive Staff of Arbitron Inc. after the Spin-Off Consummation Date.



                               1.

                                                                   SCHEDULE 5.21

                          CAPITALIZATION; SUBSIDIARIES

                               Information as of the Effectiveness Date

        1.      Borrower's capitalization as of the Effectiveness Date:

                No. shares authorized: 500,000,000

                No. shares issued: 161,685,596

                No. shares outstanding: 145,681,462

                Please note that the shares listed above are subject to a reverse stock split at a ratio of one-for-five. The reverse stock split will be effective immediately after the Spin-Off Consummation Date.



        2. Following is a list of Borrower's Subsidiaries as of the Effectiveness Date:



-------------------------------------- ---------------------- --------------------- --------------
                                                                                       NO. OF
                                                                 PERCENTAGE OF         SHARES
                                          STATE OR OTHER       VOTING SECURITIES     AUTHORIZED/
                                          JURISDICTION OF     OWNED BY IMMEDIATE      ISSUED &
SUBSIDIARY                                 ORGANIZATION              PARENT          OUTSTANDING
-------------------------------------- ---------------------- --------------------- --------------
Arbitron Holdings Inc. (First Tier     Delaware               100%                  1000/1000
Arbitron subsidiary) formed in
October 2000
-------------------------------------- ---------------------- --------------------- --------------

    CSW Research Ltd. (Second Tier     United Kingdom         100%                  410,000/
    Subsidiary of Arbitron Holdings,
    Inc.)                                                                           405,000
-------------------------------------- ---------------------- --------------------- --------------

Euro-Fieldswork Ltd. (First Tier       United Kingdom         100%                  No shares yet
Arbitron Subsidiary)                                                                authorized nor
                                                                                    issued
-------------------------------------- ---------------------- --------------------- --------------

Ceridian Infotech (India) Private      India                  100%                  8,400,000/
Limited  (First Tier Arbitron
Subsidiary)                                                                         1,712,374
-------------------------------------- ---------------------- --------------------- --------------

ABR Information Services, Inc.         Florida                100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    ABR Employer Services, Inc.        Florida                100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    ABR Properties, Inc.               Florida                100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    BMC Consultants, Inc.              Colorado               100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------



                               1.

-------------------------------------- ---------------------- --------------------- --------------
                                                                                       NO. OF
                                                                 PERCENTAGE OF         SHARES
                                          STATE OR OTHER       VOTING SECURITIES     AUTHORIZED/
                                          JURISDICTION OF     OWNED BY IMMEDIATE      ISSUED &
SUBSIDIARY                                 ORGANIZATION              PARENT          OUTSTANDING
-------------------------------------- ---------------------- --------------------- --------------
    Ceridian Benefits Services, Inc.   Florida                100%                  N/A

    (f/k/a ABR Benefits Services,
        Inc.)
-------------------------------------- ---------------------- --------------------- --------------

    Ceridian Retirement Plan           Florida                100%                  N/A
    Services, Inc.

    (f/k/a ABR Retirement Plan
    Services, Inc.)
-------------------------------------- ---------------------- --------------------- --------------

    Charing Company, Inc.              Wisconsin              100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    Chowning, Ltd.                     Wisconsin              100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

        The Barrington Group           Wisconsin              100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    Matthews, Malone & Associates,
    Ltd.                               Arizona                100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    MidAtlantic 401(k) Services, Inc.  Virginia               100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    Western Pension Service            California             100%                  N/A
    Corporation
-------------------------------------- ---------------------- --------------------- --------------

        Ceridian Investors Advisors,   Florida                100%                  N/A
        Inc.

        (f/k/a ABR Investment
        Advisors, Inc.)
-------------------------------------- ---------------------- --------------------- --------------

Arbat Middle East E.C. (held in        Bahrain                100%                  N/A
trust) (inactive)
-------------------------------------- ---------------------- --------------------- --------------

Ceridian Canada Holdings, Inc.         Delaware               100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    Ceridian Canada Ltd.               Canada                 100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

        33444651 Canada Ltd.           Canada                 100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    Ceridian Performance Partners      Canada                 100%                  N/A
    Ltd.
-------------------------------------- ---------------------- --------------------- --------------

Ceridian Holdings U.K. Limited         United Kingdom         100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    Centrefile Limited                 United Kingdom         100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

        Centrefile APS Limited         United Kingdom         100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

        Centrefile (Mauritius) Ltd.    Mauritius              100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    Ceridian Performance Partners      United Kingdom         100%                  N/A
    Limited
-------------------------------------- ---------------------- --------------------- --------------

        Usertech UK Limited            United Kingdom         100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------



                               2.

-------------------------------------- ---------------------- --------------------- --------------
                                                                                       NO. OF
                                                                 PERCENTAGE OF         SHARES
                                          STATE OR OTHER       VOTING SECURITIES     AUTHORIZED/
                                          JURISDICTION OF     OWNED BY IMMEDIATE      ISSUED &
SUBSIDIARY                                 ORGANIZATION              PARENT          OUTSTANDING
-------------------------------------- ---------------------- --------------------- --------------

Ceridian Tax Services, Inc.            California             100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

Comdata Network, Inc.                  Maryland               100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    Comdata Network Inc. of            California             100%                  N/A
    California
-------------------------------------- ---------------------- --------------------- --------------

    Comdata Telecommunications         Delaware               100%                  N/A
    Services, Inc.
-------------------------------------- ---------------------- --------------------- --------------

    International Automated Energy     Florida                100%                  N/A
    Systems, Inc.
-------------------------------------- ---------------------- --------------------- --------------

    Permicom Permits Services, Inc.    Canada                 100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

    Stored Value Systems, Inc.         Delaware               100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

Computing Devices International        Delaware               100%                  N/A
Satellite Services, Inc.
-------------------------------------- ---------------------- --------------------- --------------

Partnership Group, Inc., The           Pennsylvania           100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

Plan Ware Inc. (inactive)              Pennsylvania           100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------

POWERPAY.COM INC.                      New Jersey             100%                  N/A

(f/k/a Ceridian Small Business
Solutions, Inc.)
-------------------------------------- ---------------------- --------------------- --------------

User Technology Services, Inc.         New York               100%                  N/A
-------------------------------------- ---------------------- --------------------- --------------



3. Following is a list of Borrower's Arbitron Subsidiaries as of the Effectiveness Date:

------------------------------------------------- ------------------------------------------------
SUBSIDIARY                                          STATE OR OTHER JURISDICTION OF ORGANIZATION
------------------------------------------------- ------------------------------------------------

------------------------------------------------- ------------------------------------------------
Arbitron Holdings Inc.                            Delaware
------------------------------------------------- ------------------------------------------------
    CSW Research Limited
                                                  United Kingdom
------------------------------------------------- ------------------------------------------------
    Euro-Fieldwork Limited
                                                  United Kingdom
------------------------------------------------- ------------------------------------------------

Ceridian Infotech (India) Private Limited         India
------------------------------------------------- ------------------------------------------------


                               3.

4. Following is a list of Borrower's Material Subsidiaries as of the Effectiveness Date:

------------------------------------------------- -----------------------------------------------
MATERIAL SUBSIDIARIES                             STATE OR OTHER JURISDICTION OF ORGANIZATION
------------------------------------------------- -----------------------------------------------
ABR Information Services, Inc.                    Florida
------------------------------------------------- -----------------------------------------------
Comdata Network, Inc.                             Maryland
------------------------------------------------- -----------------------------------------------


                Information as of the Spin-Off Consummation Date

1. Following is a list of Borrower's Arbitron Subsidiaries after the Spin-Off Consummation Date:

------------------------------- --------------------------- --------------------- ---------------
                                                               PERCENTAGE OF      NO. OF SHARES
                                      STATE OR OTHER         VOTING SECURITIES     AUTHORIZED/
                                     JURISDICTION OF        OWNED BY IMMEDIATE       ISSUED &
SUBSIDIARY                             ORGANIZATION                PARENT          OUTSTANDING
------------------------------- --------------------------- --------------------- ---------------
Arbitron Holdings Inc.          Delaware                    100%                  1000/1000
------------------------------- --------------------------- --------------------- ---------------
    CSW Research Limited                                                          410,000/
                                United Kingdom              100%                  405,000
------------------------------- --------------------------- --------------------- ---------------
    Euro-Fieldwork Limited                                                        No shares yet
                                United Kingdom              100%                  authorized
                                                                                  nor issued
------------------------------- --------------------------- --------------------- ---------------
                                                                                  8,400,000/
Ceridian Infotech (India)
Private Limited                 India                       100%                  1,712,374
------------------------------- --------------------------- --------------------- ---------------


2. There will not be any Material Subsidiaries of the Borrower as of the Spin-Off Consummation Date.




                               4.

                                                                   SCHEDULE 5.23

                       BROKERS' FEES AND RELATED EXPENSES

None.



                               1.

                                                                   SCHEDULE 5.25

                              THIRD PARTY CONSENTS

None.



                               1.

                                                                   SCHEDULE 7.01

                                 PERMITTED LIENS

None.



                               1.

                                                                SCHEDULE 7.02(b)

                             PERMITTED TRANSACTIONS

1.      Sale of assets of Ceridian Infotech (India) Private, Limited

2.      Sale of assets of CSW Research Limited

3.      Dissolution of Euro-Fieldword Limited

3. Separation ("Spin-off") of Ceridian Corporation into two publicly traded companies to be known as Ceridian Corporation and Arbitron Inc., respectively, pursuant to Spin-off documents.





                               1.

                                                                SCHEDULE 7.06(b)

                              PERMITTED INVESTMENTS

1. The following is a list of the Investments of the Borrower and its Subsidiaries (other than Investments in Subsidiaries) as of the Effectiveness
Date:


------------------------------ ------------------ ----------------------- -----------------------
                               STATE OR OTHER
                               JURISDICTION OF    PERCENTAGE OF VOTING
COMPANY                        INCORPORATION      SECURITIES OWNED       ARBITRON INVESTMENT
------------------------------ ------------------ ----------------------- -----------------------

Barrios Technology, Inc.       Texas              9.9%                    0
------------------------------ ------------------ ----------------------- -----------------------

Buyers' Health Care Action     Minnesota          9.3%                    0
Group, Inc.
------------------------------ ------------------ ----------------------- -----------------------

HotJobs.com, Ltd.              Delaware           1.4%                    0
------------------------------ ------------------ ----------------------- -----------------------

Revelation Technologies, Inc.  Delaware           7.4%                    0
------------------------------ ------------------ ----------------------- -----------------------

TruckersB2B, Inc.              Delaware           800,000 shares          0
------------------------------ ------------------ ---------------------- ------------------------

                               Delaware           13.75%                 1994:   $2,000,000
                                                                         1995:   $1,000,000
ADcom Information Services,                                              1996:   $1,585,000
                                                                         ------------------
Inc.                                                                     Total:   $4,585,000
------------------------------ ------------------ ---------------------- ------------------------

The Center for Online
Learning, Inc.                 Florida            2.8%                   2000:   $2,000
------------------------------ ------------------ ---------------------- ------------------------

Symmetrical Holdings, Inc.     Florida            7.5%                   1997:     $900,000
(f/k/a Symmetrical Resources                                             1998:     $500,000
                                                                         ------------------
Corporation)                                                             Total:  $1,400,000
------------------------------ ------------------ ---------------------- ------------------------


2. The following is a list of the Investments of the Borrower and its Subsidiaries (other than Investments in Subsidiaries) as of the Spin-Off Consummation Date:

------------------------------------------ ------------------------------------------------------
COMPANY                                    STATE OR OTHER JURISDICTION OF INCORPORATION
------------------------------------------ ------------------------------------------------------
ADcom Information Services, Inc.           Delaware
------------------------------------------ ------------------------------------------------------
The Center for Online Learning, Inc.       Florida
------------------------------------------ ------------------------------------------------------
Symmetrical Holdings, Inc.                 Florida
(f/k/a Symmetrical Resources Corporation)
------------------------------------------ ------------------------------------------------------


                               1.

                                                                  SCHEDULE 10.02

                    EURODOLLAR AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

CERIDIAN CORPORATION
Arbitron Company
9705 Patuxent Woods Drive
Columbia, MD  21046

Attention:     James Dwyer, Controller
               Telephone:  (410) 312-8295
               Facsimile:  410-312-8625
               Electronic Mail:  jim.dwyer@arbitron.com
               Website:  www.arbitron.com


BANK OF AMERICA, as Administrative Agent

Administrative Agent--Lending and Administrative Notices
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
Credit Services
Mail Code:  NC1-001-15-04
One Independence Center
101 North Tryon Street
Charlotte, NC 28255-0001
Acct. No.  1366212250600
ABA #: 053000196

Attention:     Barry Flynn
Telephone:     704-388-2374
Facsimile:     704-409-0015
Email:         barry.m.flynn@bankofamerica.com

With copy to:

Bank of America, N.A.
6610 Rockledge Drive, Suite 602
Bethesda, MD  20817

Attention:     Chitt Swamidasan
Telephone:     301-571-0716
Facsimile:     301-571-0719
Email:         chitt.swamidasan@bankofamerica.com



                                       1.

L/C Issuer:
----------

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA 90017-1466

Attention:     Sandra Leon
Telephone:     213.345.5231
Facsimile:     213.345.6694
Email:         sandra.leon@bankofamerica.com

Other Notices as a Lender:
-------------------------

Bank of America, N.A.
6610 Rockledge Drive, Suite 602
Bethesda, MD  20817

Attention:     Chitt Swamidasan
Telephone:     301-571-0716
Facsimile:     301-571-0719
Email:         chitt.swamidasan@bankofamerica.com


THE BANK OF NEW YORK

Requests for Credit Extensions:
------------------------------

The Bank of New York
One Wall Street
New York, NY 10286

Attention:     Dorothy Fowler
Telephone:     212-635-7294
Facsimile:     212-635-8679/8634
Email:         None

Notices (other than Requests for Credit Extensions):
--------------------------------------------------

The Bank of New York
One Wall Street
New York, NY 10286

Attention:     Kristen Talaber
Telephone:     212-635-8692
Facsimile:     212-635-8593
Email:         ktalaber@bankofny.com



                                       2.

BEAR STEARNS CORPORATE LENDING INC.

Requests for Credit Extensions:
------------------------------

Bear, Stearns & Co. Inc.
245 Park Avenue, 4th Floor
New York, NY 10167

Attention:     Victor F. Bulzacchelli
Telephone:     (212) 272-3042
Facsimile:     (212) 272-9184
Email:  vbulzacchelli@bear.com

Notices (other than Requests for Credit Extensions):
--------------------------------------------------

Bear, Stearns & Co. Inc.
245 Park Avenue, 4th Floor
New York, NY 10167

Attention:     Gloria Dombrowski
Telephone:     (212) 272-6043
Facsimile:     (212) 272-4844
Email:         gdombrowski@bear.com

With copy to:

Bear, Stearns & Co. Inc.
245 Park Avenue, 4th Floor
New York, NY 10167

Attention:     Patrick Marsh
Telephone:     (212) 272-7959
Facsimile:     (212) 272-9184
Email:         patrickmarsh@bear.com


BNP PARIBAS

Requests for Credit Extensions:
------------------------------

BNP Paribas
919 Third Avenue
New York, NY 10022

Attention:     Anthony Garcia
Telephone:     (212) 471-6652
Facsimile:     (212) 471-6697
Email:         anthony.garcia@americas.bnpparibas.com



                                       3.

Notices (other than Requests for Credit Extensions):
--------------------------------------------------

BNP Paribas
787 Seventh Avenue, 33rd Floor
New York, NY 10019

Attention:     Ted Koerner
Telephone:     (212) 841-2968
Facsimile:     (212) 841-2996
Email:         theodore.koerner@americas.bnpparibas.com



                                       4.

THE CHASE MANHATTAN BANK



Requests for Credit Extensions:
------------------------------


The Chase Manhattan Bank
1166 Avenue of the Americas
15th Floor
New York, NY 10036


Attention:     Andrea Kennedy
Telephone:     (212) 899-1412
Facsimile:     (212) 899-2906
E-mail:        Andrea.Kennedy@chase.com

Notices (other than Requests for Credit Extensions):
---------------------------------------------------

The Chase Manhattan Bank
1166 Avenue of the Americas
15th Floor
New York, NY 10036

Attention:     Carol A. Kornbluth
Telephone:     (212) 899-1418
Facsimile:     (212) 899-2908
E-mail:        Carol.Kornbluth@chase.com

With a copy to:
--------------

The Chase Manhattan Bank
270 Park Avenue, 40
New York, NY 10017

Attention:     Cris Kako
Telephone:     (212) 270-2074
Facsimile:     (212) 270-7481
E-mail:        Cris.Kako@chase.com

CITIZENS BANK OF MASSACHUSETTS

Requests for Credit Extensions:
------------------------------

Citizens Bank of Massachusetts
53 State Street, 8th Floor
Boston, MA 02109

Attention:     Monique Laurina
Telephone:     (617) 994-7052
Facsimile:     (617) 227-2035



                                       5.

Notices (other than Requests for Credit Extensions):
--------------------------------------------------

Citizens Bank of Massachusetts
53 State Street, 8th Floor
Boston, MA 02109

Attention:     Errin Siagel
Telephone:     (617) 994-7055
Facsimile:     (617) 227-8854
Email:         errin.siagel@citizensbank.com

FLEET NATIONAL BANK, as Syndication Agent

Requests for Credit Extensions:

Fleet National Bank
100 Federal Street
Mailcode: MADE 10009B
Boston, MA 02110

Attention:     Anita Hoffmann
Telephone:     (617) 434-8212
Facsimile:     (617) 434-8277

Notices (other than Requests for Credit Extensions):
---------------------------------------------------

Fleet National Bank
100 Federal Street
Mailcode: MADE 10009D
Boston, MA 02110

Attention:     Michael D. Elwell
Telephone:     (617) 434-8290
Facsimile:     (617) 434-8426
E-mail:        Michael_D_Elwell@Fleet.com




                                       6.

THE ROYAL BANK OF SCOTLAND PLC

Requests for Credit Extensions:
------------------------------

The Royal Bank of Scotland plc
65 East 55th Street, 21st Floor
New York, NY 10022

Attention:     Helaine Griffith
Telephone:     212-401-1338
Facsimile:     212-401-1336
Email:         None

Notices (other than Requests for Credit Extensions):
--------------------------------------------------

The Royal Bank of Scotland plc
101 Park Avenue, 10th Floor
New York, NY 10016

Attention:     Lee Morse
Telephone:     212-401-3765
Facsimile:     212-401-3456
Email:         lee.morse@rbos.com


U.S. BANK NATIONAL ASSOCIATION

Requests for Credit Extensions:
------------------------------

U.S. Bank National Association
601 2nd Avenue South
MPFP0702
Minneapolis, MN 55402-4302

Attention:     Karen Johnson
Telephone:     612-973-0546
Facsimile:     612-973-0825
Email:         None



                                       7.

Notices (other than Requests for Credit Extensions):
--------------------------------------------------

U.S. Bank National Association
601 2nd Avenue South
MPFP0702
Minneapolis, MN 55402-4302

Attention:     Elliot J. Jaffee
Telephone:     612-973-0543
Facsimile:     612-973-0825
Email:         None


                                       8.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      CERIDIAN CORPORATION, as Borrower

                                      By: /s/ WILLIAM J. WALSH
                                          --------------------------------------

                                      Name: William J. Walsh
                                           -------------------------------------

                                      Title: Executive Vice President of Finance
                                            ------------------------------------
                                             and Planning of Arbitron and
                                             Vice President of Ceridian


                                      S-1.

                                  BANK OF AMERICA, N.A., as
                                  Administrative Agent, a Lender and L/C Issuer

                                  By: /s/ CHITT SWAMIDASAN
                                      --------------------------------------
                                  Name:   CHITT SWAMIDASAN
                                       -------------------------------------

                                  Title:    Principal
                                       -------------------------------------



                                      S-2.

                                      FLEET NATIONAL BANK, AS A LENDER


                                      By:       /s/ MICHAEL D. ELWELL
                                          --------------------------------------

                                      Name:     Michael D. Elwell
                                           -------------------------------------

                                      Title:    Assistant Vice President
                                            ------------------------------------


                                      S-3.

                                      U.S. BANK NATIONAL ASSOCIATION, AS
                                      A LENDER

                                      By:       [SIG]
                                          --------------------------------------

                                      Name:   Elliot J. Jaffee
                                           -------------------------------------

                                      Title:  Senior Vice President
                                            ------------------------------------


                                      S-5.

                                      THE CHASE MANHATTAN BANK, AS A LENDER


                                      By:     /s/ CAROL A. KORUBLUTH
                                          --------------------------------------

                                      Name:   Carol A. Korubluth
                                           -------------------------------------

                                      Title:  Vice President
                                            ------------------------------------



                                      S-4.

                                      THE BANK OF NEW YORK, AS A LENDER

                                      By:       [SIG]
                                          --------------------------------------

                                      Name:     Kristen E. Talaber
                                           -------------------------------------

                                      Title:    Vice President
                                            ------------------------------------

                                      S-6.

                                      BNP PARIBAS, AS A LENDER


                                      By:     [SIG]
                                          --------------------------------------

                                      Name:   Serge Desrayaud
                                           -------------------------------------

                                      Title:  Head of Asset Management
                                            ------------------------------------


                                      By:       [SIG]
                                          --------------------------------------

                                      Name:     Gregg Bonardi
                                           -------------------------------------

                                      Title:    Director
                                            ------------------------------------


                                      S-7.

                                      BEAR STEARNS CORPORATE LENDING INC.,
                                      AS A LENDER

                                      By:       [SIG]
                                          --------------------------------------

                                      Name:     Donald Mullen
                                           -------------------------------------

                                      Title:    Sr. Managing Director
                                            ------------------------------------



                                      S-8.

                                      THE ROYAL BANK OF SCOTLAND PLC,
                                      AS A LENDER

                                      By:       [SIG]
                                          --------------------------------------

                                      Name:     Jayne Seaford
                                           -------------------------------------

                                      Title:    Vice President
                                            ------------------------------------



                                     S-10.

                                     CITIZENS BANK OF MASSACHUSETTS, AS A LENDER


                                      By:       [SIG]
                                          --------------------------------------

                                      Name:     JAYNE SEAFORD
                                           -------------------------------------

                                      Title:    V.P.
                                            ------------------------------------


                                      S-9.

                                                                       EXHIBIT A

                               FORM OF LOAN NOTICE

                                                        Date: ___________, _____


To:      BANK OF AMERICA, N.A., as Administrative Agent

Ladies and Gentlemen:

       Reference is made to that certain Credit Agreement, dated as of January 31, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among CERIDIAN CORPORATION, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as the administrative agent for such Lenders (in such capacity, the "Administrative Agent").

       The undersigned hereby requests (select one):

       [ ] A Borrowing of Loans    [ ] A conversion or continuation of Loans

       1.       On                                           (a Business Day).
                   -----------------------------------------

       2.       In the amount of $                                   .
                                  -----------------------------------

       3.       Comprised of                                         .
                             ----------------------------------------
                                 [Type of Loan requested]

       4. For Eurodollar Rate Loans: with an Interest Period of ____ months.

       The foregoing request complies with the requirements of Section 2.01 of the Credit Agreement. Other than in connection with a conversion or continuation of Loans, the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect to the Borrowing or conversion or continuation of Loans requested above:

       (a) The representations and warranties made by the Borrower in the Credit Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of the Borrowing or conversion or continuation of Loans requested above, except to the extent that such representations and warranties specifically refer to any earlier date; and

       (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Borrowing or conversion or continuation of Loans requested above.

                            CERIDIAN CORPORATION

                            By:
                                 -----------------------------------------------

                            Name:
                                   ---------------------------------------------

                            Title:
                                    --------------------------------------------

                                                                       EXHIBIT B

                                FORM OF LOAN NOTE


$
 -----------------------                                 -----------------------

       FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), on the
Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of January 31, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as the administrative agent for such Lenders (in such capacity, the "Administrative Agent").

       The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

       This Loan Note is one of the Loan Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Loan Note is also entitled to the benefits of the Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Loan Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

       The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Loan Note.

       THIS LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                           CERIDIAN CORPORATION

                           By:
                               ------------------------------------------------

                           Name:
                                  ---------------------------------------------

                           Title:
                                   --------------------------------------------

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                    AMOUNT OF        OUTSTANDING
                   TYPE OF                                          PRINCIPAL         PRINCIPAL
                    LOAN           AMOUNT OF         END OF        OR INTEREST         BALANCE           NOTATION
  DATE              MADE           LOAN MADE        INTEREST        PAID THIS        THIS DATE           MADE BY
                                                     PERIOD           DATE

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

--------          --------         --------         ---------        --------         --------           --------

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                                       Financial Statement Date:          ,
                                                                ----------


To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

       Reference is made to that certain Credit Agreement, dated as of January 31, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among CERIDIAN CORPORATION, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as the administrative agent for such Lenders (in such capacity, the "Administrative Agent").

       The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________________________ of the
Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

            [Use following for fiscal year-end financial statements]

       1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal quarter-end financial statements]

       1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

       2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

       3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                 [select one:]

       [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                     --or--

       [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

       4.     The financial covenant analyses and information set forth on
              Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________, _________.

                             CERIDIAN CORPORATION

                             By:
                                  ---------------------------------------------

                             Name:
                                    -------------------------------------------

                             Title:
                                     ------------------------------------------

 For The Quarter/Year Ended _________________________________(Statement Date")


                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.     SECTION 7.10 - LEVERAGE RATIO

       A. Consolidated Funded Indebtedness of the Borrower and its Subsidiaries as of the Statement Date:

              1. All obligations for borrowed money of the Borrower and its Subsidiaries on a consolidated basis at the Statement
                     Date:                           $
                                                     -------------------------

              2. All obligations of the Borrower and its Subsidiaries as evidenced by bonds, debentures, notes and loan agreements on a consolidated basis at the Statement Date:
                                                    $
                                                     -------------------------


              3. All obligations of the Borrower and its Subsidiaries in respect of letters of credit, surety bonds, bankers' acceptances or similar instruments on a consolidated basis
                     at the Statement Date:          $
                                                     -------------------------

              4. All obligations of the Borrower and its Subsidiaries to pay the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business pursuant to ordinary terms and paid within the specified time) on a consolidated basis at the Statement
                     Date:                          $
                                                     -------------------------


              5. The capitalized amount of all Capital Leases of the Borrower and its Subsidiaries that would appear on a balance sheet of such Persons prepared as of the Statement Date in accordance with GAAP and the capitalized amount of the remaining lease payments under any Synthetic Lease Obligations incurred by the Borrower or any of its Subsidiaries which would appear on a balance sheet of such Persons prepared as of the Statement Date in accordance with GAAP if such lease were accounted for as a Capital
                     Lease:                         $
                                                     -------------------------




                                  Schedule 2-1

              6. All guaranty obligations of the Borrower and its Subsidiaries in respect of obligations of any Person in the nature of the obligations referenced in Lines I.A.1 through
                     I.A.4 above:                    $
                                                       -------------------------

              7. Consolidated Funded Indebtedness as of the Statement Date [Line I.A.1 + I.A.2 + I.A.3 + I.A.4 + I.A.5 +
                     I.A.6]:                         $
                                                       -------------------------

       B. Consolidated EBITDA of the Borrower and its Subsidiaries for the period of the four fiscal quarters ending on the Statement Date ("Test Period"):

              1. Net income of the Borrower and its Subsidiaries on a consolidated basis for the Test Period, as determined in
                     accordance with GAAP:            $
                                                       -------------------------

              2. All extraordinary non-cash losses and non-cash gains, and non-cash losses and non-cash gains from discontinued operations of the Borrower and its Subsidiaries on a consolidated basis for the Test Period:
                                                     $
                                                       -------------------------

              3. All cash payments made by the Borrower and its Subsidiaries during the Test Period in respect of non-cash charges listed on Line I.B.2 of Schedule 2 attached to any Compliance Certificate delivered to the Administrative Agent prior to the Statement Date hereof:
                                                   $
                                                       -------------------------

              4. All interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP for the Test Period, but excluding any fees, charges and expenses of the Borrower and its Subsidiaries arising from the negotiation, execution, closing and consummation of the Spin-Off Documents, the Loan Documents, the Private Placement Documents and any Specified Swap
                     Contracts:                       $
                                                       -------------------------



                                  Schedule 2-2

              5. The portion of all rent expense of the Borrower and its Subsidiaries for the Test Period under Capital Leases that is treated as interest in accordance with GAAP on a
                     consolidated basis:              $
                                                       -------------------------

              6. The amount of taxes of the Borrower and its Subsidiaries on a consolidated basis for the Test Period, based on or measured by income used or included in the determination of
                     Line I.B.1:                     $
                                                       -------------------------
              7. All depreciation expense and amortization expense of the Borrower and its Subsidiaries on a consolidated basis for
                     the Test Period:                $
                                                       -------------------------

              8. All interest income of the Borrower and its Subsidiaries on a consolidated basis for the Test Period:
                                                      $
                                                       -------------------------

              9. Consolidated EBITDA for the Test Period [Line I.B.1 +/- I.B.2 (if the amount in Line I.B.2 constitutes a loss, it should be added; if it constitutes a gain, it should be subtracted) - I.B.3 + I.B.4 + I.B.5 + I.B.6 + I.B.7 -
                     I.B.8]:                          $
                                                       -------------------------

       C.     Leverage Ratio [Line I.A.7 / I.B.9]:               _________ to 1

       D.     Maximum permitted Leverage Ratio at the Statement Date (See
              Section 7.10 of the Agreement for ratio applicable to the
              Statement Date):                                   _________ to 1

                       COMPLIANCE WITH COVENANT (YES / NO)

II.      SECTION 7.11 - FIXED CHARGE COVERAGE RATIO

       A.     Consolidated EBITDA for the Test Period [Line I.B.9]:
                                                      $
                                                       -------------------------

       B. Taxes actually paid by the Borrower and its Subsidiaries on a consolidated basis in cash or Cash Equivalents for the Test
              Period:
                                                     $
                                                       -------------------------


       C. Capital expenditures plus (without duplication) PPM Expenditures of the Borrower and its Subsidiaries on a consolidated basis for
              the Test Period:                       $
                                                       -------------------------

                                  Schedule 2-3

       D. Consolidated Interest Expense of the Borrower and its Subsidiaries on a consolidated basis for the Test Period [Line I.B.4 + I.B.5]:

                                                      $
                                                       -------------------------

       E. Current Portion of Long-Term Debt for the Test Period of the Borrower and its Subsidiaries on a consolidated basis:
                                                     $
                                                       -------------------------

       F.     Fixed Charge Coverage Ratio
             [(Line II.A - II.B - II.C) /(Line II.D + II.E)]:
                                                                __________ to 1

       G. Minimum permitted Fixed Charge Ratio (See Section 7.11 of the Agreement for ratio applicable to the Statement Date):

                                                                ___________to 1

                       COMPLIANCE WITH COVENANT (YES / NO)



                                  Schedule 2-4

                                                                       EXHIBIT D

                        FORM OF ASSIGNMENT AND ACCEPTANCE

              Reference is made to that certain Credit Agreement, dated as of January 31, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among CERIDIAN CORPORATION, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as the administrative agent for such Lenders (in such capacity, the "Administrative Agent").

              The assignor identified on the signature page hereto (the "Assignor") and the assignee identified on the signature page hereto (the "Assignee") agree as follows:

       1.     (a)   Subject to paragraph 11, effective as of the date
specified on Schedule 1 hereto (the "Effective Date"), the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement.

       (b) From and after the Effective Date, (i) the Assignee shall be a party under the Credit Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent of the Assigned Interest. The Assignor and/or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under
Section 10.07(b) of the Credit Agreement.

       2. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Assignor and the Assignee.

       3. From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Loan Notes, if any, in respect of the Assigned Interest (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement and such Loan Notes, if any, for periods prior to the Effective Date directly between themselves.

       4.     The Assignor represents and warrants to the Assignee that:

       (a) The Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

       (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the Outstanding Amount of all Loans and L/C Obligations relating to the Assigned Interest as of the Effective Date;

       (c) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

       (d) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor.

              The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Affiliates or the performance by the Borrower or any of its Affiliates of their respective obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

       5. The Assignee represents and warrants to the Assignor and the Administrative Agent that:

       (a)    it is an Eligible Assignee;

       (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith;

       (c) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee;

       (d) under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the Assignee's signature below, no tax forms described in Section 10.15 of the Credit Agreement are required to be delivered by the Assignee; and

       (e) the Assignee has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon the Assignor or the Administrative Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

       6. The Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

       7. If either the Assignee or the Assignor desires a Loan Note to evidence its Loans, it shall request the Administrative Agent to procure a Loan Note from the Borrower.

       8. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

       9. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

       10. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Section of the Credit Agreement entitled "Governing Law."

       11. The effectiveness of the assignment described herein is subject to:

       (a) if such consent is required by the Credit Agreement, receipt by the Assignor and the Assignee of the consent of the Administrative Agent and/or the Borrower to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to the Administrative Agent, the Assignor and the Assignee hereby request any such required consent and request that the Administrative Agent register the Assignee as a Lender under the Credit Agreement effective as of the Effective Date; and

       (b) receipt by the Administrative Agent of (or other arrangements acceptable to the Administrative Agent with respect to) any applicable assignment fee referred to in Section 10.07(b) of the Agreement and any tax forms required by Section 10.15 of the Credit Agreement.

              By signing below, the Administrative Agent agrees to register the Assignee as a Lender under the Credit Agreement, effective as of the Effective Date with respect to the Assigned Interest, and will adjust the registered Pro Rata Share of the Assignor under the Credit Agreement to reflect the assignment of the Assigned Interest.

       12. Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Assignee.

              IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.


                                     ASSIGNOR:
                                     [NAME OF ASSIGNOR]

                                     By:
                                        -----------------------------
                                     Name:
                                          ---------------------------
                                     Title:
                                           --------------------------






[ ]     Tax forms required by        ASSIGNEE:
        Section 10.15 of the         [NAME OF ASSIGNEE]
        Credit Agreement
        included
                                     By:
                                        -----------------------------
                                     Name:
                                          ---------------------------
                                     Title:
                                           --------------------------


(Signatures continue)

In accordance with and 10.07 of the
Credit Agreement, the undersigned
consent to the foregoing assignment
as of the Effective Date:

CERIDIAN CORPORATION


By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------


BANK OF AMERICA, N.A.,
as Administrative Agent and L/C Issuer

By:
   -----------------------------

Title:
      --------------------------

                                   SCHEDULE 1
                          to Assignment and Acceptance
                              The Assigned Interest


Effective Date:
                ----------------------

                                       TYPE AND AMOUNT OF OUTSTANDING OBLIGATIONS           ASSIGNED PRO RATA
        ASSIGNED COMMITMENT                             ASSIGNED                                  SHARE
$                                     [type] $                                                                %
 ---------------------------                  ----------------------------------     -------------------------



                                  Schedule 1-1

                                   SCHEDULE 2
                          to Assignment and Acceptance
                             Administrative Details

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)




                                  Schedule 2-1

                                                                       EXHIBIT E

                          FORM OF NEW CERIDIAN GUARANTY

       THIS GUARANTY (this "Guaranty"), dated as of January 31, 2001, is made by NEW CERIDIAN CORPORATION, a Delaware corporation (the "Guarantor"), in favor of
(a) the financial institutions (the "Lenders" and, individually, a "Lender") from time to time party to that certain Credit Agreement dated as of January 31, 2001 (as renewed, extended, modified, amended or restated from time to time, the "Credit Agreement"), among CERIDIAN CORPORATION, a Delaware corporation (the "Borrower"), the Lenders and BANK OF AMERICA, N.A., as the administrative agent for such Lenders (in such capacity, the "Administrative Agent"), (b) the "Swap Provider" (as defined herein), and (c) the Note Holders party from time to time to the Note Purchase Agreement (collectively, the "Guaranteed Parties" and each, individually, a "Guaranteed Party").

                                    RECITALS

       WHEREAS, it is a requirement under the Credit Agreement and the Note Purchase Agreement that Guarantor shall be bound by the terms and conditions of this Guaranty pending the Spin-Off Consummation Date; and

       WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the credit extensions to the Borrower pursuant to the Credit Agreement and the Note Purchase Agreement together with the amendments, restatements, extensions and continuations contemplated therein, and from the Spin-Off Transaction, which benefits are hereby acknowledged by the Guarantor;

       WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the Borrower being party to the Specified Swap Contracts, which benefits are hereby acknowledged;

       NOW, THEREFORE, in consideration of the Administrative Agent and Lenders entering into the Credit Agreement, the Guarantor hereby agrees as follows:

       SECTION 1 Definitions; Interpretation.

       (a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

       (b) Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings:

       "Collateral Agent" means Bank of America, N.A. in its capacity as "Collateral Agent" under, and as defined in, the Intercreditor Agreement (or such replacement Collateral Agent as may be appointed from time to time pursuant thereto) on behalf and for the benefit of, (a) Bank of America, N.A., in its capacity as Administrative Agent for the benefit of itself and the other Lenders from time to time party to the Credit Agreement, and the L/C Issuer; (b) the

Note Holders from time to time party to the Note Purchase Agreement; and (c) the Swap Provider.

       "Credit Documents" means, collectively, the Loan Documents, the Swap Documents, and the Note Purchase Documents.

       "Guaranteed Obligations" has the meaning set forth in Section 2(a).

       "Guaranteed Parties" and "Guaranteed Party" have the meanings assigned to them in the first paragraph hereof.

       "Guarantor Documents" means this Guaranty, and all other certificates, documents, agreements and instruments delivered to the Guaranteed Parties under or in connection with this Guaranty.

       "Indemnified Liabilities" has the meaning set forth in Section 15(b).

       "Indemnified Person" has the meaning set forth in Section 15(b).

       "Intercreditor Agreement" means that Intercreditor Agreement dated as of January 31, 2001 among the Collateral Agent, the Administrative Agent, the Swap Provider, and the Note Holders.

       "Note Holder Collateral Documents" means, collectively, (a) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders), (b) all Account Control Agreements executed by any Loan Party under any Note Holder Document, (c) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Note Holder Document, and (d) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

       "Note Holder Documents" means, collectively, the Note Purchase Agreement, the Note Holder Collateral Documents and the Note Holder Guaranties.

       "Note Holder Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders.

       "Note Holder" means a "Note Holder" under, and as defined in, the Note Purchase Agreement.

       "Note Purchase Agreement" means that Note Purchase Agreement dated as of January 31, 2001 among the Borrower and the Note Holders party thereto.

       "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the New York Uniform Fraudulent Conveyance Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

       "Specified Swap Agreement" means any ISDA(R) Master Agreement (including any schedule and confirmation relating thereto) entered into between the Borrower and the Swap Provider as swap counterparties.

       "Specified Swap Contract" means any interest rate swap entered into between the Borrower and the Swap Provider as swap counterparties constituting a "Specified Swap Contract" as defined in the Credit Agreement.

       "Subordinated Debt" has the meaning set forth in Section 7(a).

       "Subordinated Debt Payments" has the meaning set forth in Section 7(b).

       "Swap Collateral Documents" means, collectively, (i) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider), (ii) all Account Control Agreements executed by any Loan Party under any Swap Document, (iii) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Swap Document, and (iv) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

       "Swap Documents" means, collectively, (a) any Specified Swap Agreement,
(b) the Swap Collateral Documents, and (c) the Swap Guaranties.

       "Swap Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider.

       "Swap Provider" has the meaning specified in the Intercreditor Agreement.

       (c)    Interpretation. The rules of interpretation set forth in Section
1.02 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

       SECTION 2 Guaranty.

       (a) Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to each of the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to each such Guaranteed Party, whether created under, arising out of or in connection with any of the Credit Documents, including all Obligations (as independently defined in each of the Credit Agreement and the Note Purchase Agreement); and any obligations under any Specified Swap Agreement to the extent arising out of any one or more Specified Swap Contracts. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter becomes unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the "Guaranteed Obligations."

       (b) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the New York Fraudulent Conveyance Act and Sections 544 and 548 of the Bankruptcy
Code) any limitations on the amount of the Guarantor's liability with respect to any of the Guaranteed Obligations which any of the Guaranteed Parties can enforce under this Guaranty, such Guaranteed Parties by their acceptance hereof accept such limitation on the amount of the Guarantor's liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.

       SECTION 3 Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

       (i) the Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon the Guaranteed Parties' exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any collateral now or hereafter securing any of the Guaranteed Obligations;

       (ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

       (iii) the Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

       (iv) the Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:

              (A) any proceeding under any Debtor Relief Laws with respect to the Borrower, any other guarantor or any other Person;

              (B) any limitation, discharge, or cessation of the liability of the Borrower, any other guarantor or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

              (C) subject to Section 24 hereof, any merger, acquisition, consolidation or change in structure of the Borrower, the Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Guarantor, any other guarantor or other Person;

              (D) any assignment or other transfer, in whole or in part, of any of the Guaranteed Parties' interests in and rights under this Guaranty or the other Credit Documents, including the Guaranteed Parties' right to receive payment of the Guaranteed Obligations;

              (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower, the Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Credit Documents;

              (F) the Guaranteed Parties' or any Lender's amendment, modification, renewal, extension, cancellation or surrender of any Credit Document;

              (G) the Guaranteed Parties' vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Debtor Relief Laws related to the Guaranteed Obligations;

              (H) any impairment or invalidity of any collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

              (I) any other guaranty, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Guaranteed Parties.

              SECTION 4 Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:

              (i) the principal or other amount of the Guaranteed Obligations in respect of any of the Guaranteed Parties may be increased or decreased as to such Guaranteed Parties and additional indebtedness or obligations of the Borrower under the Credit Documents may be



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incurred, by one or more amendments, modifications, renewals or extensions of any such Credit Documents;

              (ii) the time, manner, place or terms of any payment under any of the Credit Documents may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Credit Documents, by an amendment, modification or renewal of any Credit Documents or otherwise;

              (iii) the time for the Borrower's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Credit Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any of the Guaranteed Parties may deem proper;

              (iv) any of the Guaranteed Parties may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations owing to such Guaranteed Parties, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any collateral, nor shall the Guaranteed Parties be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on any collateral therefor;

              (v) the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

              (vi) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower to the Guaranteed Parties and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

              (vii) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Credit Document or other security document or agreement, or otherwise available to the Guaranteed Parties, with respect to the Guaranteed Obligations or any collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Borrower;

              all as the Guaranteed Parties (or the Collateral Agent on their behalf) may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

              SECTION 5 Guarantor's Waivers.



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       (a)    Certain Waivers. The Guarantor waives and agrees not to assert:

              (i) any right to require any of the Guaranteed Parties to marshal assets in favor of the Borrower, the Guarantor, any other guarantor or any other Person, to proceed against the Borrower, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of Section 9-504 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Guaranteed Parties whatsoever;

              (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

              (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, the Guarantor or any other Person;

              (iv) any defense based upon the Guaranteed Parties' errors or omissions in the administration of the Guaranteed Obligations;

              (v)    any rights to set-offs and counterclaims;

              (vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and

              (vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to the Guarantor under New York Laws. This means, among other things: (A) the Guaranteed Parties may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (B) if the Guaranteed Parties forecloses on any real property collateral pledged by the
Borrower: (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Parties may collect from the Guarantor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower's debt is secured by real property.

              (b) Additional Waivers. The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and


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


permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, the Guarantor or any other Person with respect to the Guaranteed Obligations.

              (c) Independent Obligations. The obligations of the Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other guarantor. Upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not the Borrower or any such other guarantor is joined therein or a separate action or actions are brought against the Borrower or any such other guarantor.

              (d) Financial Condition of Borrower. The Guarantor shall not have any right to require the Guaranteed Parties to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (iv) any action or inaction on the part of the Guaranteed Parties or any other Person; or (v) any other matter, fact or occurrence whatsoever.

              SECTION 6 Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, the Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Guaranteed Parties as against the Borrower or other guarantors, whether in connection with this Guaranty, any of the other Credit Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties (or the Collateral Agent on their behalf) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents and subject to the Intercreditor Agreement.

              SECTION 7 Subordination.


              (a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other obligations of the Borrower to the Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to the Borrower or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Borrower to the Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the "Subordinated Debt") shall be subject, subordinate and junior in right of


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


payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

                  (b) No Payments. Other than arising out of the consummation of the Spin-Off Transaction, as long as any of the Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not accept or receive any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt ("Subordinated Debt Payments"), except that if no Event of Default exists and no notice described below has been received by the Guarantor, the Guarantor shall be entitled to accept and receive any and all payments. During the existence of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and upon receipt by the Borrower of notice from the Guaranteed Parties (or the Collateral Agent on their behalf) of such Default, and until such Event of Default is cured or waived, pursuant to the terms of the applicable Credit Documents, the Borrower shall not make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by the Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Guaranteed Parties and shall be paid over or delivered to the Guaranteed Parties (or the Collateral Agent on their behalf) for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to the Guaranteed Parties in respect of the Guaranteed Obligations.

              (c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not, without the prior written consent of the Guaranteed Parties (or the Collateral Agent on their behalf):

                     (i) accelerate or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

                     (ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrower or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

                     (iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of the Guarantor to the Borrower against any of the Subordinated Debt; or

                     (iv) commence, or cause to be commenced, or join with any creditor other than the Guaranteed Parties in commencing, any proceeding under any Debtor Relief Laws as against Borrower.

              (d) Subordination Upon Any Distribution of Assets of the Borrower. In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, upon any proceeding under any Debtor Relief Laws with respect to or involving the Borrower, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Guaranteed Parties (or the Collateral Agent acting on their behalf) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Guaranteed Parties in respect of such Guaranteed Obligations.

              (e) Authorization to Guaranteed Parties. If, while any Subordinated Debt is outstanding, any proceeding under any Debtor Relief Laws is commenced by or against the Borrower or its property:

                     (i) the Guaranteed Parties are hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties, in the name of the Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as they may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and

                     (ii) the Guarantor shall promptly take such action as any of the Guaranteed Parties may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Guaranteed Parties (or the Collateral Agent acting on their behalf), such powers of attorney, assignments and other instruments as they may request to enable them to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

              SECTION 8 Continuing Guaranty; Reinstatement.

              (a) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon the Guarantor until the payment and performance in full of all Guaranteed Obligations.

              (b) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrower, its estate, trustee, receiver or any other Person (including under any Debtor Relief Laws or other state or federal law), or must otherwise be restored by the Guaranteed Parties, whether as a result of proceedings under any Debtor Relief Laws or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment. All losses, damages, costs and expenses that the Guaranteed Parties may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Guaranteed Parties contained in Section 15.

              SECTION 9 Payments. The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Guaranteed Parties or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Guaranteed Parties (or the Collateral Agent on their behalf) an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any proceeding under any Debtor Relief Laws with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such proceeding under any Debtor Relief Laws). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, or deduction for any Taxes, on the day when due in Dollars and in same day or immediately available funds, to the Collateral Agent at such office or account of any Guaranteed Party as any of the Guaranteed Parties (or the Collateral Agent on their behalf) may direct. All such payments shall be promptly applied from time to time by the Guaranteed Parties as provided in the Credit Documents.

              SECTION 10 Representations and Warranties. The Guarantor represents and warrants to the Guaranteed Parties that:

              (a) Organization and Powers. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect and has all requisite power and authority: (i) to own its assets and carry on its business, and (ii) to execute, deliver and perform its obligations under the Guarantor Documents and Spin-Off Documents.

              (b) Authorization; No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty and all other Guarantor Documents and Spin-Off Documents, and the Spin-Off Transaction, have been duly authorized by all necessary corporate action of the Guarantor, and do not and will not: (i) contravene the terms of the Guarantor's organization documents or (ii) conflict with or result in any breach or contravention of, or the creation of any

Lien under, any document evidencing any material Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Guarantor or its property is subject, or
(iii) violate any Laws.

              (c) Binding Obligation. This Guaranty and the other Guarantor Documents constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

              (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, except as have been obtained on or before the Closing Date, is required for (i) the due execution, delivery or performance by, or enforcement against, the Guarantor of the Guarantor Documents, (ii) the execution, delivery or performance by or enforcement against the Guarantor of the Spin-Off Documents or (iii) the consummation of the Spin-Off Transaction.

              (e) No Prior Assignment. The Guarantor has not previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than the Guarantor owns an interest in the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Guarantor.

              (f) Solvency. Immediately prior to and after and giving effect to (i) the incurrence of the Guarantor's obligations under this Guaranty, and
(ii) the Spin-Off Transaction, the Guarantor will be Solvent.

              (g) Consideration. The Guarantor has received at least "reasonably equivalent value" (as such phrase is used in Section 548 of the Bankruptcy Code) and "fair consideration" (as such phrase is used in Section 272 of the New York Debtor & Creditor Laws and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations to which it is a party.

              (h) Independent Investigation. The Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of the Guaranteed Parties with respect thereto. The Guarantor represents and warrants that it has received and reviewed copies of the Credit Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and any other matters pertinent hereto that the Guarantor may desire. The Guarantor is not relying upon or expecting the Guaranteed Parties to furnish to the Guarantor any information now or hereafter in the Guaranteed Parties' possession concerning the financial condition of the Borrower or any other matter.

              SECTION 11 Reporting Covenant. So long as any Guaranteed Obligations shall remain unsatisfied or any Lender shall have any Commitment, the Guarantor agrees that it shall furnish to the Guaranteed Parties such information respecting the operations, properties, business or condition (financial or otherwise) of the Guarantor or its Subsidiaries as any of the Guaranteed Parties may from time to time reasonably request.

              SECTION 12 Additional Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or any Lender shall have any Commitment, the Guarantor agrees that:

              (a) Preservation of Existence, Etc. The Guarantor shall, and shall cause each of its Subsidiaries to, maintain and preserve (i) its legal existence and (ii) its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except in the case of this clause (ii) where the non-preservation could not reasonably be expected to have a Material Adverse Effect.

              (b) Further Assurances and Additional Acts. The Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as any of the Guaranteed Parties shall deem reasonably necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide the Guaranteed Parties with evidence of the foregoing satisfactory in form and substance to the Guaranteed Parties.

              SECTION 13 Notices. All notices, requests or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement; except that (a) any notices to the Swap Provider shall be delivered to Fleet National Bank (or to such replacement Swap Provider may be appointed from time to time consistent with the Intercreditor Agreement), according to the information listed in Schedule 10.02 of the Credit Agreement for such party as a Lender and (b) any notice to the Note Holders shall be delivered to the address specified for such Persons in the Note Purchase Agreement (or to such replacement Note Holders as may be appointed from time to time consistent with the Intercreditor Agreement). Notices to the Guarantor shall be sent or delivered to the address set forth in the Credit Agreement for the Borrower. All such notices, requested and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt by the addressee, or if delivered, upon delivery.

              SECTION 14 No Waiver; Cumulative Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising on the part of any Guaranteed Party, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

              SECTION 15 Costs and Expenses; Indemnification.

              (a)    Costs and Expenses. The Guarantor shall:

                     (i) whether or not the transactions contemplated hereby are consummated, pay or reimburse each of the Guaranteed Parties for all costs and expenses incurred by them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Guaranty, any other Guarantor Document and any other documents prepared in connection herewith or therewith and the consummation of the transactions contemplated hereby and thereby; and

                     (ii) pay or reimburse the Guaranteed Parties for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or any other Guarantor Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any proceeding under any Debtor Relief Laws or appellate proceeding).

              (b) Indemnification. The Borrower shall indemnify, defend and hold each of the Guaranteed Parties and each Lender and Note Holder and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suites, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in favor of any third-party in any way relating to or arising out of this Guaranty or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any proceeding under any Debtor Relief Laws or appellate proceeding) related to or arising out of this Guaranty or relating to the Collateral, whether or not any Indemnified Person is a party thereto (the "Indemnified Liabilities"); provided that the Guarantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person.

              (c) Defense. At the election of any Indemnified Person, the Guarantor shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Guarantor.

              (d) Interest. Any amounts payable to the Guaranteed Parties under this Section 15 if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Default Rate.

              SECTION 16 Right of Set-Off. In addition to any rights and remedies of the Guaranteed Parties and the Lenders provided by law, if an Event of Default exists or any reimbursement or payment obligation under any of the Credit Documents has been accelerated, each of the Guaranteed Parties and Lenders is hereby authorized at any time and from time to time, upon notice to the other Guaranteed Parties as prescribed in the Intercreditor Agreement, but without notice to the Guarantor (any such notice being expressly waived by the Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor then due and owing, irrespective of whether or not such Person shall have made any demand upon the Borrower or the Guarantor under any of the Credit Documents. Each Lender and the Guaranteed Parties shall promptly notify the Guarantor (through the Collateral Agent) after any such set-off and application made by it; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders and Guaranteed Parties under this Section 16 are in addition to other rights and remedies (including other rights of set-off) which such Persons may have.

              SECTION 17 Marshalling; Payments Set Aside. None of the Lenders, the Note Holders, or the Guaranteed Parties shall be under any obligation to marshal any assets in favor of the Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that the Guarantor makes a payment to the Guaranteed Parties, or the Guaranteed Parties exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Guaranteed Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Collateral Agent upon demand its pro rata share of any amount so recovered from or repaid by the Collateral Agent.

              SECTION 18 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Lenders, the Note Holders, the Guaranteed Parties, and their respective successors and assigns, and no other Person (other than any Indemnified Person specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.

              SECTION 19 Binding Effect; Assignment.

              (a) Successors and Assigns. The provisions of this Guaranty shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns.

              (b) Assignment. The Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each of the Guaranteed Parties, the Note Holders and the Lenders may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Person's rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Person in accordance with Section 10.07 of the Credit Agreement or in its rights and obligations thereunder and under any of the other Credit Documents. The Guarantor agrees that in connection with any such sale, assignment, transfer or grant by any Lender, such Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Guarantor and its Subsidiaries.

              SECTION 20 Governing Law and Jurisdiction.

              (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE GUARANTEED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GUARANTOR AND THE GUARANTEED PARTIES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR AND THE GUARANTEED PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN ANY FEDERAL COURT OR STATE COURT SITTING IN NEW YORK IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR AND THE GUARANTEED PARTIES WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

              SECTION 21 Waiver of Right to Jury Trial. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              SECTION 22 Entire Agreement; Amendments. This Guaranty, together with the other Guarantor Documents, embodies the entire agreement of the Guarantor with respect to the matters set forth herein for the benefit of each Guaranteed Party, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Subject to Section 23, this Guaranty shall be amended only by written agreement between the Guarantor and the Guaranteed Party to whom such amendment relates. Any such amendment shall not effect any guaranty of the Guarantor granted hereunder to any other Guaranteed Party.

              SECTION 23 Independence. This Guaranty sets forth independent and separate guaranties of the Guarantor in favor of each Guaranteed Party in respect of the Guaranteed Obligations owing to each such Guaranteed Party. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement required hereunder with respect to any Guaranteed Party shall not in any way affect or impair the legality or enforceability of that or any other provision of this Guaranty or any instrument or agreement required hereunder in respect of any other Guaranteed Party. The parties acknowledge that this Guaranty has, solely for reasons of convenience, been prepared and executed as a single document, but that the legal effect shall be in all respects as thought the Guarantor had executed separate guaranties, in favor of each Guaranteed Party. Any provision of this Agreement and the other Credit Documents to which the Grantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              SECTION 24 Termination. This Guaranty shall terminate in all respects on the Spin-Off Consummation Date, provided, that (i) as of the Spin-Off Consummation Date, there exists no Default or Event of Default, and
(ii) all of the representations and warranties of the Borrower contained in
Article V of the Credit Agreement, or which were contained in any Loan Document or Spin-Off Documents furnished prior to the Spin-Off Consummation Date are true and correct on and as of the Spin-Off Consummation Date, except to the extent that such representations and warranties specifically refer to any earlier date, in which case they shall be true and correct as of such earlier date, and (iii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated as of the Spin-Off Consummation Date, certifying that (A) the Spin-Off Consummation Date has occurred, (B) as of the Spin-Off Consummation Date there exists no Default or Event of Default, and (C) all of the representations and warranties of the Borrower contained in Article V of the Credit Agreement, or which were contained in any Loan Documents or Spin-Off Documents furnished prior to the Spin-Off Consummation Date, are true and correct on and as of the Spin-Off Consummation Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be certified as being true and correct as of such earlier date.

              IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, as of the date first above written.

                                                NEW CERIDIAN CORPORATION


                                                By:
                                                   ------------------------
                                                Title:
                                                      ---------------------
                                                Address:
                                                New Ceridian Corporation
                                                3311 East Old Shakopee Road
                                                Minneapolis, MN 55425-1640

                                                Attn: John H. Grierson
                                                Fax No.: (952) 853-3932

                                                                       EXHIBIT F

                           FORM OF SUBSIDIARY GUARANTY

              THIS GUARANTY (this "Guaranty"), dated as of January 31, 2001, is made by each of the Subsidiaries listed on Schedule 1 hereto (collectively, the "Guarantor"), in favor (a) of the financial institutions (each a "Lender" and, collectively, the "Lenders") from time to time party to that certain Credit Agreement dated as of January 31, 2001 (as renewed, extended, modified, amended or restated from time to time, the "Credit Agreement"), among CERIDIAN CORPORATION, a Delaware corporation (the "Borrower"), the Lenders and BANK OF AMERICA, N.A., as administrative agent for such Lenders (in such capacity, the "Administrative Agent"), (b) the "Swap Provider" (as defined herein); and (c) the Note Holders (as defined herein) (collectively, the "Guaranteed Parties" and each, individually, a "Guaranteed Party").

                                    RECITALS

              WHEREAS, it is a requirement under of the Credit Agreement and the Note Purchase Agreement that Guarantor shall be bound by the terms and conditions of this Guaranty pending the Spin-Off Consummation Date; and

              WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the credit extensions to the Borrower pursuant to the Credit Agreement and the Note Purchase Agreement together with the amendments, restatements, extensions and continuations contemplated therein, and from the Spin-Off Transaction, which benefits are hereby acknowledged by the Guarantor;

              WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the Borrower being party to the Specified Swap Contracts, which benefits are hereby acknowledged;

              NOW, THEREFORE, in consideration of the Administrative Agent and Lenders entering into the Credit Agreement, the Guarantor hereby agrees as follows:

              SECTION 1 Definitions; Interpretation.

              (a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

              (b) Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings:

              "Collateral Agent" means Bank of America, N.A. in its capacity as "Collateral Agent" under, and as defined in, the Intercreditor Agreement (or such replacement Collateral Agent as may be appointed from time to time pursuant thereto) on behalf and for the benefit of, (a) Bank of America, N.A., in its capacity as Administrative Agent for the benefit of itself and the other Lenders from time to time party to the Credit Agreement, and the L/C Issuer; (b) the Note Holders for the benefit of itself and the other Note Holders from time to time party to the Note Purchase Agreement; and (c) the Swap Provider.

              "Credit Documents" means, collectively, the Loan Documents, the Swap Documents, and the Note Purchase Documents.

              "Guaranteed Obligations" has the meaning set forth in Section
2(a).

              "Guaranteed Parties" and "Guaranteed Party" have the meanings assigned to them in the first paragraph hereof.

              "Guarantor Documents" means this Guaranty, and all other certificates, documents, agreements and instruments delivered to the Guaranteed Parties under or in connection with this Guaranty.

              "Indemnified Liabilities" has the meaning set forth in Section 15(b).

              "Indemnified Person" has the meaning set forth in Section 15(b).

              "Intercreditor Agreement" means that Intercreditor Agreement dated as of January ___, 2001 among the Collateral Agent, the Administrative Agent, the Swap Provider, and the Note Holders Agent.

              "Note Holder Collateral Documents" means, collectively, (a) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders), (b) all Account Control Agreements executed by any Loan Party under any Note Holder Document, (c) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Note Holder Document, and (d) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

              "Note Holder Documents" means, collectively, the Note Purchase Agreement, the Note Holder Collateral Documents and the Note Holder Guaranties.

              "Note Holder Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders.

              "Note Holder" means a "Note Holder" under, and as defined in, the Note Purchase Agreement.

              "Note Purchase Agreement" means that Note Purchase Agreement dated as of January 31, 2001 among the Borrower, the Note Holders and the other Note Holders party thereto.

              "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the New York Uniform Fraudulent Conveyance Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

              "Specified Swap Agreement" means any ISDA(R) Master Agreement (including any schedule and confirmation relating thereto) entered into between the Borrower and the Swap Provider as swap counterparties.

              "Specified Swap Contract" means any interest rate swap entered into between the Borrower and the Swap Provider as swap counterparties constituting a "Specified Swap Contract" as defined in the Credit Agreement.

              "Subordinated Debt" has the meaning set forth in Section 7(a).

              "Subordinated Debt Payments" has the meaning set forth in Section 7(b).

              "Swap Collateral Documents" means, collectively, (i) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider), (ii) all Account Control Agreements executed by any Loan Party under any Swap Document, (iii) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Swap Document, and (iv) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

              "Swap Documents" means, collectively, (a) any Specified Swap Agreement, (b) the Swap Collateral Documents, and (c) the Swap Guaranties.

              "Swap Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider.

              "Swap Provider" has the meaning specified in the Intercreditor Agreement.

              (c)    Interpretation. The rules of interpretation set forth in
Section 1.02 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

              SECTION 2 Guaranty.

              (a) Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to each such Guaranteed Party, whether created under, arising out of or in connection with any of the Credit Documents, including all Obligations (as independently defined in each of the Credit Agreement and the Note Purchase Agreement); and any obligations under any Specified Swap Agreement to the extent arising out of any one or more Specified Swap Contracts. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter becomes unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the "Guaranteed Obligations."

              (b) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the New York Fraudulent Conveyance Act and Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of the Guarantor's liability with respect to any of the Guaranteed Obligations which any of the Guaranteed Parties can enforce under this Guaranty, such Guaranteed Parties by their acceptance hereof accept such limitation on the amount of the Guarantor's liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.

              SECTION 3 Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

              (i) the Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon the Guaranteed Parties' exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any collateral now or hereafter securing any of the Guaranteed Obligations;

              (ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

              (iii) the Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

              (iv) the Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:

                     (A) any proceeding under any Debtor Relief Laws with respect to the Borrower, any other guarantor or any other Person;

                     (B) any limitation, discharge, or cessation of the liability of the Borrower, any other guarantor or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

                     (C) any merger, acquisition, consolidation or change in structure of the Borrower, the Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Guarantor, any other guarantor or other Person;

                     (D) any assignment or other transfer, in whole or in part, of any of the Guaranteed Parties' interests in and rights under this Guaranty or the other Credit Documents, including the Guaranteed Parties' right to receive payment of the Guaranteed Obligations;

                     (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower, the Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Credit Documents;

                     (F) the Guaranteed Parties' amendment, modification, renewal, extension, cancellation or surrender of any Credit Document;

                     (G) the Guaranteed Parties' vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Debtor Relief Laws related to the Guaranteed Obligations;

                     (H) any impairment or invalidity of any collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

                     (I) any other guaranty, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Guaranteed Parties.

              SECTION 4 Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:

              (i) the principal amount of the Guaranteed Obligations in respect of any of the Guaranteed Parties may be increased or decreased as to such Guaranteed Party and additional indebtedness or obligations of the Borrower under the Credit Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any such Credit Document;

              (ii) the time, manner, place or terms of any payment under any Credit Documents may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Credit Documents, by an amendment, modification or renewal of any Credit Documents or otherwise;

              (iii) the time for the Borrower's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Credit Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any of the Guaranteed Parties may deem proper;

              (iv) any of the Guaranteed Parties may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations owing to such Guaranteed Parties, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any collateral, nor shall the Guaranteed Parties be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on any collateral therefor;

              (v) the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

              (vi) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower to the Guaranteed Parties and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

              (vii) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Credit Document or other security document or agreement, or otherwise available to the Guaranteed Parties, with respect to the Guaranteed Obligations or any collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Borrower;

              all as the Guaranteed Parties (or the Collateral Agent on their behalf) may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

               SECTION 5 Guarantor's Waivers.

              (a) Certain Waivers. The Guarantor waives and agrees not to assert:

                     (i) any right to require any of the Guaranteed Parties to marshal assets in favor of the Borrower, the Guarantor, any other guarantor or any other Person, to proceed against the Borrower, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of Section 9-504 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Guaranteed Parties whatsoever;

                     (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

                     (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, the Guarantor or any other Person;

                     (iv) any defense based upon the Guaranteed Parties' or any Lender's errors or omissions in the administration of the Guaranteed Obligations;

                     (v)    any rights to set-offs and counterclaims;

                     (vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and

                     (vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to the Guarantor under New York Laws. This means, among other things: (A) the Guaranteed Parties may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (B) if the Guaranteed Parties forecloses on any real property collateral pledged by the
Borrower: (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Parties may collect from the Guarantor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower's debt is secured by real property.

              (b) Additional Waivers. The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, the Guarantor or any other Person with respect to the Guaranteed Obligations.

              (c) Independent Obligations. The obligations of the Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other guarantor. Upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not the Borrower or any such other guarantor is joined therein or a separate action or actions are brought against the Borrower or any such other guarantor.

              (d) Financial Condition of Borrower. The Guarantor shall not have any right to require the Guaranteed Parties to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (iv) any action or inaction on the part of the Guaranteed Parties or any other Person; or (v) any other matter, fact or occurrence whatsoever.

              SECTION 6 Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, the Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Guaranteed Parties as against the Borrower or other guarantors, whether in connection with this Guaranty, any of the other Credit Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties (or the Collateral Agent on their behalf) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents (and subject to the Intercreditor Agreement).

              SECTION 7 Subordination.

              (a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other obligations of the Borrower to the Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to the Borrower or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Borrower to the Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the "Subordinated Debt") shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

              (b) No Payments. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not accept or receive any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt ("Subordinated Debt Payments"), except that if no Event of Default exists and no notice described below has been received by the Guarantor, the Guarantor shall be entitled to accept and receive any and all payments. During the existence of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and upon receipt by the Borrower of notice from the Guaranteed Parties (or the Collateral Agent on their behalf) of such Default, and until such Event of Default is cured or waived, pursuant to the terms of the applicable Credit Documents, the Borrower shall not make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this
Section 7 by the Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Guaranteed Parties and shall be paid over or delivered to the Guaranteed Parties (or the Collateral Agent on their behalf) for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to the Guaranteed Parties in respect of the Guaranteed Obligations.

              (c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not, without the prior written consent of the Guaranteed Parties (or the Collateral Agent on their behalf):

                     (i) accelerate or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

                     (ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrower or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

                     (iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of the Guarantor to the Borrower against any of the Subordinated Debt; or

                     (iv) commence, or cause to be commenced, or join with any creditor other than the Guaranteed Parties in commencing, any proceeding under any Debtor Relief Laws as against Borrower.

              (d) Subordination Upon Any Distribution of Assets of the Borrower. In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, upon any proceeding under any Debtor Relief Laws with respect to or involving the Borrower, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Guaranteed Parties (or the Collateral Agent acting on their behalf) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Guaranteed Parties in respect of such Guaranteed Obligations.

              (e) Authorization to Guaranteed Parties. If, while any Subordinated Debt is outstanding, any proceeding under any Debtor Relief Laws is commenced by or against the Borrower or its property:

                     (i) the Guaranteed Parties are hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties, in the name of the Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as they may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and

                     (ii) the Guarantor shall promptly take such action as any of the Guaranteed Parties may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Guaranteed Parties (or the Collateral Agent acting on their behalf), such powers of attorney, assignments and other instruments as they may request to enable them to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

                  SECTION 8  Continuing Guaranty; Reinstatement.

              (a) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon the Guarantor until the payment and performance in full of all Guaranteed Obligations.

              (b) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrower, its estate, trustee, receiver or any other Person (including under any Debtor Relief Laws or other state or federal law), or must otherwise be restored by the Guaranteed Parties, whether as a result of proceedings under any Debtor Relief Laws or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment. All losses, damages, costs and expenses that the Guaranteed Parties may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Guaranteed Parties contained in Section 15.

              SECTION 9 Payments. The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Guaranteed Parties or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Guaranteed Parties (or the Collateral Agent on their behalf) an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any proceeding under any Debtor Relief Laws with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such proceeding under any Debtor Relief Laws). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, or deduction for any Taxes, on the day when due in Dollars and in same day or immediately available funds, to the Collateral Agent at such office or account of any Guaranteed Party as any of the Guaranteed Parties (or the Collateral Agent on their behalf) may direct. All such payments shall be promptly applied from time to time by the Guaranteed Parties as provided in the Intercreditor Documents.

              SECTION 10 Representations and Warranties. The Guarantor represents and warrants to the Guaranteed Parties that:

              (a) Organization and Powers. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect and has all requisite power and authority: (i) to own its assets and carry on its business, and (ii) to execute, deliver and perform its obligations under the Guarantor Documents and Spin-Off Documents.

              (b) Authorization; No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty and all other Guarantor Documents and Spin-Off Documents, and the Spin-Off Transaction, have been duly authorized by all necessary corporate action of the Guarantor, and do not and will not: (i) contravene the terms of the Guarantor's organization documents or (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Guarantor or its property is subject, or
(iii) violate any Laws.

              (c) Binding Obligation. This Guaranty and the other Guarantor Documents constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

              (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, except as have been obtained on or before the Closing Date, is required for (i) the due execution, delivery or performance by, or enforcement against, the Guarantor of the Guarantor Documents, (ii) the execution, delivery or performance by or enforcement against the Guarantor of the Spin-Off Documents or (iii) the consummation of the Spin-Off Transaction.

              (e) The Guarantor has not previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than the Guarantor owns an interest in the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Guarantor.

              (f) Solvency. Immediately prior to and after and giving effect to (i) the incurrence of the Guarantor's obligations under this Guaranty, and
(ii) the Spin-Off Transaction, the Guarantor will be Solvent.

              (g) Consideration. The Guarantor has received at least "reasonably equivalent value" (as such phrase is used in Section 548 of the Bankruptcy Code) and "fair consideration" (as such phrase is used in Section 272 of the New York Debtor & Creditor Laws and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations to which it is a party.

              (h) Independent Investigation. The Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of the Guaranteed Parties with respect thereto. The Guarantor represents and warrants that it has received and reviewed copies of the Credit Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and any other matters pertinent hereto that the Guarantor may desire. The Guarantor is not relying upon or expecting the Guaranteed Parties to furnish to the Guarantor any information now or hereafter in the Guaranteed Parties' possession concerning the financial condition of the Borrower or any other matter.

              SECTION 11 Reporting Covenant. So long as any Guaranteed Obligations shall remain unsatisfied or any Lender shall have any Commitment, the Guarantor agrees that it shall furnish to the Guaranteed Parties such information respecting the operations, properties, business or condition (financial or otherwise) of the Guarantor or its Subsidiaries as any of the Guaranteed Parties may from time to time reasonably request.

              SECTION 12 Additional Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or any Lender shall have any Commitment, the Guarantor agrees that:

              (a) Preservation of Existence, Etc. The Guarantor shall, and shall cause each of its Subsidiaries to, maintain and preserve (i) its legal existence and (ii) its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except in the case of this clause (ii) where the non-preservation could not reasonably be expected to have a Material Adverse Effect.

              (b) Further Assurances and Additional Acts. The Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as any of the Guaranteed Parties shall deem reasonably necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide the Guaranteed Parties with evidence of the foregoing satisfactory in form and substance to the Guaranteed Parties.

              SECTION 13 Notices. All notices, requests or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement; except that (a) any notices to the Swap Provider shall be delivered to Fleet National Bank (or such replacement Swap Provider as the Swap Provider may direct in writing), according to the information listed in Schedule
10.02 of the Credit Agreement for such party as a Lender and (b) any notice to the Note Holders be delivered to the address specified for such Persons in the Note Purchase Agreement (or to such replacement Note Holders as may be appointed from time to time consistent with the Intercreditor Agreement). Notices to the Guarantor shall be sent or delivered to the address set forth in the Credit Agreement for the Borrower. All such notices, requested and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt by the addressee, or if delivered, upon delivery.

              SECTION 14 No Waiver; Cumulative Remedies. No failure on the part of any Guaranteed Parties to exercise, and no delay in exercising on the part of any Guaranteed Parties, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

              SECTION 15 Costs and Expenses; Indemnification.

              (a)    Costs and Expenses. The Guarantor shall:

                     (i) whether or not the transactions contemplated hereby are consummated, pay or reimburse each of the Guaranteed Parties for all costs and expenses incurred by them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Guaranty, any other Guarantor Document and any other documents prepared in connection herewith or therewith and the consummation of the transactions contemplated hereby and thereby; and

                     (ii) pay or reimburse the Guaranteed Parties for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or any other Guarantor Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any proceeding under any Debtor Relief Laws or appellate proceeding).

              (b) Indemnification. The Borrower shall indemnify, defend and hold each of the Guaranteed Parties, and each Lender and Note Holder and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suites, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in favor of any third-party in any way relating to or arising out of this Guaranty or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any proceeding under any Debtor Relief Laws or appellate proceeding) related to or arising out of this Guaranty or relating to the Collateral, whether or not any Indemnified Person is a party thereto (the "Indemnified Liabilities"); provided that the Guarantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person.

              (c) Defense. At the election of any Indemnified Person, the Guarantor shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Guarantor.

              (d) Interest. Any amounts payable to the Guaranteed Parties under this Section 15 if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Default Rate.

              (e) Survival. The agreements in this Section shall survive payment of all other Guaranteed Obligations.

              SECTION 16 Right of Set-Off. In addition to any rights and remedies of the Guaranteed Parties and the Lenders provided by law, if an Event of Default exists or any reimbursement or payment obligation under any of the Credit Documents has been accelerated, each Guaranteed Parties and Lenders is hereby authorized at any time and from time to time, upon notice to the other Guaranteed Parties as prescribed in the Intercreditor Agreement, but without notice to the Guarantor (any such notice being expressly waived by the Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor then due and owing, irrespective of whether or not such Person shall have made any demand upon the Borrower or the Guarantor under any of the Credit Documents. Each Lender and the Guaranteed Parties shall promptly notify the Guarantor (through the Collateral Agent) after any such set-off and application made by it; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders and Guaranteed Parties under this Section 16 are in addition to other rights and remedies (including other rights of set-off) which the such parties may have.

              SECTION 17 Marshalling; Payments Set Aside. None of the Lenders, the Note Holders, or the Guaranteed Parties shall be under any obligation to marshal any assets in favor of the Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that the Guarantor makes a payment to the Guaranteed Parties, or the Guaranteed Parties exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Guaranteed Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Collateral Agent upon demand its pro rata share of any amount so recovered from or repaid by the Collateral Agent.

              SECTION 18 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Lenders, the Note Holders, the Guaranteed Parties, and their respective successors and assigns, and no other Person (other than the Collateral Agent and any Indemnified Person specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.

              SECTION 19 Binding Effect; Assignment.

              (a) Successors and Assigns. The provisions of this Guaranty shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns.

              (b) Assignment. The Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each of the Guaranteed Parties, the Note Holders, and the Lenders may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Person's rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Person in accordance with Section 10.07 of the Credit Agreement in its rights and obligations thereunder and under any of the Credit Documents. The Guarantor agrees that in connection with any such sale, assignment, transfer or grant by any Lender, such Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Guarantor and its Subsidiaries.

                  SECTION 20 Governing Law and Jurisdiction.

              (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE GUARANTEED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GUARANTOR AND THE GUARANTEED PARTIES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR AND THE GUARANTEED PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN ANY FEDERAL COURT OR STATE COURT SITTING IN NEW YORK IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR AND THE GUARANTEED PARTIES WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

              SECTION 21 Waiver of Right to Jury Trial. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO

THIS GUARANTY, ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              SECTION 22 Entire Agreement; Amendments. This Guaranty, together with the other Guarantor Documents, embodies the entire agreement of the Guarantor with respect to the matters set forth herein for the benefit of each Guaranteed Party, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Subject to Section 23, this Guaranty shall be amended only by written agreement between the Guarantor and the Guaranteed Party to whom such amendment relates. Any such amendment shall not effect any guaranty of the Guarantor granted hereunder to any other Guaranteed Party.

              SECTION 23 Independence. This Guaranty sets forth independent and separate guaranties of the Guarantor in favor of each Guaranteed Party in respect of the Guaranteed Obligations owing to each such Guaranteed Party. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement required hereunder with respect to any Guaranteed Party shall not in any way affect or impair the legality or enforceability of that or any other provision of this Guaranty or any instrument or agreement required hereunder in respect of any other Guaranteed Party. The parties acknowledge that this Guaranty has, solely for reasons of convenience, been prepared and executed as a single document, but that the legal effect shall be in all respects as thought the Guarantor had executed separate guaranties, in favor of each Guaranteed Party. Any provision of this Agreement and the other Credit Documents to which the Grantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              SECTION 24 Multiple Guarantors; Joint and Several Liability. When this Guaranty is executed by more than one Guarantor, the word "Guarantor" shall mean all and any one or more of them, and the obligations of all Persons signing this Guaranty shall be joint and several.

                  [remainder of page intentionally left blank]

              IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, as of the date first above written.

                                           [NAME OF SUBSIDIARY]

                                           By:
                                              --------------------------
                                                  Title

                                           Address:
                                           [             ]
                                            -------------
                                           Attn:  [        ]
                                                   --------
                                           Fax No.  [      ]
                                                     ------


                                           [NAME OF SUBSIDIARY]

                                           By:
                                              --------------------------
                                                  Title

                                           Address:
                                           [             ]
                                            -------------
                                           Attn:  [        ]
                                                   --------
                                           Fax No.  [      ]
                                                     ------




                                           [NAME OF SUBSIDIARY]

                                           By:
                                              --------------------------
                                                  Title

                                           Address:
                                           [             ]
                                            -------------
                                           Attn:  [        ]
                                                   --------
                                           Fax No.  [      ]
                                                     ------


                                           [NAME OF SUBSIDIARY]

                                           By:
                                              --------------------------
                                                  Title

                                           Address:
                                           [             ]
                                            -------------
                                           Attn:  [        ]
                                                   --------
                                           Fax No.  [      ]
                                                     ------

                                   SCHEDULE 1
                           to the Subsidiary Guaranty

                                  SUBSIDIARIES



                                  Schedule 1-1

                                                                       EXHIBIT G


                          [BORROWER] SECURITY AGREEMENT

              THIS SECURITY AGREEMENT (this "Agreement"), dated as of February __, 2001, is made by and among CERIDIAN CORPORATION, a Delaware corporation (the "Grantor") in favor of the "Collateral Agent" (as defined herein) for the benefit of: (a) BANK OF AMERICA, N.A., as the administrative agent (in such capacity, the "Administrative Agent") for itself and the financial institutions (the "Lenders" and, individually, a "Lender") from time to time party to that certain Credit Agreement dated as of January 31, 2001 (as renewed, extended, modified, amended or restated from time to time, the "Credit Agreement"), (b) the "Swap Provider" (as defined herein); and (c) the Note Holders party from time to time to the Note Purchase Agreement.

                                    RECITALS

              WHEREAS, it is a condition precedent to the borrowings under the Credit Agreement and the Note Purchase Agreement that the Grantor enter into this Agreement and grant to the Collateral Agent, for the ratable benefit of the Credit Agents, the security interests hereinafter provided to secure the obligations of the Grantor described below.

              NOW, THEREFORE, the parties hereto agree as follows:

              SECTION 1 Definitions; Interpretation.

              (a) Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them, respectively, in the Credit Agreement.

              (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

              "Account Control Agreement" means any account control agreement, deposit account control agreement, lockbox or other agreement with any securities intermediary or depository granting control with respect to any investment property or deposit account for purposes of Article 9 of the UCC or applicable law.

              "Accounts" means any and all accounts of Grantor, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights, royalties, Rights to Payment and other obligations of any kind owed to Grantor arising out of or in connection with the sale, lease, license or other transfer of Intellectual Property, merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

              "Arbitron Databases" means any and all of Grantor's collections or compilations of data, stored in such a way as to permit selective search and retrieval using electronic, electromagnetic, manual or mechanical methods, which relate to Grantor's business, and wherever maintained, collected or accessed.

              "Books" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing Grantor's assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of Grantor's books or records or with credit reporting, including with regard to Grantor's Accounts.

              "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

              "Collateral" has the meaning set forth in Section 2.

              "Collateral Agent" means Bank of America, N.A. in its capacity as "Collateral Agent" (as defined in the Intercreditor Agreement; or such replacement Collateral Agent as may be appointed from time to time thereunder) on behalf and for the benefit of, (a) Bank of America, N.A. in its capacity as the Administrative Agent for the benefit of itself and the other Lenders from time to time party to the Credit Agreement, and the L/C Issuer; (b) the Note Holders from time to time party to the Note Purchase Agreement; and (c) the Swap Provider.

              "Copyright Office" means the United States Copyright Office.

              "Credit Agents" and each, individually, a "Credit Agent" means (a) the Administrative Agent (for the benefit of itself and the other Lenders, and the L/C Issuer), (b) the Note Holders and (c) the Swap Provider.

              "Credit Documents" means, collectively, the Loan Documents, the Note Holder Documents and the Swap Documents.

              "Credit Parties" and each, individually, a "Credit Party" means the Credit Agents and the Debt Participants.

              "Database Copyright Filing" has the meaning specified in Section 5(q)(v)(A).

              "Debt Participant" means a "Debt Participant" under, and as defined in, the Intercreditor Agreement.

              "Deposit Account" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of Grantor with a bank, savings and loan association, credit union or like organization (including Bank of America) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

              "Documents" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Grantor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Grantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

              "Equipment" means all now existing or hereafter acquired equipment of Grantor in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which Grantor now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, automobiles, trucks, tractors and other vehicles, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

              "Filing Offices" has the meaning set forth in Section 3(a).

              "General Intangibles" means all general intangibles of Grantor, now existing or hereafter acquired or arising, and in any event includes: (i) all tax and other refunds, rebates or credits of every kind and nature to which Grantor is now or hereafter may become entitled; (ii) all good will, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (iii) all Intellectual Property; (iv) all rights of stoppage in transit, replevin and reclamation; (v) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to Grantor by any Governmental Authority; (vi) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; and (vii) all rights to receive payment and other rights arising under any Swap Contracts; in each case whether now existing or hereafter acquired or arising.

              "Grantor" has the meaning set forth in the first paragraph hereof.

              "Instructing Group" means "Instructing Group" under, and as defined in, the Intercreditor Agreement.

              "Instruments" means any and all negotiable instruments and every other writing which evidences a right to the payment of money, wherever located and whether now existing or hereafter acquired.

              "Intellectual Property" means the following properties and assets owned or held by Grantor or in which Grantor otherwise has any interest, now existing or hereafter acquired or arising:

              (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents, patent applications and patent licenses as described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising in connection with any of the foregoing and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; all copyrights and applications for copyright (including with respect to the Arbitron Databases and the Material Arbitron Software), domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the copyrights and copyright applications described in Schedule 2), all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

              (ii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names, applications and licenses as described in Schedule
2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

              (iii) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software (including all Material Arbitron Software and Material Software Additions), confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases (including all Arbitron Databases), quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs;

              (iv) the entire goodwill of or associated with the businesses now or hereafter conducted by Grantor connected with and symbolized by any of the aforementioned properties and assets; and

              (v) all intellectual property rights and property of the Grantor now existing or hereafter arising, covered by any Supplemental IP Security Agreement executed by Grantor from time to time in accordance with
Section 3(c).

              "Intercreditor Agreement" means that Intercreditor Agreement dated as of January _____, 2001 among the Collateral Agent, the Administrative Agent, the Swap Provider, and the "Note Holders" (as defined therein).

              "Inventory" means any and all of Grantor's inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in Grantor's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies packing, and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by Grantor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

              "Investment Property" means any and all investment property of Grantor, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

              "Letter of Credit Proceeds" means any and all proceeds of written letters of credit.

              "Material Arbitron Software" means all computer operation and application programs of Grantor listed on Schedule 2.

              "Material Software Addition" means any update, release, version, patch, debugging program, compilation, or beta in respect of Material Arbitron Software, and any and all computer operation and application programs, including all object and source code and all copies and encodings thereof, purchased, created or otherwise acquired by Grantor after the Closing Date.

              "Note Holder Collateral Documents" means, collectively, (i) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or other wise changed in respect of, the Note Holders), (ii) all Account Control Agreements executed by any Loan Party under any Note Holder Document, (iii) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Note Holder Document, and
(iv) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

              "Note Holder Documents" means, collectively, the Note Purchase Agreement, the Note Holder Collateral Documents and the Note Holder Guaranties.

              "Note Holder Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders.

              "Note Holder" means a "Note Holder" under, and as defined in, the Note Purchase Agreement.

              "Note Purchase Agreement" means that Note Purchase Agreement dated as of January 31, 2001 among the Borrower, the Note Holders party thereto.

              "Partnership Collateral" means any and all limited and general partnership interests and limited liability company interests of any type or nature, whether now existing or hereafter acquired or arising.

              "Patent and Trademark Office" means the United States Patent and Trademark Office.

              "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Grantor, including "proceeds" as defined at UCC Section 9306, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Grantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

              "Rights to Payment" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and Proceeds.

              "Secured Obligations" means all indebtedness, liabilities and other obligations of the Grantor to the Collateral Agent, any of the Credit Agents and any Debt Participant, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, now or hereafter created under, arising out of, or in connection with any of the Credit Documents, including all Obligations (as independently defined in each of the Credit Agreement and the Note Purchase agreement), and any obligations under any of the Swap Documents.

              "Software Copyright Filing" has the meaning specified in Section 5(q)(v)(B).

              "Specified Swap Agreement" means any ISDA(R) Master Agreement (including any schedule and confirmation relating thereto) entered into between the Grantor and the Swap Provider as swap counterparties.

              "Specified Swap Contract" means any interest rate swap entered into between the Grantor and the Swap Provider as swap counterparties constituting a "Specified Swap Contract" as defined in the Credit Agreement.

              "Supplemental IP Security Agreement" means a Supplemental IP Security Agreement substantially in the form of Exhibit I of the Credit Agreement, executed pursuant to Section 3(c) hereof and Section 6.16 of the Credit Agreement, and the terms and conditions of which may derive from, and be incorporated by reference to, this Agreement.

              "Swap Collateral Documents" means, collectively, (a) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider, (b) all Account Control Agreements executed by any Loan Party under any Swap Document, (c) any documents executed by any Loan Party to accomplish cash collateralization pursuant to any Swap Document, and (d) all licenses, UCC financing statements, notices and other documents executed from time to time in connection with any of the foregoing.

              "Swap Documents" means, collectively, any Specified Swap Agreement, the Swap Collateral Documents and the Swap Guaranties.

              "Swap Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider.

              "Swap Provider" has the meaning specified in the Intercreditor Agreement.

              "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

              "UCC Financing Statements" has the meaning specified in Section 4(f).

              (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

              (d) Interpretation. The rules of interpretation set forth in Sections 1.02, 1.03, 1.04 and 1.05 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

              SECTION 2 Security Interest.

              (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, Grantor hereby pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent (for the benefit of the Credit Agents, and each of them), and hereby grants to the Collateral Agent (for the benefit of the Credit Agents, and each of them), a security interest in all of Grantor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"):

                  (i)      all Accounts;

                  (ii)     all Chattel Paper;

                  (iii)    all Deposit Accounts;

                  (iv)     all Documents;

                  (v)      all Equipment;

                  (vi)     all General Intangibles;

                  (vii)    all Inventory;

                  (viii)   all Books;

                  (ix) all products and Proceeds of any and all of the foregoing; and

                  (x)      all Letter of Credit Proceeds.

Notwithstanding the foregoing provisions of this Section 2(a), such grant of security interest shall not extend to, and the term "Collateral" shall not include, any Intellectual Property which is now held or hereafter held by Grantor as licensee, lessee or otherwise, to the extent such Intellectual Property consists of: (i) ordinary shrinkwrap licenses governing software products that Grantor purchased for use in the Ordinary Course of Business; or
(ii) licenses listed on Schedule 5.17 of the Credit Agreement.

              (b) Grantor Remains Liable. Anything herein to the contrary notwithstanding, (i) Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release Grantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) none of the Collateral Agent or any Credit Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall any such Person be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

              (c) Continuing Security Interest. Grantor agrees that this Agreement shall create continuing security interests in the Collateral which shall remain in effect until terminated in accordance with Section 23.

              SECTION 3 Perfection Procedures. Grantor shall duly complete, execute and deliver to the Collateral Agent and each of the Credit Agents concurrently with the execution of this Agreement, and at any time and from time to time, all Supplemental IP Security Agreements, financing statements, continuation statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, warehouse receipts, Account Control Agreements, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Administrative Agent, and take all other action, as the Collateral Agent (upon instruction of the Instructing Group) may request, to perfect and continue perfected, maintain the priority of or provide notice of the Collateral Agent's security interests in the Collateral for the benefit of each of the Credit Agents and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Grantor shall from time to time take the following actions:

              (a) Filing of Security Agreements; Financing Statements. On or prior to the Closing Date Grantor shall execute, notarize and deliver (i) an original of this Agreement, (ii) such original UCC Financing Statements and
(iii) such original Supplemental IP Security Agreements as the Collateral Agent at the instruction of the Instructing Group may reasonably request; all duly completed and in final form for recordation at the offices described in Schedule 3 (the "Filing Offices"), and after the Closing Date the Grantor shall execute, notarize and deliver original completed UCC Financing Statements for filing or recording in the appropriate filing office or offices in any state identified by a Grantor in a notice delivered pursuant to Section 5(e).

              (b) Deposit Accounts. On or prior to the Closing Date Grantor shall execute such Account Control Agreements, notices, and shall take such other action, as the Collateral Agent at the instruction of the Instructing Group may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Collateral Agent's security interests in Collateral for the benefit of each of the Credit Agents consisting of Deposit Accounts and to accomplish the purposes of this Agreement.

              (c)    Intellectual Property Collateral.

              (i) Patents; etc. Promptly following any submission, filing or recordation required pursuant to subsection (iv) of Section 5(q) (except as provided in subsection (c)(ii) with respect to certain copyrights), record such duly completed, signed and notarized Supplemental IP Security Agreement with the Patent and Trademark Office or Copyright Office, as applicable, and take such other action as may be necessary, or as the Collateral Agent at the instruction of the Instructing Group may reasonably request, to perfect or protect the Collateral Agent's security interests in such Intellectual Property for the benefit of each of the Credit Agents. Grantor shall promptly, but in any event not later than ten days after any such recordation, deliver to the Collateral Agent and each Credit Agent true and complete copies of all file-stamped applications, disclosure documents and amendments, and all file-stamped Supplemental IP Security Agreements recorded at the Patent and Trademark Office.

              (ii)   Copyrights. Grantor shall:

              (A) Promptly following any submission, filing or recordation required pursuant to subsection (v) of Section 5(q), duly complete, execute, notarize and record a Supplemental IP Security Agreement at the Copyright Office and take such other actions as may be necessary or appropriate in the discretion of the Collateral Agent at the instruction of the Instructing Group to perfect or protect the Collateral Agent's security interests in (I) all Database Copyright Filings for such quarter, and (II) all Software Copyright Filings made since the most recently filed Supplemental IP Security Agreement; and

              (B) take such other action as may be necessary, or the Collateral Agent may reasonably request, to perfect or protect the Collateral Agent's security interests in the Intellectual Property.

              (iii) The Grantor hereby authorizes the Collateral Agent to modify, amend or supplement the Schedules hereto and to reexecute this Agreement and any Supplemental IP Security Agreement from time to time on the Grantor's behalf and as its attorney-in-fact to include any such future Collateral and to cause to such reexecuted Agreement, Supplemental IP Security Agreement or such modified, amended or supplemented Schedules to be filed with the Copyright Office or the Patent and Trademark Office.

              (d) Documents, Etc. Within five calendar days after receipt, Grantor shall deliver to the Collateral Agent, or an agent designated by it, for the benefit of the Credit Agents, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3; provided, however, that unless an Event of Default shall have occurred and be continuing, Grantor shall not be required to deliver any Document, Chattel Paper, promissory note, trade acceptance or other instrument having a face amount not in excess of $100,000. Upon the request of the Collateral Agent, Grantor shall mark all Documents and Chattel Paper with such legends as the Collateral Agent shall reasonably specify.

              SECTION 4 Representations and Warranties. In addition to the representations and warranties of the Grantor set forth in the Credit Agreement, which are incorporated and restated herein by this reference, and which are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, Grantor further represents and warrants to each Credit Party that:

              (a) Location of Chief Executive Office and Collateral. Grantor's chief executive office and principal place of business is located at the address set forth in Schedule 1, and all other locations where Grantor conducts business or Collateral is kept are set forth in Schedule 1.

              (b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for Grantor, are set forth in Schedule 1.

              (c) Trade Names and Trade Styles. All trade names and trade styles under which Grantor presently conducts the Arbitron Business operations are set forth in Schedule 1, and, except as set forth in Schedule 1 and in connection with the Transaction, Grantor has not, at any time in the past year:
(i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

              (d)    Ownership of Collateral. Grantor is, and, subject to
Section 5(i), will continue to be, the sole and complete owner of the Collateral, or has a valid and enforceable leasehold or licensee's interest in such Collateral as set forth in Schedule 2 and in accordance with subsection (i) of this Section 4 (or, in the case of after-acquired Collateral, at the time Grantor acquires rights in such Collateral, will be the sole and complete owner thereof, or will have a valid and enforceable leasehold or licensee's interest in such Collateral, to the extent permitted hereunder or under the Credit Agreement), free from any Lien other than Permitted Liens.

              (e) Enforceability; Priority of Security Interest. (i) This Agreement together with such Supplemental IP Security Agreements as have been executed by Grantor and filed at the Copyright Office or Patent and Trademark Office in respect of the Intellectual Property create security interests which are enforceable against the Collateral in which Grantor now has rights and will create security interests which are enforceable against any Collateral in which Grantor hereafter acquires rights at the time Grantor acquires any such rights.

              (ii) The Collateral Agent has a perfected and first priority security interest in the Collateral in which Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which Grantor hereafter acquires rights at the time Grantor acquires any such rights, in each case for the Credit Agent's benefit and, subject only to Permitted Liens, securing the payment and performance of the Secured Obligations.

              (f) Other Financing Statements. Other than (i) financing statements or other filings naming the owner of the asset to which such Lien relates as debtor, under the UCC, copyright, patent, or trademark or any comparable law ("UCC Financing Statements") disclosed to the Administrative Agent prior to the Effective Date and listed on Schedule 5.17 of the Credit Agreement, and (ii) UCC Financing Statements in favor of the Collateral Agent for itself and the Credit Agents pursuant to the Credit Documents, no effective UCC Financing Statement naming Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like or covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction, except in connection with Permitted Liens.

              (g)    Rights to Payment.


              (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by the

Grantor's reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m), or as otherwise disclosed to the Credit Agents in writing or occurring in the ordinary course of business;

              (ii) to the best of Grantor's knowledge, all account debtors and other obligors on Rights to Payment are solvent and generally paying their debts as they come due, except to the extent that Grantor has established adequate reserves therefor in accordance with GAAP;

              (iii) all Rights to Payment comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal or state consumer credit laws;

              (iv) Grantor has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Credit Documents;

              (v) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment in all material respects are true and correct and what they purport to be; and

              (vi) Grantor has no knowledge of any fact or circumstance which would materially impair the validity or collectibility of any of such Rights to Payment, except to the extent that Grantor has established adequate reserves therefor in accordance with GAAP;

              (h) Inventory. No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to Grantor, nor has any Inventory been consigned to Grantor or consigned by Grantor to any Person or is held by Grantor for any Person under any "bill and hold" or other arrangement, except at locations listed in Schedule 1.

              (i)    Intellectual Property.

              (i)    As of the Closing Date, except as set forth in Schedule 2,
(A) Grantor (directly or through any Subsidiary) does not own, possess or use under any licensing arrangement (other than ordinary shrinkwrap licenses governing software products that Grantor purchased for use in the Ordinary Course of Business) Intellectual Property materially related to the Arbitron Business, and (B) Grantor (directly or through any Subsidiary) has no registrations or applications therefor pending before any Governmental Authority, that are or may be materially related to the Arbitron Business, for any (I) patents or trademarks, (II) copyrights in respect of Material Arbitron Software, Material Software Additions or Arbitron Databases for which any such application was submitted after December 31, 1998, (III) copyrights in respect of "Radio Market Reports" of Grantor for which any such application was submitted after December 1, 2000, or (IV) any other copyrights for which such application was submitted after December 31, 1999.

              (ii) All Grantor's Intellectual Property is subsisting and has not been adjudged invalid or unenforceable in whole or in part.

              (iii) All maintenance fees required to be paid by Grantor on account of any of its patents have been timely paid for maintaining such patents in force, and, to the best of Grantor's knowledge, each of such patents is valid and enforceable.

              (iv) To the best of Grantor's knowledge, no infringement or unauthorized use presently is being made of any Intellectual Property by any Person that could reasonably be expected to have a Material Adverse Effect.

              (v) Grantor is the owner or licensee of its Intellectual Property and the past, present and contemplated future use of such Intellectual Property by Grantor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person in any material respect.

              (vi) Grantor owns, has material rights under, is a party to, or an assignee of a party to all Intellectual Property necessary and appropriate to continue to conduct the Arbitron Business.

              (vii) The Arbitron Databases purchased developed or otherwise acquired by Grantor since December 31, 1998 are protected under current, valid and enforceable copyright registrations (or applications therefor) at the Copyright Office and under the U.S. copyright laws.

              (viii) The Material Arbitron Software is protected under current, valid and enforceable copyright registrations (or applications therefor) at the Copyright Office and under the U.S. copyright laws.

              (ix) Grantor's Intellectual Property consisting of patents are protected under current, valid and enforceable patents or applications therefor issued by the Patent and Trademark Office and under the U.S. patent laws (except with respect to such patents that have expired of their own terms, and not as the result of any abandonment, dispute or settlement).

              (j) Equipment. As of the Closing Date, none of the Equipment is leased from any Person, except as set forth in UCC record searches delivered to the Collateral Agent or as otherwise disclosed to the Administrative Agent and the other Credit Agents.

              (k) Deposit Accounts. The names and addresses of all financial institutions at which Grantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1. No Deposit Account Control Agreements exist with respect to any Investment Property other than any Deposit Account Control Agreements in favor of the Collateral Agent for the benefit of the Credit Agents.

              (l) Instruments. (i) Grantor has not previously assigned any interest in any Instruments (other than such interests as will be released on or before the date hereof), (ii) no Person other than Grantor owns an interest in the Instruments (whether as joint holders, participants or otherwise), (iii) all Instruments are owing only to Grantor, and (iv) no material default exists under or in respect of the Instruments.

              (m) Other Investment Property. All securities accounts of the Grantor and other Investment Property of the Grantor are set forth in Schedule
1. No Account Control Agreements exist with respect to any Investment Property other than any Account Control Agreements in favor of the Collateral Agent for the benefit of the Credit Agents.

              SECTION 5 Covenants. In addition to the covenants of the Grantor set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied, Grantor agrees that:

              (a) Defense of Collateral. Grantor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Collateral Agent's rights or interest in, the Collateral.

              (b) Preservation of Collateral. Grantor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

              (c) Compliance with Laws, Etc. Grantor shall comply in all material respects with all laws, regulations and ordinances (including with respect to the Fair Labor Standards Act), and with all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

              (d) Location of Books and Chief Executive Office. Grantor shall: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) give at least 30 days' prior written notice to the Collateral Agent and each Credit Agent of (A) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for Grantor or (B) any changes in the location of Grantor's chief executive office or principal place of business.

              (e) Location of Collateral. If any Collateral of Grantor shall be physically relocated to, or otherwise be physically located in, a state of the United States in which a financing statement has not already been filed with respect to such Collateral, Grantor shall give the Collateral Agent and each Credit Agent prompt notice thereof (and in any event not later than one Business Day after becoming aware thereof).

              (f) Change in Name, Identity or Structure. Grantor shall give at least 30 days' prior written notice to the Collateral Agent and each Credit Agent of (i) any change in its name, (ii) any change of its jurisdiction of incorporation or the location of its chief executive offices, (iii) any changes in, additions to or other modifications of its trade names used as the name of Grantor set forth in Schedule 1, and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

              (g) Maintenance of Records. Grantor shall keep accurate and complete Books with respect to the Collateral, disclosing the Collateral Agent's security interests hereunder for the benefit of the Credit Agents.

              (h) Invoicing of Sales. The Grantor will invoice all of its sales upon forms customary in the industry and to maintain proof of delivery and customer acceptance of goods.

              (i) Disposition of Collateral. Grantor shall not surrender or lose possession of (other than to a Credit Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent expressly permitted by the Credit Agreement.

              (j) Liens. (i) Grantor shall keep the Collateral free of all Liens except Permitted Liens.


              (ii) Notwithstanding any other provision contained herein or in the Credit Agreement, no Disposition of any assets of the Grantor shall be deemed a transfer of goods free of the Collateral Agent's security interests under Section 9307 UCC, except that Dispositions expressly permitted by Sections 7.04(b)(i), 7.04(b)(ii), 7.04(b)(viii), 7.04(b)(x), 7.06(e), 7.06(i) and 7.06(j)
thereof shall be free of such security interests. Accordingly, all non-excluded Dispositions shall be subject at all times to the Liens of the Collateral Agent.

              (k) Expenses. The Grantor will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

              (l) Leased Premises. At the Collateral Agent's request, Grantor shall obtain from each Person from whom Grantor leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Administrative Agent may reasonably require, in form and substance satisfactory to the Administrative Agent.

              (m)    Rights to Payment. Grantor shall:

              (i) with such frequency as the Collateral Agent may reasonably require, furnish to the Collateral Agent (A) master customer listings, including all names and addresses, together with copies or originals (as requested by the Administrative Agent) of documents, customer statements, repayment histories and present status reports relating to the Accounts; (B) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been cancelled; and (C) such other information relating to the Accounts as the Collateral Agent shall from time to time reasonably request;

              (ii) give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the Ordinary Course of Business, according to normal trade practices, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms or pursuant to Grantor's Ordinary Course of Business, and during the existence of an Event of Default, take all such action to such end as may from time to time be reasonably requested by the Collateral Agent, except that Grantor may at any time grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the Ordinary Course of Business, according to normal trade practices;

              (iii) if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact to the Collateral Agent in the Books relating to such Account or other Right to Payment when such Books are requested for inspection by the Collateral Agent, and in connection with any invoice or report furnished by Grantor to the Collateral Agent relating to such Account or other Right to Payment;

              (iv) if Accounts in an amount in excess of $500,000 for any and all such Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, promptly notify the Collateral Agent thereof and execute any documents and instruments and take any other steps reasonably requested by the Collateral Agent in order that all monies due and to become due thereunder shall be assigned to the Collateral Agent and notice thereof given to the federal authorities under the Federal Assignment of Claims Act (provided that such assignment and notice shall not be required if the applicable contract prohibits assignment);

              (v) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

              (vi) subject to Section 7, upon the request of the Collateral Agent (A) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interests hereunder, and (B) if there exists any Default or Event of Default, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Collateral Agent or to such other Person or location as the Collateral Agent shall specify; and

              (vii) if there exists any Default or Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Administrative Agent shall require.

              (n) Deposit Accounts and Securities Accounts. Grantor shall give the Collateral Agent immediate notice of the establishment of any new Deposit Account and any new securities account with respect to any Investment Property.

              (o)    Inventory. Grantor shall:

              (i) at such times as the Collateral Agent shall reasonably request, prepare and deliver to the Collateral Agent a report of all Inventory, in form and substance reasonably satisfactory to the Collateral Agent ;

              (ii) upon the request of the Collateral Agent, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Collateral Agent; and

              (iii) not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to Grantor, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, except in the ordinary course of business and in accordance with its normal practices.

              (p) Equipment. Grantor shall, upon the Collateral Agent's request, deliver to the Collateral Agent a report of each item of Equipment, in form and substance reasonably satisfactory to the Collateral Agent.

              (q)    Intellectual Property Collateral. Grantor shall:

              (i) not allow or suffer any Intellectual Property to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except for Intellectual Property having negligible commercial value;

              (ii) not enter into any agreements or transactions (including any license, sublicense or royalty agreement) pertaining to any Intellectual Property outside of the ordinary course of business, or enter into any exclusive license or sublicense of any Intellectual Property, except in a transaction permitted under the Credit Documents;

              (iii) promptly give the Collateral Agent notice of any rights Grantor may obtain to any new patentable inventions, copyrightable works or other new Intellectual Property, prior to the registration or recordation thereof (including pursuant to this Section 5(q)) as to which Grantor (a) has received gross royalty or license payments from any and all third parties in an aggregate amount excess of $1,000,000 during any of the five fiscal years preceding such time or (b) reasonably projects that it will receive gross royalty or license payments from any and all third parties in an aggregate amount excess of $1,000,000 during the any of the subsequent five fiscal years; provided that Grantor shall have no obligation to provide notice under this subsection (iii) to the extent that Grantor has satisfied, or within the immediately following three calendar months will satisfy, subsection (iv) or
(v), as applicable, of this Section 5(q);

              (iv) not less frequently than once every three calendar months and, additionally, upon the purchase, creation or other acquisition of any Material Software Addition, diligently record, register or prosecute, as applicable, all applications for patents, copyrights and trademarks, and diligently record, register and prosecute, as applicable, any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters in respect of Grantor's Intellectual Property as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property; and, without limiting the generality of the foregoing,

              (v) (A) not less frequently than once every three calendar months, submit such duly completed, signed and notarized copyright registration forms to the Copyright Office and take such other actions as necessary to register under the U.S. copyright laws any and all additions, modifications or other changes to the Arbitron Databases (each, a "Database Copyright Filing") since the Closing Date; and (B) not less frequently than once every three calendar months and, additionally, promptly after any purchase, creation or other acquisition of any Material Software Addition, submit such duly completed, signed and notarized copyright registration forms to the Copyright Office and take such other actions as necessary to register under the U.S. copyright laws each Material Software Addition (each, a "Software Copyright Filing"); and


              (vi) not less frequently than once ever three calendar months, and promptly but in any event not later than ten days after any and all recordations described in subsections (iv) and (v) of this Section 5(q), and after any and all recordations described in Section 3(c), deliver to the Collateral Agent and each Credit Agent all such duly completed, file-stamped (or otherwise certificated or acknowledged) and recorded documents together with such other documents and information as the Collateral Agent or any Credit Agent may reasonably request.

              (r) Notices, Reports and Information. Subject to Section 3(c), Grantor shall (i) notify the Collateral Agent and each Credit Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Lien thereon in favor of the Collateral Agent (for the benefit of the Credit Agents); (ii) furnish to the Collateral Agent and each Credit Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Collateral Agent at the instruction of the Instructing Group may reasonably request, all in reasonable detail; and (iii) upon reasonable request of the Collateral Agent or any Credit Agent make such demands and requests for information and reports as Grantor is entitled to make in respect of the Collateral.

              (s) Insurance. (i) Grantor shall carry and maintain in full force and effect, at the expense of the Grantor and with financially sound and reputable insurance companies, insurance for itself and the Collateral Agent for the benefit of the Credit Agents, with respect to the Collateral in such amounts, with such deductibles and covering such risks as shall be specified in the Credit Agreement. Upon the request of the Collateral Agent, at the instruction of the Instructing Group, and in any event not less often than annually, Grantor shall furnish the Collateral Agent and each Credit Agent with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. All insurance policies required under this subsection (s) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to the Grantor and the Collateral Agent (or 10 days' prior written notice if the Collateral Agent consents to such shorter notice). Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Collateral Agent to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection
(s) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Grantor.

              (ii) If Collateral of Grantor with a value exceeding $1,000,000 (the "Settlement Consent Threshold") shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt notice thereof to the Collateral Agent and each Credit Agent. No settlement on account of any loss on any Collateral covered by insurance shall be made for less than insured value without the consent of the Collateral Agent (with the consent of the Instructing Group), unless, so long as there exists no Default or Event of Default, the total value of each such loss or series of related losses so compromised does not exceed the

Settlement Consent Threshold. Unless there exists any Default or Event of Default, the Collateral Agent (upon instruction of the Instructing Group) shall promptly execute such necessary consents, waivers and endorsements to permit Grantor to settle losses the total aggregate value of which is in an amount less than the Settlement Consent Threshold, and to receive payment therefor, as reasonably requested by Grantor. After the occurrence and during the continuance of an Event of Default, or as otherwise required under any of the Credit Documents, all sums payable to Grantor by any insurer with respect to a casualty relating to all or any part of the Collateral shall be paid to the Collateral Agent (upon instruction of the Instructing Group). If Grantor shall receive any insurance proceeds which are to be paid to the Collateral Agent pursuant to the previous sentence, Grantor shall hold such proceeds in trust for the Collateral Agent and shall segregate such proceeds from other funds of Grantor, and shall immediately forward such proceeds in the form received to the Collateral Agent (appropriately indorsed by Grantor to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent, upon instruction of the Instructing Group). All such insurance proceeds may be retained by the Collateral Agent as part of Collateral hereunder and held in the Proceeds Account, applied by the Collateral Agent toward payment of all or part of the Secured Obligations in such order as is provided herein, or released to Grantor upon its request with the consent of the Instructing Group.

              (t) Other Swap Obligations. Grantor shall not enter into any swap contract under or subject to a Specified Swap Agreement, other than a Specified Swap Contract.

              SECTION 6 Administration of the Rights to Payment.

              (a) Collection of Rights to Payment. Until the Collateral Agent exercises its rights hereunder to collect Rights to Payment, Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Collateral Agent, upon instruction of the Instructing Group, if there exists at such time any Event of Default, all remittances received by Grantor shall be held in trust for the Collateral Agent and, in accordance with the Collateral Agent's instructions, remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

              (b) Investment Property and Instruments. At the request of the Collateral Agent, upon instruction of the Instructing Group, if there exists at such time any Event of Default, the Collateral Agent shall be entitled, subject to the Intercreditor Agreement, to receive all distributions and payments of any nature with respect to any Investment Property or Instruments, and all such distributions or payments received by Grantor shall be held in trust for the Collateral Agent and, in accordance with any of the its instructions (with the consent of the Instructing Group), remitted to the Collateral Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). If there exists any Default or Event of Default any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Collateral Agent shall have the right, if there exists any Default or Event of Default, following prior written notice to Grantor, to vote and to give consents, ratifications and waivers with respect to any Investment Property and Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Collateral Agent was the absolute owner thereof; provided that the Collateral Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to Grantor or any other Person for any failure to do so or delay in doing so.

              (e) Distributions to Be Held for Administrative Agent. Distributions and other payments which are received by the Grantor but which it is not entitled to retain as a result of the operation of this Section 6 shall be held in trust for the benefit of the Collateral Agent and be segregated from the other property or funds of Grantor, and be forthwith paid over or delivered to the Collateral Agent in the same form as so received.

              SECTION 7 Authorization; Appointment as Attorney-in-Fact. The Collateral Agent shall have the right to, in the name of Grantor, or in the name of any of the Credit Parties or otherwise, without notice to or assent by Grantor, and Grantor hereby constitutes and appoints the Collateral Agent (and any officers or employees or agents designated by the Collateral Agent) as Grantor's true and lawful attorney-in-fact, with full power and authority to:

              (i) sign any of the financing statements and Supplemental IP Security Agreements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the security interests in the Collateral of the Collateral Agent (for the benefit of the Credit Agents) and file any such financing statements and Supplemental IP Security Agreements by electronic means with or without a signature as authorized or required by applicable law or filing procedures;

              (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

              (iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

              (iv) notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to Grantor to such address as Collateral Agent may designate (provided that the Collateral Agent agrees it will promptly deliver over to Grantor any mail that does not relate to the Collateral); and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

              (v) receive, open and dispose of all mail addressed to Grantor (provided that the Collateral Agent agrees it will promptly deliver over to Grantor any mail that does not relate to the Collateral);

              (vi) send requests for verification of Rights to Payment to the customers or other obligors of Grantor;

              (vii) contact, or direct Grantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Collateral Agent;

              (viii) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

              (ix) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with Bank of America or any other bank, financial institution or other Person;

              (x) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Collateral Agent;

              (xi) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Collateral Agent (upon instruction of the Instructing Group) may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Collateral Agent with respect to the Collateral;

              (xii) execute any and all applications, documents, papers and instruments necessary for the Collateral Agent to use the Intellectual Property and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property;

              (xiii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

              (xiv) execute and deliver to any securities intermediary or other Person any entitlement order, Account Control Agreement or other notice, document or instrument which the Collateral Agent (upon instruction of the Instructing Group) may deem necessary or advisable (A) to realize upon the Collateral, and (B) to maintain, protect and preserve the Investment Property and the security interest of the Collateral therein; and

              (xv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Grantor, which the Collateral Agent (upon instruction of the Instructing Group) may deem necessary or advisable (A) to realize upon the Collateral, and (B) to maintain, protect and preserve the Collateral and security interests of the Collateral Agent therein and to accomplish the purposes of this Agreement.

The Collateral Agent agrees that, unless there exists any Default or Event of Default, it shall not exercise the power of attorney, or any rights granted to the Collateral Agent pursuant to clauses

(ii) through (xiii), (xiv)(A) and (xv)(A). The foregoing power of attorney is coupled with an interest and irrevocable so long as any of the Secured Obligations has not been paid and performed in full. Grantor hereby ratifies, to the extent permitted by law, any and all acts that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

              SECTION 8 Performance of Grantor Obligations. The Collateral Agent may perform or pay any obligation which Grantor has agreed to perform or pay under or in connection with this Agreement, and which Grantor has failed to perform or pay as and when due, and Grantor shall reimburse the Collateral Agent on demand for any amounts paid by the Collateral Agent pursuant to this Section 8.

              SECTION 9 Collateral Agent's Duties. Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to such party and shall not be responsible to Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Collateral Agent's possession, and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

              SECTION 10. Remedies.


              (a) Remedies. If there exists any Default or Event of Default, the Collateral Agent shall have, in addition to all other rights and remedies granted to in this Agreement, the Credit Agreement or any other Credit Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Grantor agrees that:

              (i) The Collateral Agent may peaceably and without notice enter any premises of Grantor; take possession of any Collateral; remove, prohibit access to or use of, or dispose of all or part of the Collateral on any premises of Grantor or elsewhere; or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Collateral Agent (upon instruction of the Instructing Group) may determine.

              (ii) The Collateral Agent may require Grantor to assemble all or any part of the Collateral and make it available to the Collateral Agent, at any place and time designated by the Collateral Agent.

              (iii) The Collateral Agent may use or transfer any of Grantor's rights and interests in any Intellectual Property, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Collateral Agent (upon instruction of the Instructing Group) may determine.

              (iv) The Collateral Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

              (v) The Collateral Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts.

              (vi) The Collateral Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor's assets, without charge or liability to the Collateral agent or any of the Credit Parties therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Collateral Agent (upon instruction of the Instructing Group) deem advisable; provided, however, that Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Grantor hereby releases, to the extent permitted by law. Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of Grantor set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Collateral Agent may provide Grantor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

              (b) License. For the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, Grantor hereby grants to Collateral Agent for the benefit of the Credit Agents an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property.

              (c) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Event of Default (including with respect to undrawn amounts under any Letter of Credit or contingent amounts due under any Specified Swap Agreement arising from any Specified Swap Contract), the Collateral Agent, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Collateral Agent for the benefit of the Credit Agents for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Collateral Agent may elect to apply such proceeds to the Secured Obligations, and Grantor agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent (upon instruction of the Instructing Group), estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. Grantor agrees that the

Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, Grantor irrevocably waives until the termination of the security interests granted under this Agreement in accordance with Section 23 the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent or any of the Credit Parties to honor drafts against the Proceeds Account.

              (d) Application of Proceeds. Subject to subsection (c), cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (after payment of any amounts payable to the applicable Credit Parties or the Collateral Agent pursuant to Section 8 or Section 14) in whole or in part by the applicable Credit Parties or the Collateral Agent against all or any part of the Secured Obligations in the manner and to the extent set forth in the Intercreditor Agreement.

              SECTION 11 Certain Waivers. Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations;
(ii) any right to require the Collateral Agent, or any of the Credit Parties (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Collateral Agent, or any of the Credit Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

              SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in, and shall be effective as provided in, the Credit Agreement; provided, however, that notices hereunder to (a) the Swap Provider shall be delivered to Fleet National Bank using the information listed in Schedule 10.02 of the Credit Agreement for such party as a Lender or such replacement Swap Provider as may be appointed from time to time pursuant to the terms of the Intercreditor Agreement, and (b) the Note Holders shall be delivered to such Persons at the address specified in the Note Purchase Agreement, or to such replacement Note Holders as may be appointed from time to time consistent with the terms of the Intercreditor Agreement.

              SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent, or any of the Credit Parties to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent, or any of the Credit Parties.

              SECTION 14 Indemnification; Other Charges.

              (a) Indemnification. The Grantor hereby agrees to indemnify the Collateral Agent and the Credit Parties, and the other Lenders, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that Grantor shall not be liable to any Indemnified Person with respect to Indemnified Liabilities resulting from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Grantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

              (b) Other Charges. The Grantor agrees to indemnify the Collateral Agent and the Credit Parties against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

              (c) Interest. Any amounts payable to the any Indemnified Person under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the applicable rate, (a) for the Administrative Agent and any Lender, as set forth in Section 2.08(b) of the Credit Agreement, (b) for the Swap Provider, as set forth in the Specified Swap Agreement, and (c) for the Note Holders as set forth in Section 2.08(b) of the Note Purchase Agreement.

              SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Grantor, each Indemnified Person referred to in Section 14 and their respective successors and assigns.

              SECTION 16 Governing Law and Jurisdiction.


              (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH CREDIT PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR, THE COLLATERAL AGENT AND EACH CREDIT

PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GRANTOR, THE COLLATERAL AGENT AND EACH OF THE CREDIT PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN ANY FEDERAL COURT OR STATE COURT SITTING IN NEW YORK IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GRANTOR, THE COLLATERAL AGENT AND EACH OF THE CREDIT PARTIES WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

              SECTION 17 Waiver of Right to Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              SECTION 18 Entire Agreement; Amendment. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Grantor and the Collateral Agent (for the benefit of the Credit Agents), and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Subject to Section 19, this Agreement shall be amended only by written agreement with the written consent of the Instructing Group; provided, however, that any amendment having the effect of causing a release of all or substantially all of the Collateral must be consented to in writing by the Collateral Agent and each of the Credit Agents.

              SECTION 19 Independence. This Agreement sets forth independent and separate security interests of the Grantor in favor of the Collateral Agent in respect of the Secured Obligations owing to the Collateral Agent for the benefit of each Credit Agent. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder with respect to any Credit Agent shall not in any way affect or impair the legality or enforceability of that or any other provision of this Agreement or any instrument or agreement required hereunder in respect to any other Credit Agent. The parties acknowledge that this Agreement has, solely for reasons of convenience, been prepared and executed as a single document, but that the legal effect shall be in all respects as though the Grantor had executed separate security interests, for the benefit of each of the Credit Agents. Any provision of this Agreement and the other Credit Documents to which the Grantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              SECTION 20 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Each of the parties hereto understands and agrees that this Agreement may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Collateral Agent or any Credit Agent of a facsimile transmitted document purportedly bearing the signature of a Grantor shall bind Grantor with the same force and effect as the delivery of a hard copy original. Any failure by the Collateral Agent or any Credit Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Collateral Agent or such Credit Party.

              SECTION 21 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Credit Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.

              SECTION 22 No Inconsistent Requirements. Grantor acknowledges that this Agreement and the other Credit Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

              SECTION 23 Termination; Releases. (i) Upon the termination of the Commitments of the Lenders, the surrender of any Letters of Credit issued for the account of Grantor under the Credit Agreement and payment and performance in full of all Secured Obligations, the security interests granted under this Agreement shall terminate and the Collateral Agent and all Credit Agents shall promptly execute and deliver to Grantor such documents and instruments reasonably requested by Grantor as shall be necessary to evidence termination of all security interests given by Grantor to the Collateral Agent hereunder; provided, however, that the obligations of Grantor under Section 14 shall survive such termination.

              (ii) Concurrently with any permitted disposition of Collateral under the Credit Documents, the security interests hereunder shall automatically be released from the Collateral so disposed of, subject to Section 5(j); provided, however, that the security interests shall continue in the Proceeds thereof. Upon satisfaction to all conditions precedent to any permitted disposition set forth herein or in the other Credit Documents, the Collateral Agent and all Credit Agents shall execute and deliver any releases or other documents reasonably requested by the relevant Grantor to accomplish or confirm the release of Collateral provided by this Section. Any such release shall specifically describe the portion of the Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Collateral Agent and the Credit Agents have not assigned their rights and interests to any other Person).

              SECTION 24 Assumption. Upon execution and delivery to the Administrative Agent of an Subsidiary Security Agreement by a Subsidiary of the Grantor as provided in Section 6.14 of the Credit Agreement, effective as of the effective date of such Subsidiary Security Agreement, such Subsidiary shall be deemed a Grantor party hereto, and this Agreement shall be deemed amended to include any amendments to the Schedules provided by such Subsidiary in connection therewith.

              SECTION 25 Intercreditor Agreement. Notwithstanding anything set forth in this Agreement, any inconsistency between this Agreement and the Intercreditor Agreement in respect of the rights and obligations of the Collateral Agent and the Credit Agents owing to and among each other (but not including in respect of the obligations of the Grantor to the Collateral Agent or Credit Agents hereunder) shall be resolved in favor of the Intercreditor Agreement.

                  [remainder of page intentionally left blank]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.



                                        CERIDIAN CORPORATION
                                        Grantor


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:


                                        BANK OF AMERICA, N.A.,
                                        as Collateral


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:

                                 SCHEDULE 1
                            to the Security Agreement


1. LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS, INCLUDING OF COLLATERAL

      a.    Chief Executive Office and Principal Place of Business:








      b. Other locations where Grantor conducts business or Collateral is kept:








2.    LOCATIONS OF BOOKS PERTAINING TO RIGHTS TO PAYMENT









3.    TRADE NAMES AND TRADE STYLES; OTHER CORPORATE, TRADE OR FICTITIOUS
      NAMES; ETC.









4.    DEPOSIT ACCOUNTS








                                  SCHEDULE 1-1

5.    INVESTMENT PROPERTY









6.    INSTRUMENTS









7.    LEASED EQUIPMENT









8.    MATERIAL SOFTWARE




















                                  SCHEDULE 1-2

                                         Exhibits to Arbitron Credit Agreement

                                   SCHEDULE 2
                            to the Security Agreement



(a)   ISSUED PATENTS OF GRANTOR


   Grantor     Patent No.   Issue Date   Inventors      Title       Agent
   -------     ----------   ----------   ---------      -----       -----








(b)   PENDING PATENT APPLICATIONS OF GRANTOR

Grantor         Application No.      Filing Date     Inventors       Title
-------         ---------------      -----------     ---------       -----







(c)   TRADEMARKS OF GRANTOR


               Registration  Registration                Registered
    Grantor         No.         Date       Filing Date     Owner         Mark
    -------        ---          ----       -----------     -----         ----






(d)   PENDING TRADEMARK APPLICATIONS OF GRANTOR

                 Application
    Grantor          No.        Filing Date    Applicant         Mark
    -------          ---        -----------    ---------         ----







(e)   COPYRIGHTS OF GRANTOR


    Grantor               Copyright Title            Reg. No.    Date of Issue
    -------               ---------------            --------    -------------









                                  SCHEDULE 2-1

                                         Exhibits to Arbitron Credit Agreement

(f)   COPYRIGHT APPLICATIONS OF GRANTOR


       Grantor              Title                           Date of Application
       -------              -----                           -------------------











(g)   COPYRIGHT LICENSES OF GRANTOR



    Grantor      Title    Copyright Owner             Reg. No.    Date of Issue
    -------      -----    ---------------             --------    -------------













                                  SCHEDULE 2-2

                                         Exhibits to Arbitron Credit Agreement

                                   SCHEDULE 3
                            to the Security Agreement


                                 FILING OFFICES

















                                  SCHEDULE 3-1

                                         Exhibits to Arbitron Credit Agreement

                                                                       EXHIBIT H


                         [SUBSIDIARY] SECURITY AGREEMENT

            THIS SECURITY AGREEMENT (this "Agreement"), dated as of February __, 2001, is made by and among _____________ (the "Grantor") in favor of the "Collateral Agent" (as defined herein) for the benefit of: (a) BANK OF AMERICA, N.A., as the administrative agent (in such capacity, the "Administrative Agent") for itself and the financial institutions (the "Lenders" and, individually, a "Lender") from time to time party to that certain Credit Agreement dated as of January 31, 2001 (as renewed, extended, modified, amended or restated from time to time, the "Credit Agreement"), (b) the "Swap Provider" (as defined in herein); and (c) the Note Holders party from time to time to the Note Purchase Agreement.

                                    RECITALS

            WHEREAS, it is a condition precedent to the borrowings under the Credit Agreement and the Note Purchase Agreement that the Grantor enter into this Agreement and grant to the Collateral Agent, for the ratable benefit of the Credit Agents, the security interests hereinafter provided to secure the obligations of the Grantor described below.

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1 Definitions; Interpretation.

            (a) Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them, respectively, in the Credit Agreement.

            (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Account Control Agreement" means any account control agreement, deposit account control agreement, lockbox or other agreement with any securities intermediary or depository granting control with respect to any investment property or deposit accounts for purposes of Article 9 of the UCC or applicable law.

            "Accounts" means any and all accounts of Grantor, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights, royalties, Rights to Payment and other obligations of any kind owed to Grantor arising out of or in connection with the sale, lease, license or other transfer of Intellectual Property, merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

            "Arbitron Databases" means any and all of Grantor's collections or compilations of data, stored in such way as to permit selective search and retrieval using electronic,

                                         Exhibits to Arbitron Credit Agreement
electromagnetic, manual or mechanical methods, which relate to Grantor's business, and wherever maintained, collected or accessed.

            "Books" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing Grantor's assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of Grantor's books or records or with credit reporting, including with regard to Grantor's Accounts.

            "Borrower" has the meaning specified in the Credit Agreement.

            "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

            "Collateral" has the meaning set forth in Section 2.

            "Collateral Agent" means Bank of America, N.A. in its capacity as "Collateral Agent" (as defined in the Intercreditor Agreement; or such replacement Collateral Agent as may be appointed from time to time thereunder) on behalf and for the benefit of, (a) Bank of America, N.A. in its capacity as the Administrative Agent for the benefit of itself and the other Lenders from time to time party to the Credit Agreement, and the L/C Issuer; (b) the Note Holders from time to time party to the Note Purchase Agreement; and (c) the Swap Provider.

            "Credit Agents" and each, individually, a "Credit Agent" means (a) the Administrative Agent (for the benefit of itself and the other Lenders, and the L/C Issuer), (b) the Note Holders and (c) the Swap Provider.

            "Credit Documents" means, collectively, the Loan Documents, the Note Holder Documents and the Swap Documents.

            "Credit Parties" and each, individually, a "Credit Party" means the Credit Agents and the Debt Participants.

            "Database Copyright Filing" has the meaning set forth in Section 5(q)(v)(A).

            "Debt Participant" means a "Debt Participant" under, and as defined in, the Intercreditor Agreement.

            "Deposit Account" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of Grantor with a bank, savings and loan

                                         Exhibits to Arbitron Credit Agreement
association, credit union or like organization (including Bank of America) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

            "Documents" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Grantor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Grantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

            "Equipment" means all now existing or hereafter acquired equipment of Grantor in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which Grantor now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, automobiles, trucks, tractors and other vehicles, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

            "Filing Offices" has the meaning set forth in Section 3(a).

            "General Intangibles" means all general intangibles of Grantor, now existing or hereafter acquired or arising, and in any event includes: (i) all tax and other refunds, rebates or credits of every kind and nature to which Grantor is now or hereafter may become entitled; (ii) all good will, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (iii) all Intellectual Property; (iv) all rights of stoppage in transit, replevin and reclamation; (v) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to Grantor by any Governmental Authority; (vi) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; and (vii) all rights to receive payment and other rights under any Swap Contracts; in each case whether now existing or hereafter acquired or arising.

            "Grantor" has the meaning set forth in the first paragraph hereof.

            "Instructing Group" means "Instructing Group" under, and as defined in, the Intercreditor Agreement.

            "Instruments" means any and all negotiable instruments and every other writing which evidences a right to the payment of money, wherever located and whether now existing or hereafter acquired.

                                         Exhibits to Arbitron Credit Agreement
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            "Intellectual Property" means the following properties and assets owned or held by Grantor or in which Grantor otherwise has any interest, now existing or hereafter acquired or arising:

            (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents, patent applications and patent licenses as described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising in connection with any of the foregoing and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; all copyrights and applications for copyright (including with respect to the Arbitron Databases and the Material Arbitron Software), domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the copyrights and copyright applications described in Schedule 2), all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

            (ii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names, applications and licenses as described in Schedule
2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

            (iii) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software (including all Material Arbitron Software and all Material Software Additions), confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases (including all Arbitron Databases), quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and

            (iv) the entire goodwill of or associated with the businesses now or hereafter conducted by Grantor connected with and symbolized by any of the aforementioned properties and assets; and

            (v) all intellectual property rights and property of the Grantor now existing or hereafter arising, covered by any Supplemental IP Security Agreement executed by Grantor from time to time in accordance with Section 3(c).

            "Intercreditor Agreement" means that Intercreditor Agreement dated as of January 31, 2001 among the Collateral Agent, the Administrative Agent, the Swap Provider, and the "Note Holders" (as defined therein).

                                         Exhibits to Arbitron Credit Agreement

            "Inventory" means any and all of Grantor's inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in Grantor's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies packing, and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by Grantor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

            "Investment Property" means any and all investment property of Grantor, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

            "Letter of Credit Proceeds" means any and all proceeds of written letters of credit.

            "Material Arbitron Software" means all computer operation and application programs of Grantor listed on Schedule 2.

            "Material Software Addition" means any update, release, version, patch, debugging program, compilation, or beta in respect of Material Arbitron Software, and any and all computer operation and application programs, including all object and source code and all copies and encodings thereof, purchased, created or otherwise acquired by Grantor after the Closing Date.

            "Note Holder Collateral Documents" means, collectively, (i) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or other wise changed in respect of, the Note Holders), (ii) all Account Control Agreements executed by any Loan Party under any Note Holder Document, (iii) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Note Holder Document, and
(iv) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

            "Note Holder Documents" means, collectively, the Note Purchase Agreement, the Note Holder Collateral Documents and the Note Holder Guaranties.

            "Note Holder Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders.

                                         Exhibits to Arbitron Credit Agreement

            "Note Holder" means a "Note Holder" under, and as defined in, the Note Purchase Agreement.

            "Note Purchase Agreement" means that Note Purchase Agreement dated as of January 31, 2001 among the Borrower, the Note Holders party thereto.

            "Partnership Collateral" means any and all limited and general partnership interests and limited liability company interests of any type or nature, whether now existing or hereafter acquired or arising.

            "Patent and Trademark Office" means the United States Patent and Trademark Office.

            "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Grantor, including "proceeds" as defined at UCC Section 9306, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Grantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

            "Rights to Payment" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and Proceeds.

            "Secured Obligations" means all indebtedness, liabilities and other obligations of the Grantor to the Collateral Agent, any of the Credit Agents and any Debt Participant whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, now or hereafter created under, arising out of or in connection with any of the Credit Documents, including all Obligations (as independently defined in each of the Credit Agreement and the Note Purchase Agreement), and any obligations under any of the Swap Documents.

            "Software Copyright Filing" has the meaning set forth in Section 5(q)(v)(B).

            "Specified Swap Agreement" means any ISDA(R) Master Agreement (including any schedule and confirmation relating thereto) entered into between the Borrower and the Swap Provider as swap counterparties.

            "Specified Swap Contract" means any interest rate swap entered into between the Borrower and the Swap Provider as swap counterparties constituting a "Specified Swap Contract" as defined in the Credit Agreement.

                                         Exhibits to Arbitron Credit Agreement

            "Supplemental IP Security Agreement" means a Supplemental IP Security Agreement substantially in the form of Exhibit I of the Credit Agreement, executed pursuant to Section 3(c) hereof and Section 6.16 of the Credit Agreement, and the terms and conditions of which may derive from, and be incorporated by reference to, this Agreement.

            "Swap Collateral Documents" means, collectively, (a) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider, (b) all Account Control Agreements executed by any Loan Party under any Swap Document, (c) any documents executed by any Loan Party to accomplish cash collateralization pursuant to any Swap Document, and (d) all licenses, UCC financing statements, notices and other documents executed from time to time in connection with any of the foregoing.

            "Swap Documents" means, collectively, any Specified Swap Agreement, the Swap Collateral Documents and the Swap Guaranties.

            "Swap Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider.

            "Swap Provider" has the meaning specified in the Intercreditor Agreement.

            "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            "UCC Financing Statements" has the meaning specified in Section
4(f).

            (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

            (d) Interpretation. The rules of interpretation set forth in Sections 1.02, 1.03, 1.04 and 1.05 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

            SECTION 2 Security Interest.

            (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, Grantor hereby pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent (for the benefit of the Credit Agents, and each of them), and hereby

                                         Exhibits to Arbitron Credit Agreement
grants to the Collateral Agent (for the benefit of the Credit Agents, and each of them), a security interest in all of Grantor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"):

            (i)    all Accounts;

            (ii)   all Chattel Paper;

            (iii)  all Deposit Accounts;

            (iv)   all Documents;

            (v)    all Equipment;

            (vi)   all General Intangibles;

            (vii)  all Inventory;

            (viii) all Books;

            (ix)   all products and Proceeds of any and all of the foregoing;
                   and

            (x)    all Letter of Credit Proceeds.

Notwithstanding the foregoing provisions of this Section 2(a), such grant of security interest shall not extend to, and the term "Collateral" shall not include, Intellectual Property which is now or hereafter held by Grantor as licensee, lessee or otherwise, to the extent such Intellectual Property consists of: (i) ordinary shrinkwrap licenses governing software products that Grantor purchased for use in the Ordinary Course of Business; or (ii) licenses listed on
Schedule 5.17 of the Credit Agreement.

            (b) Grantor Remains Liable. Anything herein to the contrary notwithstanding, (i) Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release Grantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) none of the Collateral Agent or any Credit Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall any such Person be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

            (c) Continuing Security Interest. Grantor agrees that this Agreement shall create continuing security interests in the Collateral which shall remain in effect until terminated in accordance with Section 23.

                                         Exhibits to Arbitron Credit Agreement

            SECTION 3 Perfection Procedures. Grantor shall duly complete, execute and deliver to the Collateral Agent and each of the Credit Agents concurrently with the execution of this Agreement, and at any time and from time to time, all Supplemental IP Security Agreements, financing statements, continuation statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, warehouse receipts, Account Control Agreements, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Administrative Agent, and take all other action, as the Collateral Agent may request, to perfect and continue perfected, maintain the priority of or provide notice of the Collateral Agent's security interest in the Collateral for the benefit of each of the Credit Agents and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Grantor shall from time to time take the following actions:

            (a) Filing of Security Agreements; Financing Statements. On or prior to the Closing Date Grantor shall execute, notarize and deliver (i) an original of this Agreement; (ii) such original UCC Financing Statements and (iii) such original Supplemental IP Security Agreements as the Collateral Agent at the instruction of the Instructing Group may reasonably request; all duly completed and in final form for recordation at the offices described in Schedule 3 (the "Filing Offices"), and after the Closing Date the Grantor shall execute, notarize and deliver completed UCC Financing Statements for filing or recording in the appropriate filing or recording office or offices in any state identified by a Grantor in a notice delivered to the Administrative Agent pursuant Section 5(e).

            (b) Deposit Accounts. On or prior to the Closing Date, Grantor shall execute such Account Control Agreements, notices, and shall take such other action, as the Collateral Agent at the instruction of the Instructing Group may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Collateral Agent's security interests in Collateral for the benefit of each of the Credit Agents consisting of Deposit Accounts and to accomplish the purposes of this Agreement.

            (c) Intellectual Property Collateral.

            (i) Patents, Etc. Promptly following any submission, filing or recordation required pursuant to subsection (iv) of Section 5(q) (except as provided in subsection (c)(ii) with respect to certain copyrights), record such duly completed, signed and notarized Supplemental IP Security Agreement with the Patent and Trademark Office or Copyright Office, as applicable, and take such other action as may be necessary, or as the Collateral Agent at the instruction of the Instructing Group may reasonably request, to perfect or protect the Collateral Agent's security interests in such Intellectual Property for the benefit of each of the Credit Agents. Grantor shall promptly, but in any event not later than ten days after any such recordation, deliver to the Collateral Agent and each Credit Agent true and complete copies of all file-stamped applications, disclosure documents and amendments, and all file-stamped Supplemental IP Security Agreements recorded at the Patent and Trademark Office.

            (ii)  Copyrights.  Grantor shall:

                                         Exhibits to Arbitron Credit Agreement

            (A) Promptly following any submission, filing or recordation required pursuant to subsection (v) of Section 5(q), duly complete, execute, notarize and record a Supplemental IP Security Agreement at the Copyright Office and take such other actions as may be necessary or appropriate in the discretion of the Collateral Agent at the instruction of the Instructing Group to perfect or protect the Collateral Agent's security interests in (I) all Database Copyright Filings for such quarter, and (II) all Software Copyright Filings made since the most recently filed Supplemental IP Security Agreement; and

            (B) take such other action as may be necessary, or as the Collateral Agent may reasonably request, to perfect or protect the Collateral Agent's security interests in the Intellectual Property for the benefit of the Credit Agents.

            (iii) The Grantor hereby authorizes the Collateral Agent to modify, amend or supplement the Schedules hereto and to reexecute this Agreement and any Supplemental IP Security Agreement from time to time on the Grantor's behalf and as its attorney-in-fact to include any such future Collateral and to cause to such reexecuted Agreement, Supplemental IP Security Agreement or such modified, amended or supplemented Schedules to be filed with the Copyright Office or the Patent and Trademark Office.

            (d) Documents, Etc. Within five calendar days after receipt, Grant shall deliver to the Collateral Agent, or an agent designated by it, for the benefit of the Credit Agents, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3; provided, however, that unless an Event of Default shall have occurred and be continuing, Grantor shall not be required to deliver any Document, Chattel Paper, promissory note, trade acceptance or other instrument having a face amount not in excess of $100,000. Upon the request of the Collateral Agent, Grantor shall mark all Documents and Chattel Paper with such legends as the Collateral Agent shall reasonably specify.

            SECTION 4 Representations and Warranties. In addition to the representations and warranties of the Grantor set forth in the Credit Agreement, which are incorporated and restated herein by this reference, and which are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, Grantor further represents and warrants to each Credit Party that:

            (a) Location of Chief Executive Office and Collateral. Grantor's chief executive office and principal place of business is located at the address set forth in Schedule 1, and all other locations where Grantor conducts business or Collateral is kept are set forth in Schedule 1.

            (b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for Grantor, are set forth in Schedule 1.

                                         Exhibits to Arbitron Credit Agreement

            (c) Trade Names and Trade Styles. All trade names and trade styles under which Grantor presently conducts the Arbitron Business operations are set forth in Schedule 1, and, except as set forth in Schedule 1 and in connection with the Transaction, Grantor has not, at any time in the past year: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

            (d) Ownership of Collateral. Grantor is, and, subject to Section 5(i), will continue to be, the sole and complete owner of the Collateral, or has a valid and enforceable leasehold or licensee's interest in such Collateral as set forth in Schedule 2 and in accordance with subsection (i) of this Section 4 (or, in the case of after-acquired Collateral, at the time Grantor acquires rights in such Collateral, will be the sole and complete owner thereof, or will have a valid and enforceable leasehold or licensee's interest in such Collateral, to the extent permitted hereunder or under the Credit Agreement), free from any Lien other than Permitted Liens.

            (e)   Enforceability; Priority of Security Interest.

            (i) This Agreement together with such Supplemental IP Security Agreements as have been executed by Grantor and filed at the Copyright Office or the Patent and Trademark Office in respect of the Intellectual Property create security interests which are enforceable against the Collateral in which Grantor now has rights and will create security interests which are enforceable against the Collateral in which Grantor hereafter acquires rights at the time Grantor acquires any such rights.

            (ii) The Collateral Agent has a perfected and first priority security interest in the Collateral in which Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which Grantor now has rights and will create a security interest in any Collateral in which Grantor hereafter acquires rights at the time Grantor acquires any such rights, in each case for the Credit Agents' benefit and, subject only to Permitted Liens, securing the payment and performance of the Secured Obligations.

            (f) Other Financing Statements. Other than (i) financing statements or similar filings naming the owner of the asset to which such Lien relates as debtor, under the UCC, copyright, patent, trademark or any comparable law ("UCC Financing Statements") disclosed to the Administrative Agent prior to the Effective Date and (i) UCC Financing Statements in favor of the Collateral Agent for itself and the Credit Agents pursuant to the Credit Documents, no effective UCC Financing Statement naming Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like or covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction, except in connection with Permitted Liens.

            (g)   Rights to Payment.

            (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, and not subject to any

                                         Exhibits to Arbitron Credit Agreement
adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by the Grantor's reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m), or as otherwise disclosed to the Credit Agents in writing or occurring in the ordinary course of business;

            (ii) to the best of Grantor's knowledge, all account debtors and other obligors on Rights to Payment are solvent and generally paying their debts as they come due, except to the extent that Grantor has established adequate reserves therefor in accordance with GAAP;

            (iii) all Rights to Payment comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal or state consumer credit laws;

            (iv) Grantor has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Credit Documents;

            (v) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment in all material respects are true and correct and what they purport to be; and

            (vi) Grantor has not any knowledge of any fact or circumstance which would materially impair the validity or collectibility of any of such Rights to Payment, except to the extent that Grantor has established adequate reserves therefor in accordance with GAAP;

            (h) Inventory. No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to Grantor, nor has any Inventory been consigned to Grantor or consigned by Grantor to any Person or is held by Grantor for any Person under any "bill and hold" or other arrangement, except at locations listed in Schedule 1.

            (i)   Intellectual Property.

            (i) As of the Closing Date, except as set forth in Schedule 2, (A) Grantor (directly or through any Subsidiary) does not own, possess or use under any licensing arrangement (other than ordinary shrinkwrap licenses governing software products that Grantor purchased for use in the Ordinary Course of Business) Intellectual Property materially related to the Arbitron Business, and
(B) Grantor (directly or through any Subsidiary) has no registrations or applications therefor pending before any Governmental Authority, that are or may be materially related to the Arbitron Business, for any (I) patents or trademarks, (II) copyrights in respect of Material Arbitron Software, Material Software Additions or Arbitron Databases for which any such application was submitted after December 31, 1998, (III) copyrights in respect of "Radio Market Reports" of Grantor for which any such application was submitted after December 1, 2000, or (IV) any other copyrights for which such application was submitted after December 31, 1999.

                                         Exhibits to Arbitron Credit Agreement
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            (ii) All Grantor's Intellectual Property is subsisting and has not been adjudged invalid or unenforceable in whole or in part.

            (iii) All maintenance fees required to be paid by Grantor on account of any of its patents have been timely paid for maintaining such patents in force, and, to the best of Grantor's knowledge, each of such patents is valid and enforceable.

            (iv) To the best of Grantor's knowledge, no infringement or unauthorized use presently is being made of any Intellectual Property by any Person that could reasonably be expected to have a Material Adverse Effect.

            (v) Grantor is the owner or licensee of its Intellectual Property and the past, present and contemplated future use of such Intellectual Property by Grantor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person in any material respect.

            (vi) Grantor owns, licenses, has material rights under, is a party to, or an assignee of a party to all other Intellectual Property necessary and appropriate to continue to conduct the Arbitron Business.

            (vii) The Arbitron Databases are protected under current, valid and enforceable copyright registrations (or applications therefor) at the Copyright Office and under the U.S. copyright laws.

            (viii) The Material Arbitron Software is protected under current, valid and enforceable copyright registrations (or applications therefor) at the Copyright Office and under the U.S. copyright laws.

            (ix) Grantor's Intellectual Property consisting of patents are protected under current, valid and enforceable patents or applications therefor issued by the Patent and Trademark Office and under the U.S. patent laws (except with respect to such patents that have expired of their own terms, and not as the result of any abandonment, dispute or settlement).

            (j) Equipment. As of the Closing Date, none of the Equipment is leased from any Person, except as set forth in UCC record searches delivered to the Collateral Agent or as otherwise disclosed to the Administrative Agent and the other Credit Agents.

            (k) Deposit Accounts. The names and addresses of all financial institutions at which Grantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1. No Deposit Account Control Agreements exist with respect to any Investment Property other than any Deposit Account Control Agreements in favor of the Collateral Agent for the benefit of the Collateral Agent for the benefit of the Credit Agents.

            (l) Instruments. (i) Grantor has not previously assigned any interest in any Instruments (other than such interests as will be released on or before the date hereof), (ii) no Person other than Grantor owns an interest in the Instruments (whether as joint holders,

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

participants or otherwise), (iii) all Instruments are owing only to Grantor, and
(iv) no material default exists under or in respect of the Instruments.

            (m) Other Investment Property. All securities accounts of the Grantor and other Investment Property of the Grantor are set forth in Schedule
1. No Account Control Agreements exist with respect to any Investment Property other than any Account Control Agreements in favor of the Collateral Agent for the benefit of the Credit Agents.

            SECTION 5 Covenants. In addition to the covenants of the Grantor set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied, Grantor agrees that:

            (a) Defense of Collateral. Grantor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Collateral Agent's right or interest in, the Collateral.

            (b) Preservation of Collateral. Grantor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

            (c) Compliance with Laws, Etc. Grantor shall comply in all material respects with all laws, regulations and ordinances (including with respect to the Fair Labor Standards Act), and with all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

            (d) Location of Books and Chief Executive Office. Grantor shall: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in
Schedule 1; and (ii) give at least 30 days' prior written notice to the Collateral Agent and each Credit Agent of (A) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for Grantor or (B) any changes in the location of Grantor's chief executive office or principal place of business.

            (e) Location of Collateral. If any Collateral of Grantor shall be physically relocated to, or otherwise be physically located in, a state of the United States in which a financing statement has not already been filed with respect to such Collateral, Grantor shall give the Collateral Agent and each Credit Agent prompt notice thereof (and in any event not later than one Business Day after becoming aware thereof).

            (f) Change in Name, Identity or Structure. Grantor shall give at least 30 days' prior written notice to the Collateral Agent and each Credit Agent of (i) any change in its name, (ii) any change of its jurisdiction of incorporation or the location of its chief executive offices, (iii) any changes in, additions to or other modifications of its trade names used as the name of Grantor set forth in Schedule 1, and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

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            (g) Maintenance of Records. Grantor shall keep accurate and complete
Books with respect to the Collateral, disclosing the Collateral Agent's security interests hereunder for the benefit of the Credit Agents.

            (h) Invoicing of Sales. The Grantor will invoice all of its sales upon forms customary in the industry and to maintain proof of delivery and customer acceptance of goods.

            (i) Disposition of Collateral. Grantor shall not surrender or lose possession of (other than to a Credit Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent expressly permitted by the Credit Documents.

            (j)   Liens.

            (i) Grantor shall keep the Collateral free of all Liens except Permitted Liens.

            (ii) Notwithstanding any other provision contained herein or in the Credit Agreement, no Disposition of any assets of the Grantor shall be deemed a transfer of goods free of the Collateral Agent's security interests under
Section 9307 UCC, except that Dispositions expressly permitted by Sections 7.04(b)(i), 7.04(b)(ii), 7.04(b)(viii), 7.04(b)(x), 7.06(e), 7.06(i) and 7.06(j)
thereof shall be free of such security interests. Accordingly, all non-excluded Dispositions shall be subject at all times to the Liens of the Collateral Agent for the benefit of the Credit Agents.

            (k) Expenses. The Grantor will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

            (l) Leased Premises. At the Collateral Agent's request, Grantor shall obtain from each Person from whom Grantor leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Collateral Agent may reasonably require, in form and substance satisfactory to the Collateral Agent.

            (m)   Rights to Payment.  Grantor shall:

            (i) with such frequency as the Collateral Agent for the benefit of the Credit Agents may reasonably require, furnish to the Collateral Agent and each Credit Agent (A) master customer listings, including all names and addresses, together with copies or originals (as requested by the Collateral Agent or any Credit Agent) of documents, customer statements, repayment histories and present status reports relating to the Accounts; (B) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been cancelled; and (C) such other information relating to the Accounts as any of the Credit Agents shall from time to time reasonably request;

            (ii) give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the Ordinary Course of Business, according to normal trade practices, and enforce all Accounts and other Rights to Payment strictly in accordance with their

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terms or pursuant to Grantor's Ordinary Course of Business, and during the existence of an Event of Default, take all such action to such end as may from time to time be reasonably requested by Collateral Agent, except that Grantor may at any time grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the Ordinary Course of Business, according to normal trade practices;

            (iii) if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact to the Collateral Agent and the Credit Parties in the Books relating to such Account or other Right to Payment when such Books are requested for inspection by the Collateral Agent, and in connection with any invoice or report furnished by Grantor to the Collateral Agent relating to such Account or other Right to Payment;

            (iv) if Accounts in an amount in excess of $500,000 for any and all such Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, promptly notify the Collateral Agent and the Credit Parties thereof and execute any documents and instruments and take any other steps reasonably requested by the Collateral Agent in order that all monies due and to become due thereunder shall be assigned to the Collateral Agent and notice thereof given to the federal authorities under the Federal Assignment of Claims Act (provided that such assignment and notice shall not be required if the applicable contract prohibits assignment);

            (v) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

            (vi) subject to Section 7, upon the request of the Collateral Agent
(A) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interests hereunder, and
(B) if there exists any Default or Event of Default, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Collateral Agent or to such other Person or location as the Collateral Agent shall specify; and

            (vii) if there exists any Default or Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Collateral Agent (upon instruction of the Instructing Group) shall require.

            (n) Deposit Accounts and Securities Accounts. Grantor shall give the Collateral Agent and the Credit Parties immediate notice of the establishment of any new Deposit Account and any new securities account with respect to any Investment Property.

            (o)   Inventory.  Grantor shall:

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            (i) at such times as the Collateral Agent or any Credit Agent shall reasonably request, prepare and deliver to the Collateral Agent and each Credit Agent a report of all Inventory, in form and substance reasonably satisfactory to the Collateral Agent and each Credit Agent;

            (ii) upon the request of the Collateral Agent or any Credit Agent, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Collateral Agent and each Credit Agent; and

            (iii) not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to Grantor, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, except in the ordinary course of business and in accordance with its normal practices.

            (p) Equipment. Grantor shall, upon the Collateral Agent or any Credit Agent request, deliver to the Collateral Agent and each Credit Agent a report of each item of Equipment, in form and substance reasonably satisfactory to the Collateral Agent and each Credit Agent.

            (q)   Intellectual Property Collateral.  Grantor shall:

            (i) not allow or suffer any Intellectual Property to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except for Intellectual Property having negligible commercial value;

            (ii) not enter into any agreements or transactions (including any license, sublicense or royalty agreement) pertaining to any Intellectual Property outside of the ordinary course of business, or enter into any exclusive license or sublicense of any Intellectual Property, except in a transaction permitted under the Credit Documents;

            (iii) promptly give the Collateral Agent and each Credit Agent notice of any rights Grantor may obtain to any new patentable inventions, copyrightable works or other new Intellectual Property, prior to the registration or recordation thereof (including pursuant to this Section 5(q)) as to which Grantor (a) has received gross royalty or license payments from any and all third parties in an aggregate amount excess of $1,000,000 during any of the five fiscal years preceding such time or (b) reasonably projects that it will receive gross royalty or license payments from any and all third parties in an aggregate amount excess of $1,000,000 during the any of the subsequent five fiscal years; provided that Grantor shall have no obligation to provide notice under this subsection (iii) to the extent that Grantor has satisfied, or within the immediately following three calendar months will satisfy, subsection (iv) or
(v), as applicable, of this Section 5(q);

            (iv) not less frequently than once every three calendar months and, additionally, upon the purchase, creation or other acquisition of any Material Software Addition, diligently record, register or prosecute, as applicable, all applications for patents, copyrights and trademarks, and diligently record, register and prosecute, as applicable, any and all


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continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters in respect of Grantor's Intellectual Property as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property; and, without limiting the generality of the foregoing,

            (v) (A) not less frequently than once every three calendar months, submit such duly completed, signed and notarized copyright registration forms to the Copyright Office and take such other actions as necessary to register under the U.S. copyright laws any and all additions, modifications or other changes to the Arbitron Databases (each, a "Database Copyright Filing") since the Closing Date; and (B) not less frequently than once every three calendar months and, additionally, promptly after any purchase, creation or other acquisition of any Material Software Addition, submit such duly completed, signed and notarized copyright registration forms to the Copyright Office and take such other actions as necessary to register under the U.S. copyright laws each Material Software Addition (each, a "Software Copyright Filing");

            (vi) not less frequently than once every three calendar months, and promptly but in any event not later than ten days after any and all recordations described in subsections (iv) and (v) of this Section 5(q), and after any and all recordations described in Section 3(c), deliver to the Collateral Agent and each Credit Agent all such duly completed, file-stamped (other otherwise certificated or acknowledged) and recorded documents together with such other documents and information as the Collateral Agent or any Credit Agent may reasonably request.

            (r) Notices, Reports and Information. Subject to Section 3(c), Grantor shall (i) notify the Collateral Agent and each Credit Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Lien thereon in favor of the Collateral Agent (for the benefit of the Credit Agents); (ii) furnish to the Collateral Agent and each Credit Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Collateral Agent at the instruction of the Instructing Group may reasonably request, all in reasonable detail; and (iii) upon reasonable request of the Collateral Agent of any Credit Agent make such demands and requests for information and reports as Grantor is entitled to make in respect of the Collateral.

            (s) Insurance. (i) Grantor shall carry and maintain in full force and effect, at the expense of the Grantor and with financially sound and reputable insurance companies, insurance for itself and the Collateral Agent for the benefit of the Credit Agents, with respect to the Collateral in such amounts, with such deductibles and covering such risks as shall be specified in the Credit Agreement. Upon the request of any of the Credit Agents, and in any event not less often than annually, Grantor shall furnish the Collateral Agent and each Credit Agent with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. All insurance policies required under this subsection (s) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to the Grantor and the Collateral Agent (or 10 days' prior written notice if the Collateral Agent consents to such shorter notice). Receipt of notice of


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

termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Collateral Agent to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (s) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Grantor.

            (ii) If Collateral of Grantor with a value exceeding $1,000,000 (the "Settlement Consent Threshold") shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt notice thereof to the Collateral Agent and each Credit Agent. No settlement on account of any loss on any Collateral covered by insurance shall be made for less than insured value without the consent of the Collateral Agent (with the consent of the Instructing Group), unless, so long as there exists no Default or Event of Default, the total value of each such loss or series of related losses so compromised does not exceed the Settlement Consent Threshold. Unless there exists any Default or Event of Default, the Collateral Agent (upon instruction of the Instructing Group) shall promptly execute such necessary consents, waivers and endorsements to permit Grantor to settle losses the total aggregate value of which is in an amount less than the Settlement Consent Threshold, and to receive payment therefor, as reasonably requested by Grantor. After the occurrence and during the continuance of an Event of Default, or as otherwise required under any of the Credit Documents, all sums payable to Grantor by any insurer with respect to a casualty relating to all or any part of the Collateral shall be paid to the Collateral Agent (upon instruction of the Instructing Group). If Grantor shall receive any insurance proceeds which are to be paid to the Collateral Agent pursuant to the previous sentence, Grantor shall hold such proceeds in trust for the Collateral Agent and shall segregate such proceeds from other funds of Grantor, and shall immediately forward such proceeds in the form received to the Collateral Agent (appropriately indorsed by Grantor to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent, upon instruction of the Instructing Group). All such insurance proceeds may be retained by the Collateral Agent as part of Collateral hereunder and held in the Proceeds Account, applied by the Collateral Agent toward payment of all or part of the Secured Obligations in such order as is provided herein, or released to Grantor upon its request with the consent of the Instructing Group.

            SECTION 6 Administration of the Rights to Payment.

            (a) Collection of Rights to Payment. Until the Collateral Agent exercises its rights hereunder to collect Rights to Payment, Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Collateral Agent, if there exists at such time any Event of Default, all remittances received by Grantor shall be held in trust for the Collateral Agent and, in accordance with the Collateral Agent's instructions (upon instruction from the Instructing Group), remitted to the Collateral Agent or deposited in an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

            (b) Investment Property and Instruments. At the request of the Collateral Agent (at the request of the Instructing Group), if there exists at such time any Event of Default, the Collateral Agent shall be entitled, subject to the Intercreditor Agreement, to receive all distributions and payments of any nature with respect to any Investment Property or Instruments,

                                         Exhibits to Arbitron Credit Agreement
and all such distributions or payments received by Grantor shall be held in trust for the Collateral Agent and, in accordance with its instructions (with the consent of the Instructing Group), remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). If there exists any Default or Event of Default any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Collateral Agent shall have the right, if there exists any Default or Event of Default, following prior written notice to Grantor, to vote and to give consents, ratifications and waivers with respect to any Investment Property and Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Collateral Agent were the absolute owner thereof; provided that the Collateral Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to Grantor or any other Person for any failure to do so or delay in doing so.

            (e) Distributions to Be Held for Administrative Agent. Distributions and other payments which are received by the Grantor but which it is not entitled to retain as a result of the operation of this Section 6 shall be held in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of Grantor, and be forthwith paid over or delivered to the Collateral Agent in the same form as so received.

            SECTION 7 Authorization; Appointed Attorney-in-Fact. The Collateral Agent shall have the right to, in the name of Grantor, or in the name of the any of the Credit Parties or otherwise, without notice to or assent by Grantor, and Grantor hereby constitutes and appoints the Collateral Agent (and any of the officers or employees or agents designated by the Collateral Agent) as Grantor's true and lawful attorney-in-fact, with full power and authority to:

            (i) sign any of the financing statements and Supplemental IP Security Agreements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the security interests and in the Collateral of the Collateral Agent (for the benefit of the Credit Agents) and file any such financing statements and Supplemental IP Security Agreements by electronic means with or without a signature as authorized or required by applicable law or filing procedures;

            (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

            (iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

            (iv) notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to Grantor to such address the Collateral Agent may designate (provided that the Collateral Agent agrees it will promptly deliver over to Grantor any mail that does not relate to the Collateral); and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

                                      H-20

                                         Exhibits to Arbitron Credit Agreement
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            (v)  receive, open and dispose of all mail addressed to Grantor
(provided that the Collateral Agent agrees it will promptly deliver over to Grantor any mail that does not relate to the Collateral);

            (vi) send requests for verification of Rights to Payment to the customers or other obligors of Grantor;

            (vii) contact, or direct Grantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Collateral Agent;

            (viii) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

            (ix) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with Bank of America or any other bank, financial institution or other Person;

            (x) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Collateral Agent;

            (xi) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Collateral Agent (upon instruction of the Instructing Group) may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Collateral Agent with respect to the Collateral;

            (xii) execute any and all applications, documents, papers and instruments necessary for the Collateral Agent to use the Intellectual Property and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property;

            (xiii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

            (xiv) execute and deliver to any securities intermediary or other Person any entitlement order, Account Control Agreement or other notice, document or instrument which the Collateral Agent (upon instruction of the Instructing Group) may deem necessary or advisable (A) to realize upon the Collateral, and (B) to maintain, protect and preserve the Investment Property and the security interests of the Collateral Agent therein; and

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            (xv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Grantor, which the Collateral Agent (upon instruction from the Instructing Group) may deem necessary or advisable (A) to realize upon the Collateral, and (B) to maintain, protect and preserve the Collateral and the security interests of the Collateral Agent therein and to accomplish the purposes of this Agreement.

The Collateral Agent agrees that, unless there exists any Default or Event of Default, it shall not exercise the power of attorney, or any rights granted to the Collateral Agent, pursuant to clauses (ii) through (xiii), (xiv)(A) and
(xv)(A). The foregoing power of attorney is coupled with an interest and irrevocable so long as any of the Secured Obligations has not been paid and performed in full. Grantor hereby ratifies, to the extent permitted by law, any and all acts that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

            SECTION 8 Performance of Grantor Obligations. The Collateral Agent may perform or pay any obligation which Grantor has agreed to perform or pay under or in connection with this Agreement, and which Grantor has failed to perform or pay as and when due, and Grantor shall reimburse the Collateral Agent on demand for any amounts paid by the Collateral Agent pursuant to this Section 8.

            SECTION 9 Collateral Agent's Duties. Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to such party and shall not be responsible to Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Collateral Agent's possession, and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

            SECTION 10  Remedies.

            (a) Remedies. If there exists any Default or Event of Default, the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Credit Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Grantor agrees that:

            (i) The Collateral Agent may peaceably and without notice enter any premises of Grantor, take possession of any Collateral, remove, prohibit access to or use of, or dispose of all or part of the Collateral on any premises of Grantor or elsewhere; or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Collateral Agent (upon instruction of the Instructing Group) may determine.

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            (ii) The Collateral Agent may require Grantor to assemble all or any part of the Collateral and make it available to the Collateral Agent, at any place and time designated by the Collateral Agent.

            (iii) The Collateral Agent may use or transfer any of Grantor's rights and interests in any Intellectual Property, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Collateral Agent (upon instruction of the Instructing Group) may determine.

            (iv) The Collateral Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

            (v) The Collateral Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts.

            (vi) The Collateral Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor's assets, without charge or liability to the Collateral Agent or any of the Credit Parties therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Collateral Agent (upon instruction of the Instructing Group) deem advisable; provided, however, that Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Grantor hereby releases, to the extent permitted by law. Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of Grantor set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Collateral Agent may provide Grantor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

            (b) License. For the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, Grantor hereby grants to the Collateral Agent for the benefit of the Credit Agents an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property.

            (c) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Event of Default (including with respect to undrawn amounts under any Letter of Credit or contingent amounts due under any Specified Swap Agreement arising from any Specified Swap Contract), the Collateral Agent for the benefit of the Credit Agents may, at their election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion


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

thereof) in a special purpose non-interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Collateral Agent for the benefit of the Credit Agents for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Collateral Agent may elect to apply such proceeds to the Secured Obligations, and Grantor agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent (upon instruction of the Instructing Group), estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, Grantor irrevocably waives until the termination of the security interests granted under this Agreement in accordance with Section 23 the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent, or any of the Credit Parties to honor drafts against the Proceeds Account.

            (d) Application of Proceeds. Subject to subsection (c), cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (after payment of any amounts payable to the applicable Credit Parties or the Collateral Agent pursuant to Section 8 or Section 14) in whole or in part by the applicable Credit Parties or the Collateral Agent against all or any part of the Secured Obligations in the manner and to the extent set forth in the Intercreditor Agreement.

            SECTION 11 Certain Waivers. Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations;
(ii) any right to require the Collateral Agent, or any of the Credit Parties (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Collateral Agent, or any of the Credit Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

            SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in, and shall be effective as provided in, the Credit Agreement; provided, however, that notices hereunder to (a) the Swap Provider shall be delivered to Fleet National Bank using the information listed in Schedule 10.02 of the Credit Agreement for such party as a Lender or such replacement Swap Provider as may be appointed from time to time pursuant to the terms of the Intercreditor Agreement, and (b) the Note Holders shall be delivered to such persons at the address specified in the Note Purchase Agreement, or to such replacement Note Holders as may be appointed from time to time consistent with the terms of the Intercreditor Agreement.

            SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent, or any of the Credit Parties to exercise, and no delay in exercising, any right,

                                         Exhibits to Arbitron Credit Agreement
remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent, or any of the Credit Parties.

            SECTION 14  Indemnification; Other Charges.

            (a) Indemnification. The Grantor hereby agrees to indemnify the Collateral Agent and the Credit Parties, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that Grantor shall not be liable to any Indemnified Person with respect to Indemnified Liabilities resulting from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Grantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

            (b) Other Charges. The Grantor agrees to indemnify the Collateral Agent and the Credit Parties against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

            (c) Interest. Any amounts payable to any Indemnified Person under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the applicable rate, (a) for the Administrative Agent and any Lender, as set forth in Section 2.08(b) of the Credit Agreement, (b) for the Swap Provider, as set forth in the Specified Swap Agreement, and (c) for the Note Holders as set forth in Section 2.08(b) of the Note Purchase Agreement.

            SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Grantor, each of the Credit Parties, the Collateral Agent, each Indemnified Person referred to in Section 14 and their respective successors and assigns.

            SECTION 16 Governing Law and Jurisdiction.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE;

                                         Exhibits to Arbitron Credit Agreement

PROVIDED THAT THE COLLATERAL AGENT AND EACH CREDIT PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR, THE COLLATERAL AGENT AND EACH CREDIT PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GRANTOR, THE COLLATERAL AGENT AND EACH OF THE CREDIT PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN ANY FEDERAL COURT OR STATE COURT SITTING IN NEW YORK IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GRANTOR, THE COLLATERAL AGENT AND EACH OF THE CREDIT PARTIES WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

            SECTION 17 Waiver of Right to Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            SECTION 18 Entire Agreement; Amendment. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Grantor and the Collateral Agent (for the benefit of the Credit Agents), and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Subject to Section 19, this Agreement shall be amended only by written agreement with the written consent of the Instructing Group; provided, however, that any amendment having the effect of causing a release of all or substantially all of the Collateral must be consented to in writing by the Collateral Agent and each of the Credit Agents.

            SECTION 19 Independence. This Agreement sets forth independent and separate security interests of the Grantor in favor of the Collateral Agent in respect of the

                                         Exhibits to Arbitron Credit Agreement

Secured Obligations owing to the Collateral Agent for the benefit of each Credit Agent. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder with respect to any Credit Agent shall not in any way affect or impair the legality or enforceability of that or any other provision of this Agreement or any instrument or agreement required hereunder in respect to any other Credit Agent. The parties acknowledge that this Agreement has, solely for reasons of convenience, been prepared and executed as a single document, but that the legal effect shall be in all respects as though the Grantor had executed separate security interests, for the benefit of each of the Credit Agents. Any provision of this Agreement and the other Credit Documents to which the Grantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 20 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Each of the parties hereto understands and agrees that this Agreement may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Collateral Agent or any Credit Agent of a facsimile transmitted document purportedly bearing the signature of a Grantor shall bind Grantor with the same force and effect as the delivery of a hard copy original. Any failure by the Collateral Agent or any Credit Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Collateral Agent or such Credit Party.

            SECTION 21 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Credit Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.

            SECTION 22 No Inconsistent Requirements. Grantor acknowledges that this Agreement and the other Credit Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

            SECTION 23 Termination; Releases. (i) Upon the termination of the Commitments of the Lenders, the surrender of any Letters of Credit issued for the account of Borrower under the Credit Agreement and payment and performance in full of all Secured Obligations, the security interests granted under this Agreement shall terminate and the Collateral Agent and all Credit Agents shall promptly execute and deliver to Grantor such documents and instruments reasonably requested by Grantor as shall be necessary to evidence termination of all security interests given by Grantor to the Collateral Agent hereunder; provided, however, that the obligations of Grantor under Section 14 shall survive such termination.

                                         Exhibits to Arbitron Credit Agreement

            (ii) Concurrently with any permitted disposition of Collateral under the Credit Documents, the security interests hereunder shall automatically be released from the Collateral so disposed of, subject to Section 5(j); provided, however, that the security interests shall continue in the Proceeds thereof. Upon satisfaction to all conditions precedent to any permitted disposition set forth herein or in the other Credit Documents, the Collateral Agent and all Credit Agents shall execute and deliver any releases or other documents reasonably requested by the relevant Grantor to accomplish or confirm the release of Collateral provided by this Section. Any such release shall specifically describe the portion of the Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Collateral Agent and the Credit Agents have not assigned their rights and interests to any other Person).

            SECTION 24 Assumption. Upon execution and delivery to the Administrative Agent of an Subsidiary Security Agreement by a Subsidiary of the Grantor as provided in Section 6.14 of the Credit Agreement, effective as of the effective date of such Subsidiary Security Agreement, such Guarantor shall be deemed a Grantor party hereto, and this Agreement shall be deemed amended to include any amendments to the Schedules provided by such Subsidiary in connection therewith.

            SECTION 25 Intercreditor Agreement. Notwithstanding anything set forth in this Agreement, any inconsistency between this Agreement and the Intercreditor Agreement in respect of the rights and obligations of the Collateral Agent and the Credit Agents owing to and among each other (but not including in respect of the obligations of the Grantor to the Collateral Agent or Credit Agents hereunder) shall be resolved in favor of the Intercreditor Agreement.

                 [remainder of page intentionally left blank]

                                         Exhibits to Arbitron Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                                  [_________________] CORPORATION
                                  Grantor


                                  By:
                                         ---------------------------------------
                                  Name:
                                  Title:


                                  BANK OF AMERICA, N.A.,
                                  as Collateral Agent


                                  By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         Exhibits to Arbitron Credit Agreement

                                   SCHEDULE 1
                            to the Security Agreement


1. LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS, INCLUDING OF COLLATERAL

      a.    Chief Executive Office and Principal Place of Business:








      b. Other locations where Grantor conducts business or Collateral is kept:








2.    LOCATIONS OF BOOKS PERTAINING TO RIGHTS TO PAYMENT









3.    TRADE NAMES AND TRADE STYLES; OTHER CORPORATE, TRADE OR FICTITIOUS NAMES;
ETC.










4.    DEPOSIT ACCOUNTS



                                  Schedule 1-1

                                         Exhibits to Arbitron Credit Agreement

5.    INVESTMENT PROPERTY









6.    INSTRUMENTS









7.    LEASED EQUIPMENT






                                  Schedule 1-2

                                         Exhibits to Arbitron Credit Agreement

                                   SCHEDULE 2
                            to the Security Agreement



(a)   ISSUED PATENTS OF GRANTOR


   Grantor     Patent No.   Issue Date   Inventors      Title       Agent
   -------     ----------   ----------   ---------      -----       -----





(b)   PENDING PATENT APPLICATIONS OF GRANTOR

Grantor           Application No.   Filing Date     Inventors       Title
-------           ---------------   -----------     ---------       -----



 (c)  TRADEMARKS OF GRANTOR

               Registration    Registration               Registered
    Grantor        No.             Date      Filing Date     Owner         Mark
    -------        ---             ----      -----------     -----         ----





(d)   PENDING TRADEMARK APPLICATIONS OF GRANTOR

                 Application
    Grantor          No.        Filing Date    Applicant         Mark
    -------         ---         -----------    ---------         ----





(e)   COPYRIGHTS OF GRANTOR


    Grantor               Copyright Title            Reg. No.    Date of Issue
    -------               ---------------            --------    -------------




                                  Schedule 2-1

                                         Exhibits to Arbitron Credit Agreement

(f)   COPYRIGHT APPLICATIONS OF GRANTOR

       Grantor              Title                           Date of Application
       -------              -----                           -------------------





(g)   COPYRIGHT LICENSES OF GRANTOR


    Grantor      Title   Copyright Owner               Reg. No.    Date of Issue
    -------      -----   ---------------               --------    -------------




                                  Schedule 2-2

                                         Exhibits to Arbitron Credit Agreement

                                   SCHEDULE 3
                            to the Security Agreement


                                 FILING OFFICES








                                  Schedule 3-1

                                         Exhibits to Arbitron Credit Agreement

                                                                       EXHIBIT I


                       SUPPLEMENTAL IP SECURITY AGREEMENT

            THIS SUPPLEMENTAL IP SECURITY AGREEMENT (this "Agreement"), dated as of _________ __, 2001, is made by and among [____________________], a [________]
corporation (the "Grantor") in favor of BANK OF AMERICA, N.A., as the Collateral Agent for the benefit of: (a) BANK OF AMERICA, N.A., as the administrative agent (in such capacity, the "Administrative Agent") for itself and the financial institutions (the "Lenders" and, individually, a "Lender") from time to time party to that certain Credit Agreement dated as of January 31, 2001 (as renewed, extended, modified, amended or restated from time to time, the "Credit Agreement"); (b) the "Swap Provider" (as defined in the Security Agreement); and
(c) the Note Holders party from time to time to the Note Purchase Agreement.

                                    RECITALS

            WHEREAS, it is a covenant the satisfaction of which permits borrowings under the Credit Agreement and the Note Purchase Agreement that the Grantor enter into this Agreement and grant to the Collateral Agent for the benefit of the Credit Parties the security interests hereinafter provided to secure the obligations of the Grantor described below.

            WHEREAS, the Grantor is party to that Security Agreement dated as of February __, 2001 by and among Grantor[, other Subsidiaries of the Borrower party thereto] and the Collateral Agent for the benefit of the Credit Parties (the "Security Agreement").

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1 Definitions; Interpretation. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them, respectively, in subsections (a), (b) and (c) of Section 1 of the Security Agreement. The rules of interpretation set forth in subsection (d) of Section 1 of the Security Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

            SECTION 2 Grant of Security Interest.

            (a) As a continuing security for the payment and performance of the Secured Obligations, the Grantor hereby pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent (for the benefit of the Credit Parties, and each of them), and hereby grants to the Collateral Agent (for the benefit of the Credit Parties, and each of them), a security interest in all of Grantor's right, title and interest in, to and under the Intellectual Property, wherever located and whether now existing or owned or hereafter acquired or arising, including without limitation such Intellectual Property described and set forth on Schedule 1 hereto.

            (b) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term "Intellectual Property" shall not include, Intellectual Property which is now or hereafter held by Grantor as licensee, lessee or otherwise to the extent such Intellectual Property consists of: (i) ordinary shrinkwrap licenses

                                         Exhibits to Arbitron Credit Agreement
governing software products that Grantor purchased in the Ordinary Course of Business; or (ii) licenses listed on Schedule 5.17 of the Credit Agreement.

            SECTION 3 Further Assurances; Appointment of Collateral Agent as Attorney-in-Fact. The Grantor at its expense shall execute and deliver, or cause to be executed and delivered, to the Collateral Agent any and all documents and instruments, in form and substance satisfactory to the Collateral Agent (upon instruction of the Instructing Group), and take any and all action, which the Collateral Agent (upon instruction of the Instructing Group) may request from time to time, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Collateral Agent in the Intellectual Property Collateral and to accomplish the purposes of this Agreement. The Collateral Agent shall have the right, in the name of the Grantor, or in the name of the Collateral Agent or any of the Credit Parties or otherwise, upon notice to but without the requirement of assent by the Grantor, and the Grantor hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent's officers or employees or agents designated by the Collateral Agent) as the Grantor's true and lawful attorney-in-fact with full power and authority, to: (i) sign any financing statements and any other documents and instruments which the Collateral Agent (upon instruction of the Instructing Group) deems necessary or advisable to perfect or continue perfected, maintain the priority of or provide notice of the Collateral Agent's security interest in the Intellectual Property; (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Grantor, which the Collateral Agent (upon instruction of the Instructing Group) may deem necessary or advisable to maintain, protect, realize upon and preserve the Intellectual Property and the Collateral Agent's security interest therein and to accomplish the purposes of this Agreement, including (A) to defend, settle, adjust or institute any action, suit or proceeding with respect to the Intellectual Property, (B) to assert or retain any rights under any license agreement for any of the Intellectual Property, including without limitation any rights of the Grantor arising under
Section 365(n) of the Bankruptcy Code, and (C) to execute any and all applications, documents, papers and instruments for the Collateral Agent to use the Intellectual Property, to grant or issue any exclusive or non-exclusive license or sub-license with respect to any Intellectual Property and to assign, convey or otherwise transfer title in or dispose of the Intellectual Property; provided, however, that the Collateral Agent agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney pursuant to clauses (ii) and (iii). The power of attorney set forth in this Section 3, being coupled with an interest, is irrevocable so long as this Agreement shall not have terminated.

            SECTION 4 Collateral Agent's Duties. Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to such party and shall not be responsible to Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Collateral Agent's possession, and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

                                         Exhibits to Arbitron Credit Agreement

            SECTION 5   Credit Parties' Rights and Remedies.

            (a) Upon and during the continuation of a Default, the Collateral Agent shall have all rights and remedies available to it under this Agreement, the Security Agreement and applicable law with respect to the security interests in any of the Intellectual Property. Grantor agrees that such rights and remedies include, but are not limited to, the right of the Collateral Agent as a secured party to sell or otherwise dispose of the Intellectual Property pursuant to the UCC.

            (b) The cash proceeds actually received from the sale or other disposition or collection of Intellectual Property, and any other amounts received in respect of the Intellectual Property Collateral the application of which is not otherwise provided for herein, shall be applied as provided in the Security Agreement.

            SECTION 6 Security Agreement. This Agreement is supplementary to and entered into in support of the Security Agreement. The terms and provisions of the Security Agreement are incorporated herein by reference and shall be applied as if fully set forth herein. The Grantor acknowledges that the rights and remedies of the Collateral Agent with respect to the security interests in the Intellectual Property granted hereby are more fully set forth in the Security Agreement and that all such rights and remedies are cumulative.

            SECTION 7 Independence. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable Laws (including the UCC, patent law, trademark law and copyright law) and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

            SECTION 8 Representations and Warranties. The representations and warranties of the Grantor set forth in the Section 4 of the Security Agreement and incorporated herein by Section 6 hereof are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

            SECTION 9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.

                                         Exhibits to Arbitron Credit Agreement

                                    CERIDIAN CORPORATION
                                    Grantor


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                         Exhibits to Arbitron Credit Agreement

                                   SCHEDULE 1
                    to the Supplemental IP Security Agreement


(a)   NEW ISSUED PATENTS OF GRANTOR


   Grantor     Patent No.   Issue Date   Inventors      Title       Agent
   -------     ----------   ----------   ---------      -----       -----





(b)   PENDING PATENT APPLICATIONS OF GRANTOR

Grantor           Application No.   Filing Date     Inventors       Title
-------           ---------------   -----------     ---------       -----



 (c)  NEW U.S. TRADEMARKS OF GRANTOR

               Registration   Registration               Registered
    Grantor        No.            Date      Filing Date     Owner         Mark
    -------        ---            ----      -----------     -----         ----





(d)   PENDING TRADEMARK APPLICATIONS OF GRANTOR

                 Application
    Grantor          No.        Filing Date    Applicant         Mark
    -------          ---        -----------    ---------         ----





(e)   NEW COPYRIGHTS OF GRANTOR

    Grantor               Copyright Title            Reg. No.    Date of Issue
    -------               ---------------            --------    -------------





                                  Schedule 1-1

                                         Exhibits to Arbitron Credit Agreement

(f)   NEW COPYRIGHT APPLICATIONS OF GRANTOR

       Grantor              Title          Application No.  Date of Application
       -------              -----          ---------------  -------------------




(g)   NEW COPYRIGHT LICENSES OF GRANTOR



    Grantor      Title   Copyright Owner               Reg. No.    Date of Issue
    -------      -----   ---------------               --------    -------------





                                  Schedule 1-2

                                         Exhibits to Arbitron Credit Agreement

                                                                       EXHIBIT J


                        FORM OF BORROWER PLEDGE AGREEMENT

                THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of February __, 2001, is made among CERIDIAN CORPORATION, a Delaware corporation (the "Grantor"), and BANK OF AMERICA, N.A., as Collateral Agent for the benefit of: (a) BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the "Administrative Agent") for the Lenders from time to time party to the Credit Agreement, dated as of January 31, 2001 (the "Credit Agreement"), (b) the "Swap Provider" (as defined herein), and (c) the Note Holders party from time to time to the Note Purchase Agreement.

                It is a condition precedent to the borrowings under each of the Credit Agreement and the Note Purchase Agreement that the Grantor enter into this Agreement and pledge to the Collateral Agent the shares of the capital stock of each of the Subsidiaries set forth in Schedule 1 (collectively, the "Subsidiaries"), owned by the Grantor, to secure the obligations of the Grantor described below.

                Accordingly, the parties hereto agree as follows:

                SECTION 1 Definitions; Interpretation.

                (a) Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them, respectively, in the Credit Agreement. The rules of interpretation set forth in the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

                (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                "Additional Collateral" means any and all (i) additional capital stock or other equity securities of the Subsidiaries, whether certificated or uncertificated, (ii) warrants, options or other rights entitling the Grantor to acquire any interest in the capital stock or other equity securities of the Subsidiaries, (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares or such additional capital stock or other equity securities, and (iv) cash and non-cash proceeds of the Pledged Shares and any of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Grantor.

                "Collateral Agent" means Bank of America, N.A. in its capacity as "Collateral Agent" (as defined in the Intercreditor Agreement; or such replacement Collateral Agent as may be appointed from time to time thereunder) on behalf and for the benefit of, (a) Bank of America, N.A. in its capacity as the Administrative Agent for the benefit of itself and the other Lenders from time to time party to the Credit Agreement, and the L/C Issuer; (b) the Note Holders from time to time party to the Note Purchase Agreement; and (c) the Swap Provider.



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


                "Credit Agents" and each, individually, a "Credit Agent" means
(a) the Administrative Agent (for the benefit of itself and the other Lenders, and the L/C Issuer), (b) the Note Holders and (c) the Swap Provider.

                "Credit Documents" means, collectively, the Loan Documents, the Note Holder Documents and the Swap Documents.

                "Credit Parties" and each, individually, a "Credit Party" means the Credit Agents and the Debt Participants.

                "Debt Participant" means a "Debt Participant" under, and as defined in, the Intercreditor Agreement.

                "Exchange Act" means the Securities Exchange Act of 1934.

                "Instructing Group" means "Instructing Group" under, and as defined in, the Intercreditor Agreement.

                "Intercreditor Agreement" means that Intercreditor Agreement dated as of January ___, 2001 among the Collateral Agent, the Administrative Agent, the Swap Provider, and the Note Holders.

                "Investment Property" means any and all investment property of the Grantor, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts, commodity accounts and all financial assets held in any securities account or otherwise, wherever located and whether now existing or hereafter arising.

                "Note Holder Collateral Documents" means, collectively, (i) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or other wise changed in respect of, the Note Holders), (ii) all Account Control Agreements executed by any Loan Party under any Note Holder Document, (iii) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Note Holder Document, and
(iv) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

                "Note Holder Documents" means, collectively, the Note Purchase Agreement, the Note Holder Collateral Documents and the Note Holder Guaranties.

                "Note Holder Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders.

                "Note Holder" means a "Note Holder" under, and as defined in, the Note Purchase Agreement.



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


                "Note Purchase Agreement" means that Note Purchase Agreement dated as of January 31, 2001 among the Borrower, the Note Holders party thereto.

                "Pledged Collateral" has the meaning set forth in Section 2(a).

                "Pledged Shares" means (a) all of the issued and outstanding shares of capital stock, whether certificated or uncertificated, of the Subsidiaries now owned by the Grantor (other than Ceridian Infotech (India) Private Limited), as more specifically described in Schedule 2, provided, however, that 65% (but no more than 65%) of the issued and outstanding capital stock of any Subsidiary which is a Foreign Subsidiary, measured on a non-diluted basis) shall constitute Pledged Shares hereunder, and (b) all Investment Property.

                "Secured Obligations" means all indebtedness, liabilities and other obligations of the Grantor to the Collateral Agent (for the benefit of the Credit Agents), whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, now or created under, arising out of or in connection with any of the Credit Documents, including all Obligations (as independently defined in each of the Credit Agreement and the Note Purchase Agreement), and any obligations under any Specified Swap Agreement to the extent arising out of any Specified Swap Contracts.

                "Securities Act" means the Securities Act of 1933.

                "Specified Swap Agreement" means any ISDA(R) Master Agreement (including any schedule and confirmation relating thereto) entered into between the Grantor and the Swap Provider as swap counterparties.

                "Specific Swap Contract" means any interest rate swap entered into between Grantor and the Swap Provider as swap counterparties constituting a "Specified Swap Contract" as defined in the Credit Agreement.

                "Swap Collateral Documents" means, collectively, (a) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider, (b) all Account Control Agreements executed by any Loan Party under any Swap Document, (c) any documents executed by any Loan Party to accomplish cash collateralization pursuant to any Swap Document, and (d) all licenses, UCC financing statements, notices and other documents executed from time to time in connection with any of the foregoing.

                "Swap Documents" means, collectively, any Specified Swap Agreement, the Swap Collateral Documents and the Swap Guaranties.

                "Swap Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider.

                "Swap Provider" has the meaning specified in the Intercreditor Agreement.



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


                "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

                (d) Interpretation. The rules of interpretation set forth in Sections 1.02 and 1.05 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

                SECTION 2 Security Interest.

                (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Grantor hereby pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent, and hereby grants to the Collateral Agent, a security interest in, all of the Grantor's right, title and interest in, to and under (i) the Pledged Shares and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral, (ii) all rights, interests and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of the Grantor related to the Pledged Shares and Additional Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the "Pledged Collateral") provided, however, that Pledged Collateral shall not include any of the shares of capital stock of Ceridian Infotech (India) Private Limited, a Subsidiary of the Grantor organized and existing under the laws of India.

                (b) Delivery of Pledged Shares. The Grantor hereby agrees to deliver to or for the account of the Collateral Agent, at the address and to the Person to be designated by theAdministrative Agent, the certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent (with the consent of the Instructing Group).

                (c) Delivery of Additional Collateral. If the Grantor shall become entitled to receive or shall receive any Additional Collateral, the Grantor shall accept any such Additional Collateral as the agent for the Collateral Agent, shall hold it in trust for the Collateral Agent, shall segregate it from other property or funds of the Grantor, and shall deliver all Additional Collateral and all certificates, instruments and other writings representing such Additional Collateral forthwith to or for the account of the Collateral Agent, at the address and to the Person to be designated by the Collateral Agent upon instruction from the Instructing Group, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent (with consent of the Instructing Group), as the Collateral Agent shall request, to be held by the Collateral Agent subject to the terms hereof, as part of the Pledged Collateral. Upon accepting any such Additional Collateral hereunder, the Collateral Agent shall promptly send a notification to the Grantor describing the Additional Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.

                (d) Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Collateral Agent as provided in subsections (b) and (c), the Grantor shall promptly take such other steps as shall be requested from time to time by the Collateral Agent (upon instruction of the Instructing Group) to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Collateral Agent pursuant to the UCC. To the extent practicable, the Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Collateral Agent as provided in subsections (b) and (c).

                (e) Continuing Security Interest. The Grantor agrees that this Agreement shall create continuing security interests in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 22.

                SECTION 3 Representations and Warranties. In addition to the representations and warranties of the Grantor made in the Credit Agreement, which are incorporated, remade and reaffirmed herein by this reference, and which are true, complete and accurate as of the date hereof except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, the Grantor represents and warrants to the Collateral Agent and each of the Credit Parties that:

                (a) Valid Issuance of Pledged Collateral. All the Pledged Shares have been, and upon issuance any Additional Collateral will be, duly and validly issued, and are and will be fully paid and non-assessable.

                (b) Ownership of Pledged Collateral. With respect to the Pledged Shares the Grantor is, and with respect to any Additional Collateral the Grantor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interests created by this Agreement.

                (c) Capitalization of the Subsidiary. The Pledged Shares constitute 100% of the issued and outstanding shares of capital stock of the Subsidiary, provided, however, that if the Company is a Foreign Subsidiary of the Grantor, the Pledged Shares constitute no less than 65% of the issued and outstanding capital stock of the Subsidiary, measured on a non-diluted basis.



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


                (d)     Options, Warrants, Etc. Other than as set forth in
Schedule 2, no securities convertible into or exchangeable for any shares of capital stock of the Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of the Subsidiary, are issued and outstanding.

                (e) Transfer Restrictions. There are no restrictions on the transferability of the Pledged Collateral to the Collateral Agent or with respect to the foreclosure, transfer or disposition thereof by the Collateral Agent.

                (f) Shareholders Agreements. There are no shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.

                (g) No Violation of Securities Laws. None of the Pledged Shares has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

                (h) Location of Chief Executive Office. The Grantor's chief executive office and principal place of business, and all books and records concerning the Pledged Collateral, are located at __________________, or such other address as to which the Grantor has notified the Collateral Agent in accordance with Section 4(e).

                (i) Other Financing Statements. Other than (i) financing statements disclosed to the Collateral Agent and (ii) financing statements in favor of the Collateral Agent, no effective financing statement naming the Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

                (j) Enforceability; Priority of Security Interest. This Agreement (i) creates an enforceable perfected and first priority security interest in and pledge of the Pledged Collateral upon delivery thereof pursuant to Section 2(b), and (ii) will create an enforceable perfected and first priority security interest in and pledge of the Additional Collateral upon delivery thereof pursuant to Section 2(c) (or upon the taking of such other action with respect thereto as may be requested by the Collateral Agent pursuant to Section 2(d)), in each case securing the payment and performance of the Secured Obligations.

                The Grantor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

                SECTION 4 Covenants. In addition to the covenants of the Grantor set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied or unpaid, the Grantor agrees that:

                (a) Defense of Pledged Collateral. The Grantor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interests of the Collateral Agent therein and the pledge to the Collateral Agent thereof.

                (b) Preservation of Collateral. The Grantor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral.

                (c) Compliance with Laws, Etc. The Grantor will comply with all laws, regulations and ordinances relating in a material way to the possession, maintenance and control of the Pledged Collateral.

                (d) Location of Books and Chief Executive Office. The Grantor will: (i) keep all books and records pertaining to the Pledged Collateral at the location set forth in Section 3(h); and (ii) give at least 30 days' prior written notice to the Collateral Agent of (A) any changes in any such location where books and records pertaining to the Pledged Collateral are kept, or (B) any change in the location of the Grantor's chief executive office or principal place of business.

                (e) Change in Name, Identity or Structure. The Grantor will give at least 30 days' prior written notice to the Collateral Agent of (i) any change in its name, (ii) any changes in, additions to or other modifications of its trade names used as the name of Grantor, and (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

                (f) Disposition of Pledged Collateral. Except as permitted by the Credit Agreement, the Grantor will not surrender or lose possession of (other than to the Collateral Agent or, with the prior consent of the Collateral Agent, to a depositary or financial intermediary), exchange, sell, convey, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

                (g) Liens. Except for Permitted Liens, the Grantor will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interests of and pledge to the Collateral Agent created by this Agreement for the benefit of the Credit Agents.

                (h) Shareholders Agreements. The Grantor will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

                (i) Issuance of Additional Shares. The Grantor will not consent to or approve, or allow the Subsidiary to consent to or approve, the issuance to any Person of any additional shares of any class of capital stock of the Subsidiary, or of any securities convertible into or exchangeable for any such shares, or any warrants, options or other rights to purchase or otherwise acquire any such shares, except as permitted under the Credit Agreement.

                (j) Notices. The Grantor will deliver promptly to the Collateral Agent all reports and notices received by the Grantor from the Subsidiary in respect of any of the Pledged Collateral.

                (k) Further Assurances. The Grantor will promptly, upon the written request from time to time of the Collateral Agent, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to carry out the purposes of this Agreement.

                SECTION 5 Administration of the Pledged Collateral.

                (a) Distributions and Voting Prior to an Event of Default. Unless there exists any Default or Event of Default: (i) the Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution, if any, in respect of the Pledged Collateral; and (ii) the Grantor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Subsidiary to the same extent as the Grantor would if the Pledged Collateral were not pledged to the Collateral Agent pursuant to this Agreement; provided, however, that the Grantor shall not be entitled to receive (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of the Subsidiary or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving the Subsidiary; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of impairing the position or interest of the Collateral Agent in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock of the Subsidiary or be inconsistent with or violate any provision of this Agreement and other Credit Documents. If applicable, the Grantor shall be deemed the beneficial owner of all Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (a) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (a).

                (b) General Authority upon an Event of Default. If there exists any Default or Event of Default:

                        (i) the Collateral Agent shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by the Collateral Agent as part of the Pledged Collateral;

                        (ii) the Collateral Agent shall have the right following prior written notice to the Grantor to vote or consent to take any action with respect to the Pledged Shares and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if the Collateral Agent were the absolute owner thereof; and

                        (iii) the Collateral Agent shall have the right, for and in the name, place and stead of the Grantor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as the Collateral Agent may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce the Collateral Agent's rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

                (c) Distributions to Be Held for Administrative Agent. Distributions and other payments which are received by the Grantor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Grantor, and be forthwith paid over or delivered to the Collateral Agent in the same form as so received.

                (d) Certain Other Administrative Matters. At any time and from time to time, the Collateral Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). The Collateral Agent shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

                (e) Appointment of Collateral Agent as Attorney-in-Fact. For the purpose of enabling the Collateral Agent to exercise its rights under this
Section 5 or otherwise in connection with this Agreement, the Grantor hereby (i) constitutes and appoints Collateral Agent (and any of the Collateral Agent's officers, employees or agents designated by the Collateral Agent ) Grantor's true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of the Grantor, which the Collateral Agent may deem necessary or desirable (with the consent of the Instructing Group) to protect, collect, realize upon and preserve the Pledged Collateral, to enforce the Collateral Agent's rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Pledged Collateral and appoints the Collateral Agent as its proxy holder with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders of the Subsidiary held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as any of the Secured Obligations have not been paid and performed in full. The Grantor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5. The Collateral Agent agrees that, unless there exists any Default or Event of Default, it shall not exercise the power of attorney, or any rights granted to the Collateral Agent, pursuant to this subsection (e). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. Grantor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.

                SECTION 6 Performance of Grantor Obligations. The Collateral Agent may perform or pay any obligation which the Grantor has agreed to perform or pay under or in connection with this Agreement, and the Grantor shall reimburse the Collateral Agent on demand for any amounts paid by the Collateral Agent pursuant to this Section 6.

                SECTION 7 Collateral Agent's Duties. Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

                SECTION 8 Remedies.

                (a) Remedies. If there exists any Default or Event of Default, the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this or any Credit Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Grantor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers' board or elsewhere, by public or private sale, and at such times and on such terms, as the Collateral Agent shall determine; provided, however, that the Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Grantor set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Collateral Agent may provide the Grantor shorter notice or no notice, to the extent permitted by the UCC or other applicable law. The Grantor recognizes that the Collateral Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. The Collateral Agent and each Credit Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases to the extent permitted by law.

                (b) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under the Letters of Credit) at such time as there may exist an Event of Default, the Collateral Agent may, upon instruction by the Instructing Group, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Pledged Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Collateral Agent for such purpose (as to which the Grantor hereby grants a security interest and which shall constitute part of the Pledged Collateral hereunder) until such time as the Collateral Agent may elect (with the consent of the Instructing Group) to apply such proceeds to the Secured Obligations, and the Grantor agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent (with the consent of the Instructing Group), estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Pledged Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. The Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, the Grantor irrevocably waives until the termination of this Agreement in accordance with Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent to honor drafts against the Proceeds Account.

                (c) Application of Proceeds. Subject to subsection (b), cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (after payment of any amounts payable to the applicable Credit Parties or the Collateral Agent pursuant to Section 6 or Section 13) in whole or in part by the applicable Credit Parties or the Collateral Agent against all or any part of the Secured Obligations in the manner and to the extent set forth in the Intercreditor Agreement.

                SECTION 9 Registration Rights.

                (a) Registration of Pledged Collateral. If the Collateral Agent at the request of the Instructing Group shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 8, and if the Collateral Agent shall determine (with the consent of the Instructing Group) that it is necessary or advisable to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Grantor shall execute and deliver, and shall cause the Subsidiary and the Grantor's and the Subsidiary's respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things as may, in the view of the Collateral Agent, be advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the view of the Collateral Agent (with the consent of the Instructing Group), are necessary or be necessary or advisable, all in conformity with the requirements of the Securities and Exchange Commission applicable thereto. The Grantor agrees to comply, and to cause the Subsidiary to comply, with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Collateral Agent shall designate, and to cause the Subsidiary to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act. The Grantor shall cause to be furnished to the Collateral Agent and each of the Credit Agents such number of copies of each preliminary prospectus and prospectus, shall promptly notify the Collateral Agent of the happening of any event (upon becoming aware thereof) as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances and shall cause the Collateral Agent and each Credit Agent to be furnished with such number of copies as any such Person may reasonably request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or correct such omission.

                (b) No Obligation to Delay Private Sale. Neither the Collateral Agent nor the Credit Parties shall be under any obligation to delay a private sale of any of the Pledged Collateral (as contemplated by subsection
(a)) for the period of time necessary to permit the issuer thereof to register such Pledged Collateral for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

                (c) Further Acts. The Grantor further agrees to do or to use its best efforts to cause to be done all such other acts and things as may be necessary to make any sales of all or any portion of the Pledged Collateral pursuant to subsections (a) and (b) valid and binding and in compliance with any and all applicable laws (including the Exchange Act), regulations, orders, writs, injunctions, decrees or awards of any and all Governmental Authorities having jurisdiction over any such sale or sales.

                (d) Equitable Relief. The Grantor acknowledges that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Collateral Agent and the Credit Parties, that the Collateral Agent and Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 9 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the provisions of the Credit Agreement.

                (e) Costs and Expenses. The Grantor shall bear all costs and expenses of carrying out its obligations under this Section 9.

                SECTION 10 Certain Waivers. The Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Collateral Agent (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Collateral Agent's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.

                SECTION 11 Notices. All notices, requests or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement; provided, however, that notices hereunder (a) to the Swap Provider shall be delivered to Fleet National Bank using the information listed in Schedule 10.02 of the Credit Agreement for such party as a Lender (or such replacement Swap Provider as may be appointed from time to time consistent with the terms of the Intercreditor Agreement), and (b) to the Note Holders as set forth in the Note Purchase Agreement (or such replacement Note Holders as may be appointed from time to time consistent with the terms of the Intercreditor Agreement). All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt by the addressee, or if delivered, upon delivery.

                SECTION 12 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent or any Credit Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent or any Credit Party.

                SECTION 13 Costs and Expenses; Indemnification; Other Charges.

                (a)     Costs and Expenses. The Grantor agrees to pay on demand:

                        (i) the out-of-pocket costs and expenses of the Collateral Agent and any of the Credit Parties' attorney costs, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Pledged Collateral;

                        (ii) all title, appraisal (including the allocated cost of internal appraisal services), survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Collateral Agent or any Credit Party in connection with this Agreement or the Pledged Collateral; and

                        (iii) all costs and expenses of the Collateral Agent or any Credit Party, including Attorney Costs, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interest under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including any and all losses, costs and expenses sustained by the Collateral Agent and any Credit Party as a result of any failure by the Grantor to perform or observe its obligations contained herein.

                (b) Indemnification. The Grantor shall indemnify, defend and hold the Collateral Agent, Agent-Related Persons and each Credit Party and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in favor of any third-party in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including caused by, arising out of or by reason of any alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto) contemplated by Section 9(a), or any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are caused by, arise solely out of or by reason of any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of any of the Collateral Agent or any Credit Party (including information supplied by the Collateral Agent or any Credit Party), and including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or relating to the Collateral, whether or not any Indemnified Person is a party thereto (all of the foregoing, collectively, the "Indemnified Liabilities"); provided that the Grantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Grantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                (c) Other Charges. The Grantor agrees to indemnify the Indemnified Persons against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

                (d) Interest. Any amounts payable to the Collateral Agent or any Credit Party under this Section 13 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the applicable rate of interest (a) for the Administrative Agent or any Lender, as set forth in Section 2.08(b) of the Credit Agreement, (b) for the Swap Provider, as set forth in the Specified Swap Agreement, and (c) for any Note Holder, as set forth in Section 2.08(b) of the Note Purchase Agreement.

                SECTION 14 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, the Collateral Agent and each Credit Party and their respective successors and assigns.

                SECTION 15 Governing Law and Jurisdiction.

                (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK, PROVIDED THAT THE COLLATERAL AGENT AND EACH CREDIT PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR, THE COLLATERAL AGENT AND EACH CREDIT PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GRANTOR, THE COLLATERAL AGENT AND EACH CREDIT PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN ANY FEDERAL COURT OR STATE COURT SITTING IN NEW YORK IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GRANTOR, THE COLLATERAL AGENT AND EACH CREDIT PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

                SECTION 16 Waiver of Right to Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                SECTION 17 Entire Agreement; Amendment. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Grantor and the Collateral Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Subject to Section 18, this Agreement shall be amended only by written agreement with the written consent of the Instructing Group; provided, however, that any amendment having the effect of causing a release of all or substantially all of the Collateral must be consented to in writing by the Collateral Agent and each of the Credit Agents.

                SECTION 18 Independence. This Agreement sets forth independent and separate security interests of the Grantor in favor of the Collateral Agent in respect of the Secured Obligations owing to the Collateral Agent for the benefit of each Credit Agent. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder with respect to any Credit Agent shall not in any way affect or impair the legality or enforceability of that or any other provision of this Agreement or any instrument or agreement required hereunder in respect to any other Credit Agent. The parties acknowledge that this Agreement has, solely for reasons of convenience, been prepared and executed as a single document, but that the legal effect shall be in all respects as though the Grantor had executed separate security interests, for the benefit of each of the Credit Agents. Any provision of this Agreement and the other Credit Documents to which the Grantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                SECTION 20 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.

                SECTION 21 No Inconsistent Requirements. The Grantor acknowledges that this Agreement, and the other Credit Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

                SECTION 22 Termination. Upon termination of the Commitments of the Lenders, surrender of all Letters of Credit and payment and performance in full of all Secured Obligations, this Agreement shall terminate and the Collateral Agent shall (with the consent of the Instructing Group) promptly redeliver to the Grantor any of the Pledged Collateral in its possession and shall execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor as shall be necessary to evidence termination of all security interests given by the Grantor to the Collateral Agent hereunder; provided, however, that the obligations of the Grantor under Sections 9(e) and 13 shall survive such termination. Upon satisfaction to all conditions precedent to any permitted disposition set forth herein or in the other Credit Documents, the Collateral Agent shall execute and deliver any releases or other documents reasonably requested by the relevant Grantor to accomplish or confirm the release of Pledged Shares provided by this Section.

                SECTION 23 Intercreditor Agreement. Notwithstanding anything set forth in this Agreement, any inconsistency between this Agreement and the Intercreditor Agreement in respect of the rights and obligations of the Collateral Agent and the Credit Agents owing to and among each other (but not including in respect of the obligations of the Grantor to the Collateral Agent or Credit Agents hereunder) shall be resolved in favor of the Intercreditor Agreement.

                  [remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.


                                           CERIDIAN CORPORATION
                                           THE GRANTOR



                                           By:
                                              ----------------------------------

                                              Name:
                                              Title:

                                           BANK OF AMERICA, N.A.
                                           THE COLLATERAL AGENT



                                           By:
                                              ----------------------------------

                                              Name:
                                              Title:

                                   SCHEDULE 1
                          to the Stock Pledge Agreement

                                  SUBSIDIARIES








                                  SCHEDULE 1-1

                                   SCHEDULE 2
                         to the Stock Pledge Agreement

                                 PLEDGED SHARES

                _______ stock of _________________ being represented by stock certificates as follows:


        Certificate No.         Certificate Date                No. of Shares











                                  SCHEDULE 2-1

                                   SCHEDULE 3
                          to the Stock Pledge Agreement

             SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR SHARES
                      OF CAPITAL STOCK OF THE SUBSIDIARIES








                                  SCHEDULE 3-1

                                                                       EXHIBIT K


                       FORM OF SUBSIDIARY PLEDGE AGREEMENT


                THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of February __, 2001, is made among ___________________, a _______________
corporation (the "Grantor"), and BANK OF AMERICA, N.A., as Collateral Agent on behalf of, and for the benefit of, (a) BANK OF AMERICA, N.A. in its capacity as administrative agent (in such capacity, the "Administrative Agent") for the Lenders from time to time party to the Credit Agreement dated as of January 31, 2001 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), (b) the "Swap Provider" (as defined herein), and (c) the "Note Holders" (as defined herein) party to the Note Purchase Agreement.

                It is a condition precedent to the borrowings under each of the Credit Agreement and the Note Purchase Agreement that the Grantor enter into this Agreement and pledge to the Collateral Agent the shares of the capital stock of ___________________________, a ____________ corporation (the
"Subsidiary"), owned by the Grantor, to secure the obligations of the Borrower described below.

                Accordingly, the parties hereto agree as follows:

                SECTION 1 Definitions; Interpretation.

                (a) Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them, respectively, in the Credit Agreement. The rules of interpretation set forth in the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

                (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                "Additional Collateral" means any and all (i) additional capital stock or other equity securities of the Subsidiary, whether certificated or uncertificated, (ii) warrants, options or other rights entitling the Grantor to acquire any interest in capital stock or other equity securities of the Subsidiary, (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares or such additional capital stock or other equity securities, and (iv) cash and non-cash proceeds of the Pledged Shares and any of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Grantor.

                "Borrower" means CERIDIAN CORPORATION, a Delaware corporation.

                "Credit Documents" means the Loan Documents together with the Swap Documents.

                "Collateral Agent" means Bank of America, N.A. in its capacity as "Collateral Agent" (as defined in the Intercreditor Agreement; or such replacement Collateral Agent as may be appointed from time to time thereunder) on behalf and for the benefit of, (a) Bank of America, N.A. in its capacity as the Administrative Agent for the benefit of itself and the other Lenders from time to time party to the Credit Agreement, and the L/C Issuer; (b) the Note Holders from time to time party to the Note Purchase Agreement; and (c) the Swap Provider.

                "Credit Agents" and each, individually, a "Credit Agent" means
(a) the Administrative Agent (for the benefit of itself and the other Lenders, and the L/C Issuer), (b) the Note Holders and (c) the Swap Provider.

                "Credit Parties" and each, individually, a "Credit Party" means the Credit Agents and the Debt Participants.

                "Credit Documents" means, collectively, the Loan Documents, the Note Holder Documents and the Swap Documents.

                "Debt Participant" means a "Debt Participant" under, and as defined in, the Intercreditor Agreement.

                "Exchange Act" means the Securities and Exchange Act of 1934.

                "Instructing Group" means "Instructing Group" under, and as defined in, the Intercreditor Agreement.

                "Intercreditor Agreement" means that Intercreditor Agreement dated as of January 31, 2001 among the Collateral Agent, the Administrative Agent, the Swap Provider and the Note Holders.

                "Note Holder Collateral Documents" means, collectively, (i) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or other wise changed in respect of, the Note Holders), (ii) all Account Control Agreements executed by any Loan Party under any Note Holder Document, (iii) all documents executed by any Loan Party to accomplish cash collateralization pursuant to any Note Holder Document, and
(iv) all licenses, UCC financing statements, notices and other documents executed from time to time or in connection with any of the foregoing.

                "Note Holder Documents" means, collectively, the Note Purchase Agreement, the Note Holder Collateral Documents and the Note Holder Guaranties.

                "Note Holder Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Note Holders.

                "Note Holder" means a "Note Holder" under, and as defined in, the Note Purchase Agreement.

                "Note Purchase Agreement" means that Note Purchase Agreement dated as of January 31, 2001 among the Borrower and the Note Holders party thereto.

                "Intercreditor Agreement" means that Intercreditor Agreement dated as of __________ _____, 2001 among the Collateral Agent, the Administrative Agent, the Swap Provider, and the Note Holders.

                "Investment Property" means any and all investment property of the Grantor, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts, commodity accounts and all financial assets held in any securities account or otherwise, wherever located and whether now existing or hereafter arising.

                "Pledged Collateral" has the meaning set forth in Section 2(a).

                "Pledged Shares" mean (a) all of the issued and outstanding shares of capital stock, whether certificated or uncertificated, of the Subsidiary now owned by the Grantor (other than Ceridian Infotech (India) Private Limited), as more specifically described in Schedule 1, provided, however, that if the Subsidiary is a Foreign Subsidiary of the Grantor, 65% (but no more than 65%) of the issued and outstanding capital stock of the Subsidiary, measured on a non-diluted basis, shall constitute Pledged Shares, and (b) all Investment Property.

                "Secured Obligations" means all indebtedness, liabilities and other obligations of the Borrower to the Collateral Agent, whether now existing or hereafter arising, and whether due to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, nor or created under, arising out of or in connection with any of the Credit Documents, including all Obligations (as independently defined in each of the Credit Agreement and the Note Purchase Agreement), and any of the obligations under any Swap Documents.

                "Securities Act" means the Securities Act of 1933.

                "Specified Swap Agreement" means any ISDA(R) Master Agreement (including any schedule and confirmation relating thereto) entered into between the Borrower and the Swap Provider as swap counterparties.

                "Specific Swap Contract" means any interest rate swap entered into between the Borrower and the Swap Provider as swap counterparties constituting a "Specified Swap Contract" as defined in the Credit Agreement.

                "Swap Collateral Documents" means, collectively, (a) the Security Agreements and the Pledge Agreements (as such terms are defined in the Credit Agreement, but to the extent entered into by the parties thereto for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider, (b) all Account Control Agreements executed by any Loan Party under any Swap Document, (c) any documents executed by any Loan Party to accomplish cash collateralization pursuant to any Swap Document, and (d) all licenses, UCC financing statements, notices and other documents executed from time to time in connection with any of the foregoing.

                "Swap Documents" means, collectively, any Specified Swap Agreement, the Swap Collateral Documents and the Swap Guaranties.

                "Swap Guaranties" means the Guaranties under and as defined in the Credit Agreement, but to the extent entered into by the Guarantors thereunder for the benefit of, and as modified, extended or otherwise changed in respect of, the Swap Provider.

                "Swap Provider" has the meaning specified in the Intercreditor Agreement.

                "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York: provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

                (d)     Interpretation. The rules of interpretation set forth in
Section 1.02 and 1.05 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

                SECTION 2 Security Interest.

                (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Grantor hereby pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent, and hereby grants to the Collateral Agent, a security interest in, all of the Grantor's right, title and interest in, to and under (i) the Pledged Shares and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral, (ii) all rights, interests and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of the Grantor related to the Pledged Shares and Additional Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the "Pledged Collateral") provided, however, that Pledged Collateral shall not include any of the shares of capital stock of Ceridian Infotech (India) Private Limited, a Subsidiary of the Grantor organized and existing under the laws of India.

                (b) Delivery of Pledged Shares. The Grantor hereby agrees to deliver to or for the account of the Collateral Agent, at the address and to the Person to be designated by theAdministrative Agent, the certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent (with the consent of the Instructing Group).

                (c) Delivery of Additional Collateral. If the Grantor shall become entitled to receive or shall receive any Additional Collateral, the Grantor shall accept any such Additional Collateral as the agent for the Collateral Agent, shall hold it in trust for the Collateral Agent, shall segregate it from other property or funds of the Grantor, and shall deliver all Additional Collateral and all certificates, instruments and other writings representing such Additional Collateral forthwith to or for the account of the Collateral Agent, at the address and to the Person to be designated by the Collateral Agent upon instruction from the Instructing Group, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent (with consent of the Instructing Group), as the Collateral Agent shall request, to be held by the Collateral Agent subject to the terms hereof, as part of the Pledged Collateral. Upon accepting any such Additional Collateral hereunder, the Collateral Agent shall promptly send a notification to the Grantor describing the Additional Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.

                (d) Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Collateral Agent as provided in subsections (b) and (c), the Grantor shall promptly take such other steps as shall be requested from time to time by the Collateral Agent (upon instruction of the Instructing Group) to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Collateral Agent pursuant to the UCC. To the extent practicable, the Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Collateral Agent as provided in subsections (b) and (c).

                (e) Continuing Security Interest. The Grantor agrees that this Agreement shall create continuing security interests in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 22.

                SECTION 3 Representations and Warranties. In addition to the representations and warranties of the Grantor made in the Credit Agreement, which are incorporated, remade and reaffirmed herein by this reference, and which are true, complete and accurate as of the date hereof except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, the Grantor represents and warrants to the Collateral Agent and each of the Credit Parties that:

                (a) Valid Issuance of Pledged Collateral. All the Pledged Shares have been, and upon issuance any Additional Collateral will be, duly and validly issued, and are and will be fully paid and non-assessable.

                (b) Ownership of Pledged Collateral. With respect to the Pledged Shares the Grantor is, and with respect to any Additional Collateral the Grantor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interests created by this Agreement.

                (c) Capitalization of the Subsidiary. The Pledged Shares constitute 100% of the issued and outstanding shares of capital stock of the Subsidiary, provided, however, that if the Company is a Foreign Subsidiary of the Grantor, the Pledged Shares constitute no less than 65% of the issued and outstanding capital stock of the Subsidiary, measured on a non-diluted basis.

                (d)     Options, Warrants, Etc. Other than as set forth in
Schedule 2, no securities convertible into or exchangeable for any shares of capital stock of the Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of the Subsidiary, are issued and outstanding.

                (e) Transfer Restrictions. There are no restrictions on the transferability of the Pledged Collateral to the Collateral Agent or with respect to the foreclosure, transfer or disposition thereof by the Collateral Agent.

                (f) Shareholders Agreements. There are no shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.

                (g) No Violation of Securities Laws. None of the Pledged Shares has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

                (h) Location of Chief Executive Office. The Grantor's chief executive office and principal place of business, and all books and records concerning the Pledged Collateral, are located at __________________, or such other address as to which the Grantor has notified the Collateral Agent in accordance with Section 4(e).

                (i) Other Financing Statements. Other than (i) financing statements disclosed to the Collateral Agent and (ii) financing statements in favor of the Collateral Agent, no effective financing statement naming the Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

                (j) Enforceability; Priority of Security Interest. This Agreement (i) creates an enforceable perfected and first priority security interest in and pledge of the Pledged Collateral upon delivery thereof pursuant to Section 2(b), and (ii) will create an enforceable perfected and first priority security interest in and pledge of the Additional Collateral upon delivery thereof pursuant to Section 2(c) (or upon the taking of such other action with respect thereto as may be requested by the Collateral Agent pursuant to Section 2(d)), in each case securing the payment and performance of the Secured Obligations.

                The Grantor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

                SECTION 4 Covenants. In addition to the covenants of the Grantor set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied or unpaid, the Grantor agrees that:

                (a) Defense of Pledged Collateral. The Grantor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interests of the Collateral Agent therein and the pledge to the Collateral Agent thereof.

                (b) Preservation of Collateral. The Grantor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral.

                (c) Compliance with Laws, Etc. The Grantor will comply with all laws, regulations and ordinances relating in a material way to the possession, maintenance and control of the Pledged Collateral.

                (d) Location of Books and Chief Executive Office. The Grantor will: (i) keep all books and records pertaining to the Pledged Collateral at the location set forth in Section 3(h); and (ii) give at least 30 days' prior written notice to the Collateral Agent of (A) any changes in any such location where books and records pertaining to the Pledged Collateral are kept, or (B) any change in the location of the Grantor's chief executive office or principal place of business.

                (e) Change in Name, Identity or Structure. The Grantor will give at least 30 days' prior written notice to the Collateral Agent of (i) any change in its name, (ii) any changes in, additions to or other modifications of its trade names used as the name of Grantor, and (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

                (f) Disposition of Pledged Collateral. Except as permitted by the Credit Agreement, the Grantor will not surrender or lose possession of (other than to the Collateral Agent or, with the prior consent of the Collateral Agent, to a depositary or financial intermediary), exchange, sell, convey, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

                (g) Liens. Except for Permitted Liens, the Grantor will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interests of and pledge to the Collateral Agent created by this Agreement for the benefit of the Credit Agents.

                (h) Shareholders Agreements. The Grantor will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

                (i) Issuance of Additional Shares. The Grantor will not consent to or approve, or allow the Subsidiary to consent to or approve, the issuance to any Person of any additional shares of any class of capital stock of the Subsidiary, or of any securities convertible into or exchangeable for any such shares, or any warrants, options or other rights to purchase or otherwise acquire any such shares, except as permitted under the Credit Agreement.

                (j) Notices. The Grantor will deliver promptly to the Collateral Agent all reports and notices received by the Grantor from the Subsidiary in respect of any of the Pledged Collateral.

                (k) Further Assurances. The Grantor will promptly, upon the written request from time to time of the Collateral Agent, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to carry out the purposes of this Agreement.

                SECTION 5 Administration of the Pledged Collateral.

                (a) Distributions and Voting Prior to an Event of Default. Unless there exists any Default or Event of Default: (i) the Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution, if any, in respect of the Pledged Collateral; and (ii) the Grantor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Subsidiary to the same extent as the Grantor would if the Pledged Collateral were not pledged to the Collateral Agent pursuant to this Agreement; provided, however, that the Grantor shall not be entitled to receive (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of the Subsidiary or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving the Subsidiary; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of impairing the position or interest of the Collateral Agent in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock of the Subsidiary or be inconsistent with or violate any provision of this Agreement and other Credit Documents. If applicable, the Grantor shall be deemed the beneficial owner of all Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (a) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (a).

                (b) General Authority upon an Event of Default. If there exists any Default or Event of Default:

                        (i) the Collateral Agent shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by the Collateral Agent as part of the Pledged Collateral;

                        (ii) the Collateral Agent shall have the right following prior written notice to the Grantor to vote or consent to take any action with respect to the Pledged Shares and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if the Collateral Agent were the absolute owner thereof; and

                        (iii) the Collateral Agent shall have the right, for and in the name, place and stead of the Grantor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as the Collateral Agent may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce the Collateral Agent's rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

                (c) Distributions to Be Held for Administrative Agent. Distributions and other payments which are received by the Grantor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Grantor, and be forthwith paid over or delivered to the Collateral Agent in the same form as so received.

                (d) Certain Other Administrative Matters. At any time and from time to time, the Collateral Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). The Collateral Agent shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

                (e) Appointment of Collateral Agent as Attorney-in-Fact. For the purpose of enabling the Collateral Agent to exercise its rights under this
Section 5 or otherwise in connection with this Agreement, the Grantor hereby (i) constitutes and appoints Collateral Agent (and any of the Collateral Agent's officers, employees or agents designated by the Collateral Agent ) Grantor's true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of the Grantor, which the Collateral Agent may deem necessary or desirable (with the consent of the Instructing Group) to protect, collect, realize upon and preserve the Pledged Collateral, to enforce the Collateral Agent's rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Pledged Collateral and appoints the Collateral Agent as its proxy holder with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders of the Subsidiary held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as any of the Secured Obligations have not been paid and performed in full. The Grantor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5. The Collateral Agent agrees that, unless there exists any Default or Event of Default, it shall not exercise the power of attorney, or any rights granted to the Collateral Agent, pursuant to this subsection (e). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. Grantor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.

                SECTION 6 Performance of Grantor Obligations. The Collateral Agent may perform or pay any obligation which the Grantor has agreed to perform or pay under or in connection with this Agreement, and the Grantor shall reimburse the Collateral Agent on demand for any amounts paid by the Collateral Agent pursuant to this Section 6.

                SECTION 7 Collateral Agent's Duties. Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

                SECTION 8 Remedies.

                (a) Remedies. If there exists any Default or Event of Default, the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this or any Credit Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Grantor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers' board or elsewhere, by public or private sale, and at such times and on such terms, as the Collateral Agent shall determine; provided, however, that the Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Grantor set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Collateral Agent may provide the Grantor shorter notice or no notice, to the extent permitted by the UCC or other applicable law. The Grantor recognizes that the Collateral Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. The Collateral Agent and each Credit Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases to the extent permitted by law.

                (b) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under the Letters of Credit) at such time as there may exist an Event of Default, the Collateral Agent may, upon instruction by the Instructing Group, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Pledged Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Collateral Agent for such purpose (as to which the Grantor hereby grants a security interest and which shall constitute part of the Pledged Collateral hereunder) until such time as the Collateral Agent may elect (with the consent of the Instructing Group) to apply such proceeds to the Secured Obligations, and the Grantor agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent (with the consent of the Instructing Group), estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Pledged Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. The Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, the Grantor irrevocably waives until the termination of this Agreement in accordance with Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent to honor drafts against the Proceeds Account.

                (c) Application of Proceeds. Subject to subsection (b), cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (after payment of any amounts payable to the applicable Credit Parties or the Collateral Agent pursuant to Section 6 or Section 13) in whole or in part by the applicable Credit Parties or the Collateral Agent against all or any part of the Secured Obligations in the manner and to the extent set forth in the Intercreditor Agreement.

                SECTION 9 Registration Rights.

                (a) Registration of Pledged Collateral. If the Collateral Agent at the request of the Instructing Group shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 8, and if the Collateral Agent shall determine (with the consent of the Instructing Group) that it is necessary or advisable to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Grantor shall execute and deliver, and shall cause the Subsidiary and the Grantor's and the Subsidiary's respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things as may, in the view of the Collateral Agent, be advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the view of the Collateral Agent (with the consent of the Instructing Group), are necessary or be necessary or advisable, all in conformity with the requirements of the Securities and Exchange Commission applicable thereto. The Grantor agrees to comply, and to cause the Subsidiary to comply, with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Collateral Agent shall designate, and to cause the Subsidiary to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act. The Grantor shall cause to be furnished to the Collateral Agent and each of the Credit Agents such number of copies of each preliminary prospectus and prospectus, shall promptly notify the Collateral Agent of the happening of any event (upon becoming aware thereof) as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances and shall cause the Collateral Agent and each Credit Agent to be furnished with such number of copies as any such Person may reasonably request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or correct such omission.

                (b) No Obligation to Delay Private Sale. Neither the Collateral Agent nor the Credit Parties shall be under any obligation to delay a private sale of any of the Pledged Collateral (as contemplated by subsection
(a)) for the period of time necessary to permit the issuer thereof to register such Pledged Collateral for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

                (c) Further Acts. The Grantor further agrees to do or to use its best efforts to cause to be done all such other acts and things as may be necessary to make any sales of all or any portion of the Pledged Collateral pursuant to subsections (a) and (b) valid and binding and in compliance with any and all applicable laws (including the Exchange Act), regulations, orders, writs, injunctions, decrees or awards of any and all Governmental Authorities having jurisdiction over any such sale or sales.

                (d) Equitable Relief. The Grantor acknowledges that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Collateral Agent and the Credit Parties, that the Collateral Agent and Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 9 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the provisions of the Credit Agreement.

                (e) Costs and Expenses. The Grantor shall bear all costs and expenses of carrying out its obligations under this Section 9.

                SECTION 10 Certain Waivers. The Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Collateral Agent (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in Collateral Agent's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.

                SECTION 11 Notices. All notices, requests or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement; provided, however, that notices hereunder (a) to the Swap Provider shall be delivered to Fleet National Bank using the information listed in Schedule 10.02 of the Credit Agreement for such party as a Lender (or such replacement Swap Provider as may be appointed from time to time consistent with the terms of the Intercreditor Agreement), and (b) to the Note Holders as set forth in the Note Purchase Agreement (or such replacement Note Holders as may be appointed from time to time consistent with the terms of the Intercreditor Agreement). All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt by the addressee, or if delivered, upon delivery.

                SECTION 12 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent or any Credit Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent or any Credit Party.

                SECTION 13 Costs and Expenses; Indemnification; Other Charges.

                (a)     Costs and Expenses. The Grantor agrees to pay on demand:

                        (i) the out-of-pocket costs and expenses of the Collateral Agent and any of the Credit Parties' attorney costs, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Pledged Collateral;

                        (ii) all title, appraisal (including the allocated cost of internal appraisal services), survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Collateral Agent or any Credit Party in connection with this Agreement or the Pledged Collateral; and

                        (iii) all costs and expenses of the Collateral Agent or any Credit Party, including Attorney Costs, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interest under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including any and all losses, costs and expenses sustained by the Collateral Agent and any Credit Party as a result of any failure by the Grantor to perform or observe its obligations contained herein.

                (b) Indemnification. The Grantor shall indemnify, defend and hold the Collateral Agent, Agent-Related Persons and each Credit Party and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in favor of any third-party in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including caused by, arising out of or by reason of any alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto) contemplated by Section 9(a), or any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are caused by, arise solely out of or by reason of any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of any of the Collateral Agent or any Credit Party (including information supplied by the Collateral Agent or any Credit Party), and including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or relating to the Collateral, whether or not any Indemnified Person is a party thereto (all of the foregoing, collectively, the "Indemnified Liabilities"); provided that the Grantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Grantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                (c) Other Charges. The Grantor agrees to indemnify the Indemnified Persons against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

                (d) Interest. Any amounts payable to the Collateral Agent or any Credit Party under this Section 13 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the applicable rate of interest (a) for the Administrative Agent or any Lender, as set forth in
Section 2.08(b) of the Credit Agreement, (b) for the Swap Provider, as set forth in the Specified Swap Agreement, and (c) for any Note Holder, as set forth in
Section 2.08(b) of the Note Purchase Agreement.

                SECTION 14 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, the Collateral Agent and each Credit Party and their respective successors and assigns.

                SECTION 15 Governing Law and Jurisdiction.

                (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK, PROVIDED THAT THE COLLATERAL AGENT AND EACH CREDIT PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR, THE COLLATERAL AGENT AND EACH CREDIT PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GRANTOR, THE COLLATERAL AGENT AND EACH CREDIT PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN ANY FEDERAL COURT OR STATE COURT SITTING IN NEW YORK IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GRANTOR, THE COLLATERAL AGENT AND EACH CREDIT PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

                SECTION 16 Waiver of Right to Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER

ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                SECTION 17 Entire Agreement; Amendment. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Grantor and the Collateral, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Subject to Section 18, this Agreement shall be amended only by written agreement with the written consent of the Instructing Group; provided, however, that any amendment having the effect of causing a release of all or substantially all of the Collateral must be consented to in writing by the Collateral Agent and each of the Credit Agents.

                SECTION 18 Independence. This Agreement sets forth independent and separate security interests of the Grantor in favor of the Collateral Agent in respect of the Secured Obligations owing to the Collateral Agent for the benefit of each Credit Agent. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder with respect to any Credit Agent shall not in any way affect or impair the legality or enforceability of that or any other provision of this Agreement or any instrument or agreement required hereunder in respect to any other Credit Agent. The parties acknowledge that this Agreement has, solely for reasons of convenience, been prepared and executed as a single document, but that the legal effect shall be in all respects as though the Grantor had executed separate security interests, for the benefit of each of the Credit Agents. Any provision of this Agreement and the other Credit Documents to which the Grantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                SECTION 20 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.

                SECTION 21 No Inconsistent Requirements. The Grantor acknowledges that this Agreement, and the other Credit Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

                SECTION 22 Termination. Upon termination of the Commitments of the Lenders, surrender of all Letters of Credit and payment and performance in full of all Secured Obligations, this Agreement shall terminate and the Collateral Agent shall (with the consent of the Instructing Group) promptly redeliver to the Grantor any of the Pledged Collateral in its possession and shall execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor as shall be necessary to evidence termination of all security interests given by the Grantor to the Collateral Agent hereunder; provided, however, that the obligations of the Grantor under Sections 9(e) and 13 shall survive such termination. Upon satisfaction to all conditions precedent to any permitted disposition set forth herein or in the other Credit Documents, the Collateral Agent shall execute and deliver any releases or other documents reasonably requested by the relevant Grantor to accomplish or confirm the release of Pledged Shares provided by this Section.

                SECTION 23 Intercreditor Agreement. Notwithstanding anything set forth in this Agreement, any inconsistency between this Agreement and the Intercreditor Agreement in respect of the rights and obligations of the Collateral Agent and the Credit Agents owing to and among each other (but not including in respect of the obligations of the Grantor to the Collateral Agent or Credit Agents hereunder) shall be resolved in favor of the Intercreditor Agreement.

                  [remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.


                                          [                                    ]
                                           ------------------------------------
                                          THE GRANTOR



                                          By:
                                             -----------------------------------

                                             Name:
                                             Title:

                                          BANK OF AMERICA, N.A.
                                          THE COLLATERAL AGENT



                                          By:
                                             -----------------------------------

                                             Name:
                                             Title:

                                   SCHEDULE 1
                          to the Stock Pledge Agreement

                                 PLEDGED SHARES

                _______ stock of _________________ being represented by stock certificates as follows:


        Certificate No.         Certificate Date              No. of Shares








                                  SCHEDULE 1-1

                                   SCHEDULE 2
                          to the Stock Pledge Agreement

             SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR SHARES
                      OF CAPITAL STOCK OF THE SUBSIDIARIES







                                  SCHEDULE 2-1

                                   SCHEDULE 3
                          to the Stock Pledge Agreement

             SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR SHARES
                       OF CAPITAL STOCK OF THE SUBSIDIARY







                                  SCHEDULE 3-1

                                                                       EXHIBIT L


                 FORM OF EFFECTIVENESS DATE OPINIONS OF COUNSEL
                                (CONTENT SUMMARY)

1. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority and all material governmental licenses, authorizations, consents and approvals to own and operate (or lease, as the case may be) its properties and to carry on its business as it is now conducted. Each Loan Party is qualified as a foreign corporation, licensed and in good standing in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified, licensed or in good standing would not adversely affect the business or operations of such Loan Party in any significant manner.

2. Each Loan Party has the corporate power and authority to enter into and perform the Loan Documents to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Loan Documents.

3. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by, or enforcement against, any Loan Party of the Loan Documents to which it is a party.

4. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms.

5. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party will not (i) violate or be in conflict with any provision of the certificate or articles of incorporation, as the case may be, or by-laws of such Loan Party, (ii) violate or be in conflict with any law or regulation having applicability to such Loan Party, (iii) violate or contravene any judgment, decree, injunction, writ or order of any court, or any arbitrator or other Governmental Authority, having jurisdiction over such Loan Party or such Loan Party's properties or by which such Loan Party may be bound, or (iv) violate or conflict with, or constitute a default under or result in the termination of, or accelerate the performance required by, any indenture, any loan or credit agreement (including the Existing Credit Facility), or any other agreement for borrowed money or any other material agreement, lease or instrument to which such Loan Party is a party or by which it or such Loan Party's properties may be bound, or result in the creation of any Lien upon any of the assets or properties of such Loan Party.

6. The provisions of the Borrower Security Agreement and the Subsidiary Security Agreement (collectively, the "Security Agreements") are in form sufficient to create, in favor of the Administrative Agent, as secured party, a valid security interest in and lien on the Collateral described in such Security Agreements and the financing statements related thereto. The financing statements filed with the ____________ (the "Filing Offices") are in appropriate form for filing in the Filing Offices, (ii) the Filing Offices are the appropriate filing offices in order to perfect a security interest in such Collateral, subject only to the provisions of the Intercreditor Agreement, (iii) the Administrative Agent has a perfected security interest in such Collateral, and (iv) no other action is necessary under the Uniform Commercial Code or other laws (including without limitation the U.S. copyright laws, the U.S. patent laws and the U.S. trademark laws) as in effect in ______________ to perfect a security interest in such Collateral.

7. The provisions of the Borrower Stock Pledge Agreement and the Subsidiary Stock Pledge Agreement (collectively, the "Stock Pledge Agreements") are in form sufficient to create, in favor of the Administrative Agent, as secured party, a valid security interest in and lien on the Pledged Collateral described therein. The security interest in the Pledged Collateral created under the Stock Pledge Agreements will become perfected upon delivery to and possession by the Administrative Agent of the certificates representing the Pledged Collateral, indorsed to the Administrative Agent or in blank by an effective indorsement.

8. Based solely on our review of the minute books and stock records of the Loan Parties, to our knowledge, the authorized, issued and outstanding capital stock of each Loan Party (other than Ceridian) as set forth on Schedule __ hereto constitutes all of the authorized, issued and outstanding capital stock of such Loan Party, and all of such issued and outstanding capital stock is owned of record by the Persons indicated on such Schedule __.

9. No filings, registrations, recordings, or other actions are necessary under the laws of _______________ to create, preserve, perfect, and protect the Administrative Agent's Lien in the Pledged Securities under the Stock Pledge Agreements, and no consent, approval, or authorization of any Person is required under the laws of _______________ in order for the Administrative Agent's Lien to be created, preserved, perfected, and protected.

10. The extension of credit under the Credit Agreement does not violate the provisions of Regulations T, U or X of the Federal Reserve Board.

11. No Loan Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

12. No Loan Party is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of Public Utility Holding Company Act of 1935.

                                                                       EXHIBIT M


                    FORM OF CLOSING DATE OPINIONS OF COUNSEL
                                (CONTENT SUMMARY)

1. Each Loan Party has the corporate power and authority to enter into and perform the Spin-Off Transaction and each of the Spin-Off Documents to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of each Spin-Off Document and to consummate the Spin-Off Transaction.

2. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by, or enforcement against, any Loan Party of any Spin-Off Document to which it is a party, or to consummate the Spin-Off Transaction, except as have been obtained prior to the Closing Date.

3. The Spin-Off Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms.

4. The execution, delivery and performance by each Loan Party of each Spin-Off Document to which it is a party, and the consummation of the Spin-Off Transaction, will not (i) violate or be in conflict with any provision of the certificate or articles of incorporation, as the case may be, or by-laws of such Loan Party, (ii) violate or be in conflict with any law or regulation having applicability to such Loan Party, (iii) violate or contravene any judgment, decree, injunction, writ or order of any court, or any arbitrator or other Governmental Authority, having jurisdiction over such Loan Party or such Loan Party's properties or by which such Loan Party may be bound, or (iv) violate or conflict with, or constitute a default under or result in the termination of, or accelerate the performance required by, any indenture, any loan or credit agreement, or any other agreement for borrowed money or any other material agreement, lease or instrument to which such Loan Party is a party or by which it or such Loan Party's properties may be bound, or result in the creation of any Lien upon any of the assets or properties of such Loan Party.

5.      The Distribution is legal under the Delaware General Corporation Law.

                                                                       EXHIBIT N


                FORM OF ADDITIONAL GUARANTOR ASSUMPTION AGREEMENT



Date:  ______________




To each of the Lenders party to the Credit Agreement referred to below, and to Bank of America, N.A., as the Administrative Agent


Ladies and Gentlemen:

                This agreement ("Additional Guarantor Assumption Agreement") is made and delivered pursuant to Section 6.14 of that certain Credit Agreement dated as of January 31, 2001 (as renewed, extended, amended or restated, the "Credit Agreement"), among CERIDIAN CORPORATION (the "Borrower"), the several financial institutions from time to time party thereto (each a "Lender" and together with the Assignor, the "Lenders") and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"). All capitalized terms used in this Additional Guarantor Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                _____________, a _____________ corporation (the "Subsidiary")
hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Subsidiary is a Subsidiary of the Borrower effective as of ________________. [The Subsidiary further represents that it is a Foreign Subsidiary.]

                The documents, resolutions, incumbency and officer's certificates, opinions of counsel, UCC-1 financing statements, Supplemental IP Security Agreements and other documents and certificates required to be delivered to the Administrative Agent under subsections (b) and (c) of Section
6.14 and Section 6.16 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

                The Subsidiary hereby confirms that with effect from the date hereof, the Subsidiary shall (i) be a party to the Guaranty, dated as of January 31, 2001 (the "Subsidiary Guaranty"), given by certain Subsidiaries of the Borrower, as Guarantor, in favor of the Administrative Agent, to the Security Agreement, dated as of January 31, 2001, (the "Subsidiary Security Agreement"), among certain Subsidiaries of the Borrower, as Grantors, and the Administrative Agent and to the Supplemental IP Security Agreements dated as of ______, ____, and ______; and (ii) shall have the same obligations, duties and liabilities towards the Administrative Agent and Lenders as those which the Subsidiary would have had if the Subsidiary had been an original party to the Subsidiary Guaranty, as a Guarantor, and the Subsidiary Security Agreement, as a Grantor (and pursuant to Section 2(a) of the Subsidiary

Security Agreement, the Subsidiary hereby grants to the Administrative Agent a security interest in all its "Collateral" (as defined therein) as security for the payment and performance of the Secured Obligations (as defined therein)). The Subsidiary hereby confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Subsidiary Guaranty applicable to Guarantors, and the Subsidiary Security Agreement applicable to Grantors, and to any other Loan Documents to which the Guarantors are parties.

                Without limiting the generality of the foregoing, the Subsidiary confirms that effective as of the date hereof it shall be liable as a Guarantor pursuant to Section 8.01(n) of the Credit Agreement.

                This Additional Guarantor Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

                THIS ADDITIONAL GUARANTOR ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                IN WITNESS WHEREOF, the Subsidiary has caused this Additional Guarantor Assumption Agreement to be duly executed and delivered in _____________, ______________, by its proper and duly authorized officer as of the day and year first above written.

                                   [SUBSIDIARY]

                                   By:
                                       -----------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Title:
                                          --------------------------------------

                                                                       EXHIBIT O


                 FORM OF ADDITIONAL GUARANTOR OPINION OF COUNSEL
                                (CONTENT SUMMARY)

                1. The Additional Guarantor is a ___________ duly organized, validly existing and in good standing under the laws of [the State of __________] [the country of _________] with the power and authority to own and operate (or lease, as the case may be) its properties and to carry on its business as it is now conducted. The Additional Guarantor is qualified and in good standing in ___________________.

                2. The Additional Guarantor has the power and authority to enter into and perform the Additional Guarantor Documents, and has taken all necessary action to authorize the execution, delivery and performance of the Additional Guarantor Documents.

                3. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Additional Guarantor of the Additional Guarantor Documents[, except for recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Administrative Agent on behalf of the Lenders].

                4. The Additional Guarantor Documents have been duly executed and delivered by the Additional Guarantor and constitute the legal, valid and binding obligations of the Additional Guarantor enforceable against the Additional Guarantor in accordance with their respective terms.

                5. The execution, delivery and performance by the Additional Guarantor of the Additional Guarantor Documents will not (i) violate or be in conflict with any provision of the _______________ [specify applicable Organization Documents reviewed] of the Additional Guarantor or any, (ii) violate or be in conflict with any law or regulation having applicability to the Additional Guarantor, (iii) violate or contravene any judgment, decree, injunction, writ or order of any court, or any arbitrator or other Governmental Authority, having jurisdiction over the Additional Guarantor or the Additional Guarantor's properties or by which the Additional Guarantor may be bound, or
(iv) violate or conflict with, or constitute a default under or result in the termination of, or accelerate the performance required by, any indenture, any loan or credit agreement, or any other agreement for borrowed money or any other material Contractual Obligation to which the Additional Guarantor is a party or by which it or the Additional Guarantor's properties may be bound, or result in the creation of any Lien upon any of the assets or properties of the Additional Guarantor.

                6. The provisions of the Security Agreement [and Supplemental IP Security Agreement] are in form sufficient to create, in favor of the Administrative Agent on behalf of the Lenders, as secured party, a valid security interest in and lien on the Collateral of the Additional Guarantor described in the Security Agreement and the financing statements. Upon the filing of the financing statements with the filing offices and the delivery of the Pledged Collateral, the

Administrative Agent will have a valid and perfected security interest in and lien on all of such Collateral described in the Security Agreement and the financing statements.

                7.      Except as specifically disclosed in
__________________________, there are no actions, suits, proceedings, claims or disputes pending, or to the best of our knowledge, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Additional Guarantor or any of its properties which (i) purport to affect or pertain to the Additional Guarantor Documents, or any of the transactions contemplated thereby; or (ii) if determined adversely to the Additional Guarantor, would be likely to have a Material Adverse Effect.

                8. Our opinion set forth in paragraph 4 above is subject to the qualification that the enforceability of the Additional Guarantor Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equity principles.




                                      O-2